UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MTC TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: common stock, par value $0.001 per share, of MTC.

(2)	Aggregate number of securities to which transaction applies: 15,261,039 shares of common stock (includes 91,133 shares of common stock subject to the outstanding restricted share units) and stock options to purchase 339,910 shares of common stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $24.00 per share of common stock set forth in item (2) above plus $683,735 in the aggregate to cash out outstanding stock options to purchase common stock.

(4)	Proposed maximum aggregate value of transaction: $366,948,671

(5)	Total fee paid: $14,421.08

☒	Fee paid previously with proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

January 30, 2008

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of stockholders of MTC Technologies, Inc., referred to as MTC, to be held on February 28, 2008, at 10:00 a.m., local time, at 4032 Linden Avenue, Dayton, Ohio 45432.

At the special meeting, we will ask you to vote in favor of adoption of the merger agreement among BAE Systems, Inc., Mira Acquisition Sub Inc., a wholly owned subsidiary of BAE Systems, Inc., and MTC. If the merger is completed, each of your shares of MTC common stock will be converted into the right to receive $24.00 in cash, without interest. Upon completion of the merger, MTC common stock will cease to be listed on the NASDAQ Global Select Market, and MTC will be a wholly owned subsidiary of BAE Systems.

This proxy statement is furnished in connection with the solicitation by the board of directors of MTC of proxies to be used at the special meeting of stockholders of MTC.

Our board of directors has carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, the board of directors has determined that the merger is advisable and in the best interests of MTC and its stockholders. Accordingly, the board of directors has approved the merger agreement and recommends that you vote “FOR” the adoption of the merger agreement.

The board of directors of MTC also unanimously recommends that you vote FOR any proposal, if deemed necessary or appropriate by the proxy holders, including, if necessary, to permit further solicitation of proxies or to adjourn or postpone the special meeting of stockholders.

Your vote is very important. Only holders of record of shares of MTC common stock at the close of business on January 25, 2008 will be entitled to vote at the special meeting. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return envelope. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction form. Completing a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. You may revoke your proxy at any time prior to its exercise at the special meeting in the manner described in this proxy statement. Failure to submit a signed proxy or to vote in person at the special meeting will have the same effect as a vote against the adoption of the merger agreement.

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of MTC shares of common stock outstanding and entitled to vote at the special meeting.

This proxy statement explains the proposed merger, the merger agreement and the transactions contemplated by the merger agreement and provides specific information concerning the special meeting. Please read the entire proxy statement carefully.

Sincerely,

Rajesh K. Soin Chairman of the Board of Directors and Chief Executive Officer

THIS PROXY STATEMENT IS DATED JANUARY 30, 2008, AND IS FIRST BEING MAILED TO MTC STOCKHOLDERS ON OR ABOUT JANUARY 30, 2008.

MTC TECHNOLOGIES, INC.

4032 Linden Avenue

Dayton, Ohio 45432

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON February 28, 2008

To Stockholders of

MTC TECHNOLOGIES, INC.

The special meeting of stockholders of MTC Technologies, Inc. will be held on February 28, 2008, at 10:00 a.m., local time, at 4032 Linden Avenue, Dayton, Ohio 45432, unless adjourned or postponed to a later date. The special meeting will be held for the following purposes:

1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 21, 2007, by and among BAE Systems, Inc., Mira Acquisition Sub Inc., a wholly owned subsidiary of BAE Systems, Inc., and MTC Technologies, Inc. As a result of the merger, MTC will become a wholly owned subsidiary of BAE Systems, Inc. and each outstanding share of MTC common stock, subject to certain exceptions, will be converted into the right to receive $24.00 in cash, without interest;

2.	To approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement; and

3.	To consider and vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Only holders of record of MTC shares of common stock at the close of business on January 25, 2008, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Each share of common stock is entitled to vote on all matters that come before the special meeting and is entitled to one vote on each matter properly brought before the special meeting.

MTC’s board of directors recommends that MTC’s stockholders vote “FOR” the adoption of the merger agreement. MTC cannot complete the merger unless the merger agreement is adopted by MTC stockholders. Adoption of the merger agreement requires the affirmative vote of holders of the majority of MTC shares of common stock outstanding and entitled to vote at the special meeting.

MTC’s board of directors also recommends that MTC stockholders vote “FOR” any adjournment or postponement of the special meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

This proxy statement describes the proposed merger and the actions to be taken in connection with the merger and provides additional information about the parties involved.

Please give this information your careful attention. Under Delaware law, if the merger is consummated holders of shares of MTC common stock who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares by the Delaware Court of Chancery, but only if they exercise their appraisal rights prior to the vote on the merger agreement and if they comply with the procedures under the General Corporation Law of the State of Delaware. To exercise your appraisal rights, you must strictly follow the procedures prescribed by Delaware law. See “The Merger—Appraisal Rights of MTC Stockholders” beginning on page 39.

Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return envelope. You may revoke the proxy at any time prior to its exercise at the special meeting in the manner described in this proxy statement. Completing a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. Your vote at the special meeting will supersede any previously submitted proxy. If you fail to return your proxy or to vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Please complete, date and sign the enclosed proxy card and return it in the enclosed postage-paid return envelope. Please do not send any share certificates at this time.

By Order of the Board of Directors,

Bruce A. Teeters

Secretary

January 30, 2008

i

ANNEXES

Annex A—Merger Agreement

Annex B—Voting Agreement

Annex C—Opinion of Raymond James & Associates, Inc.

Annex D—Opinion of Stifel, Nicolaus & Company, Incorporated

Annex E—Section 262 of the General Corporation Law of the State of Delaware

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The Merger

Q.	Why am I receiving this proxy statement?

A.	BAE Systems, Inc., which is referred to as BAE Systems, has agreed to acquire MTC Technologies, Inc., which is referred to as MTC, we, us or the Company, under the terms of an Agreement and Plan of Merger, dated as of December 21, 2007, by and among BAE Systems, Mira Acquisition Sub Inc. and MTC, which is referred to as the merger agreement and described in this proxy statement. A copy of the merger agreement is attached to this proxy statement as Annex A.

In order to complete the merger, MTC stockholders must vote to adopt the merger agreement. MTC is seeking to obtain this approval at the special meeting. The approval of this proposal by MTC stockholders is a condition to the effectiveness of the merger. See “The Merger Agreement—Conditions of the Merger” beginning on page 57.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement and the special meeting of MTC stockholders. The enclosed proxy materials allow you to have your shares voted without attending the special meeting.

Your vote is very important. We encourage you to submit your proxy as soon as possible.

Q.	What vote of MTC stockholders is required to adopt the merger agreement?

A.	The adoption of the merger agreement requires the approval of the holders of a majority of the outstanding shares of MTC common stock. If an MTC stockholder does not vote, it will have the same effect as a vote against the adoption of the merger agreement. We encourage you to submit your proxy in favor of the adoption of the merger agreement by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid return envelope.

Q.	What is the position of the MTC board of directors regarding the merger?

A.	The MTC board of directors has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and has determined that the merger is advisable and in the best interests of MTC and its stockholders. The MTC board of directors recommends that MTC stockholders vote FOR the proposal to adopt the merger agreement at the special meeting. See “The Merger—MTC’s Reasons for the Merger” beginning on page 18.

Q.	How do MTC directors and executive officers intend to vote their MTC common stock in respect of adoption of the merger agreement?

A.	Pursuant to a voting agreement entered into with BAE Systems, Rajesh K. Soin and an entity he controls have agreed to vote all shares of MTC common stock held by them, constituting approximately 37% of the outstanding MTC common stock as of the record date, FOR the adoption of the merger agreement. All of our other directors and executive officers have informed us that they currently intend to vote all of their MTC common stock FOR the adoption of the merger agreement.

Q.	What will happen to my MTC common stock after the merger?

A.	Upon completion of the merger, each issued and outstanding share of MTC common stock, other than shares held by stockholders who properly exercise and perfect their appraisal rights, will automatically be converted into the right to receive $24.00 per share in cash, without interest.

Q.	Should I send in my share certificates now?

A.	No. If the merger is completed, you will receive a transmittal form with instructions for the surrender of your MTC share certificates. Please do not send in your share certificates with your proxy.

Q.	When does MTC expect the merger to be completed?

A.	MTC is working to complete the merger as quickly as possible. In addition to obtaining stockholder approval, MTC must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods. We currently expect to complete the merger in the first half of 2008.

Q.	Who can help answer my questions about the merger?

A.	If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact our proxy solicitor, Georgeson Inc., at: Georgeson Inc., 17 State Street—10th Floor, New York, NY 10004, telephone (212) 440—9800 (for banks and brokers only) or (877) 278-3834 (toll-free for all others). Alternatively, you may contact the Company at: MTC Technologies, Inc., 4032 Linden Avenue, Dayton, Ohio 45432, telephone: (937) 252-9199, Attention: Corporate Secretary.

Other Special Meeting Proposals

Q.	On what other proposals am I being asked to vote at the special meeting?

A.	At the special meeting, in addition to voting on the adoption of the merger agreement, MTC stockholders will be asked to approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Q.	What vote is necessary to approve an adjournment or postponement of the special meeting?

A.	If a quorum is present at the special meeting, a proposal to approve adjournments or postponements of the special meeting to allow further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of a majority of the shares represented in person or by proxy which are entitled to vote on the matter and actually voted on the matter for approval. If the adjournment of the special meeting is for more than 30 days or if after the adjournment a new record date is fixed for an adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at such special meeting.

If a quorum is not present at the special meeting, the holders of a majority of the shares entitled to vote thereon who are present in person or by proxy may vote to adjourn the special meeting.

Procedures

Q.	When and where is the special meeting?

A.	The special meeting will be held at 10:00 a.m., local time, on February 28, 2008, at 4032 Linden Avenue, Dayton, Ohio 45432.

Q.	What do I need to do now?

A.	After carefully reading and considering the information contained in this proxy statement, please complete, sign and date your proxy and return it in the enclosed postage-paid return envelope as soon as possible, so that your shares will be represented and voted at the special meeting.

Q.	If I am going to attend the special meeting, should I return my proxy card(s)?

A.

Yes. Returning your signed and dated proxy card(s) ensures that your shares will be represented and voted at the special meeting. You may revoke your proxy at any time prior to the vote at the special meeting by delivering to our Corporate Secretary a signed notice of revocation or submitting a later dated, signed proxy following the instructions provided on the proxy card. You may also revoke your proxy by attending the special meeting and voting in person (you must vote in person, simply attending the special meeting will not cause your proxy to be revoked). See “Summary—The Special Meeting—Voting and Proxies” on page 5 and “The Special Meeting—Voting” beginning on page 11.

Q.	If my shares of MTC common stock are held in “street name” by my broker or bank, will my broker or bank vote my shares for me?

A.	Your broker or bank will vote your shares of MTC common stock for you on the adoption of the merger agreement only if you provide instructions on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct your broker or bank to vote your shares. Without instructions, your shares will not be voted on the adoption of the merger agreement, which will have the effect of a vote “AGAINST” the adoption of the merger agreement. Without instructions, your broker or bank will not have authority to vote on any proposal to adjourn or postpone the special meeting relating to the solicitation of proxies to adopt the merger agreement.

Q.	What if I don’t vote for some or all of the matters listed on my proxy card?

A.	If you are a registered stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:

•	FOR the proposal to adopt the merger agreement; and

•

FOR any proposal to approve adjournments or postponements of the special meeting, including, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Q.	Where can I find more information about MTC?

A.	You can find more information about MTC from various sources described in “Additional Information” on page 72.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the attached annexes, and the other documents to which we have referred you. See “Additional Information” on page 72. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

Information About the Companies

MTC Technologies, Inc.

MTC, a Delaware corporation, provides aircraft modernization and sustainment, professional services, C4ISR, and logistics solutions services, including systems engineering and management, project management, and intelligence operations support. MTC primarily serves the federal government, particularly the Department of Defense, including the U.S. Air Force, and intelligence agencies, as well as NASA. MTC’s principal executive offices are located at 4032 Linden Avenue, Dayton, Ohio 45432 and its telephone number is (937) 252-9199.

BAE Systems, Inc.

BAE Systems is a leading electronics, information systems, and technology services company, and one of the largest providers of systems and services for the U.S. Department of Defense. Headquartered in Rockville, Maryland, BAE Systems, Inc. employs some 53,000 employees in the U.S., U.K., Sweden, Israel, and South Africa, generating annual sales of approximately $14 billion. BAE Systems designs, develops, manufactures, and supports a wide range of advanced aerospace products, electronic systems, and information technology for the U.S. government and commercial customers. BAE Systems’ principal executive offices are located at 1601 Research Boulevard, Rockville, Maryland 20850 and its telephone number is (301) 838-6000.

Mira Acquisition Sub Inc.

Mira Acquisition Sub Inc., a Delaware corporation, is a wholly-owned subsidiary of BAE Systems formed solely for the purpose of effecting the merger with MTC. Mira Acquisition Sub Inc. has not conducted any unrelated activities since its organization. Mira Acquisition Sub Inc.’s principal executive offices are located at 1601 Research Boulevard, Rockville, Maryland 20850 and its telephone number is (301) 838-6000.

The Special Meeting (page 11)

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

The special meeting of our stockholders will be held at 10:00 a.m., local time, at 4032 Linden Avenue, Dayton, Ohio 45432, on February 28, 2008.

Purpose

You will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 21, 2007, by and among BAE Systems, Mira Acquisition Sub Inc., a wholly owned subsidiary of BAE Systems, and MTC. The merger agreement provides that Mira Acquisition Sub Inc. will merge with and into MTC, and MTC will become a wholly owned subsidiary of BAE Systems. Each share of MTC common stock you own at the effective time of the merger will be converted into the right to receive $24.00 in cash, without interest.

You will also be asked to approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies, and to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Record Date; Stockholders Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of MTC common stock as of the close of business on January 25, 2008, the record date for the special meeting. On the record date, there were 15,169,906 shares of common stock outstanding (all of which were entitled to vote at the special meeting), of which a total of 5,676,814 shares of common stock (or approximately 37.4% of the total outstanding) were held by MTC’s directors and executive officers. You will have one vote for each share of MTC common stock that you owned as of the close of business on the record date on each matter submitted to a vote at the special meeting.

Voting and Proxies

Stockholders can cause their shares of MTC common stock to be voted on matters presented at the special meeting by signing, dating and returning the enclosed proxy card, or by attending the meeting and voting in person.

Special instructions for 401(k) plan participants. Each participant in the Company 401(k) plan whose account under the plan is invested in the plan’s Company stock fund may direct the trustee of the Company 401(k) plan how to vote the participant’s proportionate number of shares held by the plan. Company 401(k) plan participants cannot vote the Company 401(k) plan shares directly; they can only direct the trustee how to vote those shares. In order to direct the trustee, participants must complete a voting instruction card that instructs the trustee of the Company 401(k) plan how to vote such shares of common stock. All Company 401(k) plan participants will receive a voting instruction card with respect to shares of MTC common stock held under the Company 401(k) plan separately from the proxy card. If a participant fails to provide voting instructions in accordance with the instructions on the separate voting instruction card, the trustee, subject to its fiduciary duties, will vote the participant’s proportionate number of shares held by the plan in the same proportion as it votes the shares for which it receives voting instructions from other Company 401(k) plan participants.

Quorum, Effect of Abstentions and Broker Non-Votes, and Vote Required

A quorum of stockholders is necessary to hold a valid special meeting of MTC. The holders of a majority of the MTC common stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting.

Both abstentions and “broker non-votes” will be counted in determining whether a quorum is present at the special meeting. Abstentions, “broker non-votes” and shares not in attendance and not voted at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote. It is very important that ALL MTC stockholders submit their proxy in order for their shares to be voted, so please promptly complete and return the enclosed proxy card.

Solicitation of Proxies and Expenses

The solicitation of proxies is being made initially by mail. Directors, officers and other employees of the Company may solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. Brokers, banks and other persons will be reimbursed by the Company for expenses they incur in forwarding proxy material to obtain voting instructions from beneficial stockholders.

Stockholders should not send in their share certificates with their proxies. A transmittal form with instructions for the surrender of certificates representing shares of common stock will be mailed to stockholders if the merger is completed.

Board Recommendation (page 12)

MTC’s board of directors has approved the merger agreement and the merger and recommended that MTC’s stockholders vote “FOR” the adoption of the merger agreement. MTC’s board of directors also recommends that MTC stockholders vote “FOR” any adjournment or postponement of the special meeting if necessary to solicit further proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

The Merger and the Merger Agreement (pages 14 & 44)

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the principal legal agreement that governs the merger.

Voting Agreement (page 62)

In connection and concurrently with the execution of the merger agreement, the Chairman and Chief Executive Officer of the Company and an entity he controls, who are referred to as the voting agreement stockholders and who owned collectively as of the record date 5,612,887 of our common stock shares, or approximately 37% of the issued and outstanding shares of common stock, entered into a voting agreement with BAE Systems. Pursuant to the voting agreement, the voting agreement stockholders agreed, among other things, to vote shares of MTC common stock held by them at the time of the special meeting for the adoption of the merger agreement at the special meeting. The information in this proxy statement regarding the voting agreement is qualified in its entirety by reference to the voting agreement, a copy of which is attached as Annex B to this proxy statement.

Structure of the Merger

At the effective time of the merger, Mira Acquisition Sub Inc., a wholly owned subsidiary of BAE Systems, will be merged with and into MTC. MTC will continue as the surviving corporation and become a wholly owned subsidiary of BAE Systems and MTC common stock will cease to be listed on the NASDAQ Global Select Market.

MTC Common Stock

At the effective time of the merger, each share of MTC common stock will be converted into the right to receive $24.00 in cash, without interest.

MTC Stock Options and Restricted Share Units

At the effective time of the merger, (i) each then-outstanding MTC restricted share unit will be converted into the right to receive a cash payment equal to $24.00 (without interest) less any applicable withholding tax for each share of MTC common stock subject to such restricted share unit, and (ii) each then-outstanding stock option not previously exercised, whether or not then vested and exercisable, will be converted into the right to receive a cash payment equal to (A) the excess, if any, of $24.00 (without interest) over the exercise price per share of MTC common stock subject to such stock option multiplied by (B) the number of shares of MTC common stock subject to such stock option, less (C) any applicable withholding tax.

Opinions of Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated

In connection with the merger, our board of directors received written opinions from each of Raymond James & Associates, Inc. which is referred to as Raymond James, and Stifel, Nicolaus & Company, Incorporated,

which is referred to as Stifel Nicolaus, the Company’s financial advisors, as to the fairness, from a financial point of view and as of the date of such opinions, of the merger consideration to be received by the holders of MTC common stock shares (other than BAE Systems or any of its affiliates) in the merger. The full text of opinions of each of Raymond James dated as of December 21, 2007, and Stifel Nicolaus dated December 21, 2007, each of which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Raymond James and Stifel Nicolaus are attached as Annex C and Annex D, respectively, to this proxy statement. Stockholders are urged to read these opinions carefully and in their entirety. The opinions of Raymond James and Stifel Nicolaus are not a recommendation as to how any holder of MTC common stock shares should vote or otherwise act with respect to the merger.

Conditions to the Merger

A number of conditions must be satisfied or waived before the merger can be completed, including the following conditions:

•	adoption of the merger agreement by MTC stockholders;

•

the waiting period under the HSR Act shall have expired or been terminated, the period of time for any applicable review process under Section 721 of the Defense Production Act of 1950, as amended, 50 App. U.S.C. § 2170 (which is referred to as Exon-Florio) shall have expired, and the President of the United States shall not have taken action to prevent the consummation of the merger or the transactions contemplated by the merger agreement and all other material permits, authorizations, consent and approvals required to consummate the merger or the other transactions contemplated by the merger agreement shall have been obtained or filed or shall have occurred;

•	absence of certain legal restraints or prohibitions preventing the consummation of the merger or the other transactions contemplated by the merger agreement;

•	accuracy of the representations and warranties made by each of the parties in the merger agreement to the extent specified therein;

•	performance of or compliance with the pre-closing covenants and agreements by each of the parties to the merger agreement to the extent specified therein;

•	absence of certain events, circumstances, changes, occurrences, states of facts or effects since January 1, 2007, with a material adverse effect on MTC;

•	absence of certain governmental litigation; and

•	deletion or modification of organizational conflict of interest provisions under certain contracts or divestiture or transfer of such contracts to a third party.

For a more detailed discussion of these conditions, see “The Merger Agreement—Conditions of the Merger” beginning on page 57.

Neither BAE Systems nor MTC can offer any assurance that all of the conditions will be satisfied or waived or that the merger will occur, or if it occurs as to its timing.

Termination of the Merger Agreement and Termination Fees

The merger agreement may be terminated by the mutual written consent of MTC, BAE Systems and Mira Acquisition Sub Inc., or under certain specified circumstances by either MTC or BAE Systems. Upon termination of the merger agreement under certain specified circumstances, we may be required to pay a termination fee of $12,850,000 to BAE Systems. See “The Merger Agreement—Termination” beginning on page 59 and “The Merger Agreement—Termination Fee” on page 60.

No Solicitation

The merger agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in us. However, under certain circumstances, if we receive an unsolicited takeover proposal from a third party that our board of directors determines in good faith (after consultation with outside counsel and financial advisors) constitutes a superior proposal or would reasonably be expected to lead to a superior proposal, we may furnish nonpublic information to that third party and engage in negotiations regarding a takeover proposal with that third party, subject to specified conditions. See and read carefully “The Merger Agreement—Covenants and Agreements—No Solicitation; Board Recommendation” beginning on page 52.

Governmental Review

The merger is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to as the HSR Act. Under the provisions of the HSR Act, the merger cannot be completed until the companies have made required notifications, given certain information and materials to the U.S. Federal Trade Commission, which is referred to as the FTC, and to the U.S. Department of Justice, which is referred to as the Antitrust Division, and a required waiting period has expired or been terminated. We and BAE Systems filed the notifications required under the HSR Act with the FTC and the Antitrust Division on January 14, 2008.

The merger is further subject to review by the Committee on Foreign Investment in the United States (including any successor or replacement), which is referred to as CFIUS, under Exon-Florio.

See “The Merger—Governmental and Regulatory Matters” beginning on page 38.

Certain United States Federal Income Tax Consequences (page 38)

Generally, as a result of the merger a holder of MTC common stock will recognize taxable gain or loss for United States federal income tax purposes equal to the difference between (1) the amount of cash such holder receives and (2) the adjusted tax basis of such holder’s shares of MTC common stock exchanged therefor.

You should read “The Merger—Certain United States Federal Income Tax Consequences” beginning on page 38 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular circumstances. We urge you to consult your own tax advisor to fully understand the tax consequences of the merger to you (including the application and effect of any state, local, or foreign income and other tax laws).

Interests of MTC Directors and Executive Officers in the Merger (page 34)

When considering the recommendation of MTC board of directors with respect to the adoption of the merger agreement, you should be aware that some directors and executive officers of MTC have interests in the merger that may be different from, or in addition to, their interests as MTC stockholders and the interests of MTC stockholders generally including:

•	vesting of options and restricted share unit awards;

•	payment of severance and other benefits under certain circumstances; and

•	provision under the merger agreement of certain indemnification and insurance arrangements by BAE Systems for our current and former directors and officers.

The MTC board of directors was aware of these interests during its deliberations on the merits of the merger and in deciding to recommend that you vote for the adoption of the merger agreement at the special meeting. For a more detailed discussion of these interests, see “The Merger—Interests of MTC Directors and Executive Officers in the Merger” beginning on page 34.

Appraisal Rights of MTC Stockholders (page 39)

Record holders of our common stock have the right under the Delaware General Corporation Law (DGCL) to seek appraisal of the fair value of their shares by the Delaware Court of Chancery in accordance with the DGCL. The fair value of shares of our common stock shall be determined exclusive of any element of value arising from the accomplishment or expectation of the merger, and as determined in accordance with the DGCL may be less or more than the merger consideration to be paid to holders of our common stock pursuant to the merger. To preserve their rights, record holders of our common stock who wish to exercise appraisal rights must precisely follow specific procedures set forth in the DGCL.

Merely voting against the adoption of the merger agreement will not preserve your right to appraisal under the DGCL. Also, because a submitted proxy not marked “against” or “abstain” will be voted “for” the proposal to adopt the merger agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to demand appraisal for your shares.

Annex E to this proxy statement contains the full text of Section 262 of the DGCL, which relates to appraisal rights. We encourage you to read these provisions carefully and in their entirety.

Certain Litigation Related to the Merger (page 43)

As of the date of this proxy statement, MTC and BAE Systems are aware of one purported class action lawsuit that has been filed against MTC, its board of directors, and BAE Systems in connection with the merger. MTC believes that the lawsuit is without merit and intends to defend it vigorously. See “The Merger — Certain Litigation Related to the Merger” on page 43.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

Certain statements and assumptions in this proxy statement are based on “forward-looking” information and involve risks and uncertainties. We believe that such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include those that may predict, forecast, indicate or imply future results, performance or achievements. These statements are subject to numerous risks, assumptions and uncertainties that could cause actual results, performance or achievements to differ materially from those suggested by our forward-looking statements. Although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements could be incorrect. Such risks, assumptions and uncertainties include the ability to obtain required regulatory approvals for the transaction; the risk that the acquisition may not be completed in the time frame expected by the parties; the failure of MTC stockholders to approve the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the outcome of any legal proceeding that may be instituted against us and others following the announcement of the merger agreement; the failure to close for any other reason; the amount of the costs, fees, expenses and charges related to the merger; the effect of the announcement of the merger on our customer relationships, operating results and business generally, including the ability to retain key employees; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that may affect future results are contained in MTC’s filings with the Securities and Exchange Commission, referred to as the SEC, which are available at the SEC’s web site http://www.sec.gov. MTC disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “hopes,” “targets” or similar expressions are intended to identify forward-looking statements, which speak only as to the date of this proxy statement. It is not possible to predict all risk factors or to estimate the impact of these factors. Accordingly, stockholders should not place undue reliance on our forward-looking statements. We do not undertake any obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

All information contained in this proxy statement with respect to BAE Systems and Mira Acquisition Sub Inc. has been supplied by BAE Systems.

THE SPECIAL MEETING

When we refer to “we,” “us,” “our,” “the Company” and “MTC” in this proxy statement, we are referring to MTC Technologies, Inc., unless the context requires otherwise.

We are furnishing this proxy statement to our stockholders as part of the solicitation of the enclosed proxy card by our board of directors for use at the special meeting in connection with the proposed merger and the other items to be voted on at the special meeting. This proxy statement provides MTC stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

We will hold the special meeting on February 28, 2008 at 10:00 a.m., local time, at 4032 Linden Avenue, Dayton, Ohio 45432.

Purpose of the Special Meeting

At the special meeting, MTC stockholders will consider and vote upon a proposal to adopt the merger agreement. You will also be asked to vote on any proposal to approve the adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. The merger agreement provides that Mira Acquisition Sub Inc. will merge with and into MTC, and MTC will become a wholly owned subsidiary of BAE Systems. Each share of MTC common stock you own will be converted into the right to receive $24.00 in cash, without interest. MTC’s board of directors recommends that holders of MTC common stock vote, and instruct their votes be cast, “FOR” the proposal to adopt the merger agreement.

Record Date; Stockholders Entitled to Vote

The record date for the special meeting is January 25, 2008. Record holders of MTC common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were outstanding 15,169,906 shares of MTC common stock (all of which were entitled to cast votes at the special meeting), of which a total of 5,676,814 shares of common stock, or approximately 37.4% of the total outstanding, were held by MTC’s directors and executive officers. Stockholders will have one vote for each share of MTC common stock they owned on the record date on each matter submitted to a vote at the special meeting.

Voting

MTC stockholders are requested to complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage-paid return envelope. There are two ways to vote MTC common stock at the special meeting:

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MTC stockholders can vote by completing, signing, dating and returning the enclosed proxy card. If a holder submits a proxy card, the “proxy” (one of the individuals named on the proxy card) will vote the holder’s shares as the holder instructs on the proxy card. If a holder signs and returns the proxy card but does not give instructions on how to vote the shares, the shares will be voted as recommended by MTC’s board of directors, “FOR” the proposal to adopt the merger agreement and “FOR” any proposal, if deemed necessary or appropriate by the proxy holder(s) to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement, to postpone or adjourn the special meeting; or

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MTC stockholders can attend the special meeting and vote in person. We will give each stockholder a ballot when he or she arrives at the special meeting. MTC stockholders who are beneficial owners of shares held in “street name” by a broker, trustee or bank or other nominee holder on behalf of such stockholder must direct their bank or broker to vote in accordance with the instructions you have received from your bank or broker.

If a holder does not submit a proxy or otherwise vote his or her MTC common stock in either of the ways described above, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you have any questions about how to vote or direct a vote in respect of your MTC common stock, you may contact MTC’s Corporate Secretary by phone at (937) 252-9199.

Recommendation of MTC’s Board of Directors

At its meeting on December 21, 2007, after due consideration, MTC’s board of directors approved the merger agreement and the merger and recommended that MTC stockholders vote “FOR” the adoption of the merger agreement. MTC’s board of directors also recommends that MTC stockholders vote “FOR” any proposal, if deemed necessary or appropriate by the proxy holder(s), to adjourn or postpone the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING

ITEM 1—THE MERGER

As discussed elsewhere in this proxy statement, MTC stockholders will consider and vote on a proposal to adopt the merger agreement. You should read carefully this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you are directed to the merger agreement, which is attached as Annex A to this proxy statement.

The board of directors recommends that MTC stockholders vote FOR the adoption of the merger agreement, and your proxy will be so voted unless you specify otherwise.

ITEM 2—APPROVE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING,

IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES

Stockholders may be asked to vote on a proposal to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger.

Revocation of Proxies

Any proxy given by a MTC stockholder may be revoked at any time before it is voted at the special meeting by doing any of the following:

•	delivering a written notice bearing a date later than the date of the first proxy to MTC’s corporate secretary stating that the first proxy is revoked;

•	completing, signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy; or

•	attending the special meeting and voting in person.

Quorum

A quorum must be present to transact business at the special meeting. A quorum will be present at the special meeting if a majority of all shares of MTC common stock issued and outstanding on the record date and entitled to vote at the special meeting are represented at the special meeting in person or by a properly executed proxy. If you submit a properly executed proxy card, even if you abstain from voting or vote against the adoption of the merger agreement, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting. As of the record date, 15,169,906 shares of MTC common stock were outstanding and entitled to vote.

If a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. If a new record date is set for the adjourned meeting, however, then a new quorum would have to be established at the adjourned meeting.

Stockholder Vote Required to Adopt the Proposals at the Special Meeting

Adoption of the merger agreement requires the affirmative vote of holders of the majority of shares of MTC common stock outstanding and entitled to vote at the special meeting. If an MTC stockholder abstains from voting or does not vote, either in person or by proxy, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If a broker holds a stockholder’s shares of MTC common stock in its name and the stockholder does not give the broker voting instructions, under the rules of the NASDAQ, the broker may not vote the shares on the proposal to adopt the merger agreement. If a stockholder does not give a broker voting instructions and the broker does not vote the shares, this is referred to as a “broker non-vote.” An abstention occurs when a stockholder attends the special meeting, either in person or by proxy, but abstains from voting or does not vote. Abstentions, broker non-votes and shares not present and not voted at the special meeting have the same effect as votes “AGAINST” the proposal to adopt the merger agreement.

If a quorum is present, approval of postponements or adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement, requires the affirmative vote of a majority of shares of MTC common stock present in person or represented by proxy and entitled to vote thereon and actually voted on the matter. In this situation, abstentions, broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote to adjourn or postpone the special meeting.

If a quorum is not present, approval of adjournments or postponements of the special meeting requires the affirmative vote of the majority of shares of MTC common stock present in person or represented by proxy and entitled to vote thereon. In this situation, abstentions will have the same effect as a vote “AGAINST” the proposal to adjourn or postpone the special meeting. Broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote to adjourn or postpone the special meeting.

It is very important that ALL MTC stockholders vote their shares, so please promptly complete and return the enclosed proxy card.

Solicitation Costs

MTC is soliciting the enclosed proxy card on behalf of MTC’s board of directors. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be paid for doing this.

MTC will ask banks, brokers and other custodians, nominees and fiduciaries to forward our proxy solicitation materials to the beneficial owners of the shares of MTC common stock held of record by such nominee holders. MTC will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

We have engaged Georgeson Inc. to assist in the solicitation of proxies for the special meeting and have agreed to pay Georgeson Inc. a fee of $10,000, plus reimbursement of out-of-pocket expenses. The address of Georgeson Inc. is 17 State Street—10th Floor, New York, NY 10004, telephone (212) 440—9800 (for banks and brokers only) or (877) 278-3834 (toll-free for all others).

Exchange of Share Certificates

Holders of certificates representing shares of MTC common stock should not send share certificates with their proxies. Separate transmittal documents for the surrender of MTC common stock certificates in exchange for the $24.00 per share cash merger consideration will be mailed to holders of MTC common stock if and when the merger is completed. See “The Merger Agreement—Payment for Shares” beginning on page 45.

THE MERGER

The discussion in this proxy statement of the merger and the principal terms of the merger agreement is subject to, and is qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully.

Background of the Merger

Our board of directors regularly reviews and evaluates MTC’s business strategy and strategic alternatives with the goal of enhancing stockholder value. As part of these reviews and evaluations, the board and management on various occasions have received advice from outside financial advisors.

As part of this strategic review process, between June 2005 and February 2006, at the direction of the board, members of MTC’s executive management and Raymond James & Associates, Inc., an investment bank retained by MTC, engaged in informal preliminary discussions with nine parties identified by Raymond James and MTC management, including BAE Systems, regarding their interest in exploring a possible strategic transaction with MTC. Based on their responses, Raymond James and MTC’s management shared some limited non-public information with these parties. During this time, the board continued discussions with MTC management regarding a variety of potential strategic alternatives. After careful deliberation, the board determined that MTC management should continue to explore strategic alternatives for MTC, including possibly a strategic business combination or a sale of the Company.

After engaging in extensive discussions with, and asking numerous questions of, Raymond James and Jones Day, MTC’s outside counsel, over the course of multiple meetings during this strategic review process the board concluded in February 2006 that the risks related to continuing to pursue a sale of MTC at that time, including the potential disruption to MTC’s business arising from the uncertainty experienced by management and employees, and the lack of any serious interest in the Company during that period of time, significantly exceeded the potential benefits of doing so. As a result, the board decided to continue to proceed with MTC’s long-term business strategy in order to maximize stockholder value rather than pursue a strategic transaction at that time.

Throughout the balance of 2006 and the first half of 2007, MTC’s senior management had periodic discussions with certain of the nine parties previously contacted, including BAE Systems, but none of these discussions advanced beyond the preliminary stages or resulted in any potential buyer conducting substantial due diligence. As part of such preliminary discussions, we entered into non-disclosure agreements with a number of third parties, including a non-disclosure agreement with BAE Systems on April 24, 2006.

In early June, 2007, representatives of a private equity firm contacted MTC regarding a potential strategic transaction and senior management of MTC had several discussions with the private equity firm to determine its interest in and capability to complete a transaction.

On June 13, 2007, the board met to discuss, among other matters, the approach by the private equity firm and whether to consider a strategic process more generally as a means of enhancing stockholder value. The discussion was initiated as a result of MTC having been contacted by the private equity firm regarding a potential strategic transaction. The board requested that management continue discussions with the private equity firm and update the board as events warranted. In addition, as a result of the interest expressed by this private equity firm and after careful deliberation and discussion, the board directed management to continue to work with Raymond James in identifying other potential purchasers for the Company. As a result of this direction, Raymond James commenced a process to evaluate the Company’s strategic alternatives.

In late June 2007, the private equity firm informed MTC management that it was no longer interested in pursuing a potential transaction with the Company.

Beginning in June 2007 through the period ending October 2007, Raymond James contacted all of the nine parties it originally contacted during 2005 and 2006. In addition to these parties, Raymond James also contacted five additional parties (which included both potential strategic acquirors and private equity firms) that Raymond James, the board and management believed would be most likely to be interested in pursuing a possible strategic transaction with MTC. After preliminary discussions between Raymond James and each of these parties, five of the fourteen, composed of BAE Systems and four others, referred to herein as Companies A, B, C and D, agreed to conduct initial due diligence in order to evaluate MTC for purposes of providing an indication of interest with respect to a potential strategic transaction involving MTC, and Companies A, B, C and D agreed to enter into confidentiality agreements. Companies A, C and D were potential strategic acquirors or partners, while Company B was another private equity firm.

Between June and October 2007, representatives of the Company’s senior management and Raymond James had numerous meetings and discussions with BAE Systems and Companies A, B, C and D, as well as in certain cases their respective financial advisors regarding potential strategic transactions. On August 21, 2007, Company C informed Raymond James that it would not be pursuing a strategic business transaction involving MTC because Company C’s senior management decided to pursue other strategic opportunities.

On September 26, 2007, members of senior management of BAE Systems and MTC met to further discuss a potential strategic transaction between their respective companies. Later that day, Raymond James received a call from UBS Securities LLC, BAE Systems’ financial advisor, to confirm BAE Systems’ interest in pursuing a potential strategic transaction with MTC.

During the third week of October 2007, Raymond James requested that BAE Systems and Companies A, B and D submit written indications of interest for a strategic transaction with MTC by November 5, 2007.

On October 30, 2007, Raymond James distributed a proposed draft of a merger agreement and stockholder voting agreement to BAE Systems, and Companies A, B and D.

Between November 1, 2007 and November 7, 2007, MTC received written non-binding indications of interest from four potential buyers (BAE Systems, and Companies A, B and D) that continued to be interested in pursuing a potential transaction with MTC. These indications of interest contemplated cash acquisitions with prices ranging from $20.75 to $23.20 per share and each was subject to ongoing due diligence, entry into an exclusivity agreement and the negotiation of mutually acceptable transaction agreements. At this time, the price ranges proposed by BAE Systems and Company B were towards the lower end of the aforementioned range, and the price ranges proposed by Company A and Company D were towards the top end of that range.

On November 7, 2007, the board convened a special meeting in which management, Raymond James and Jones Day participated. At the request of the board, Raymond James gave a presentation regarding the status of the strategic alternative process, the indications of interest that had been received, and a preliminary valuation analysis. Raymond James summarized the key terms of each of the indications of interest, including the request by each bidder to receive 30-45 days of exclusivity to complete outstanding due diligence and negotiate final documentation. The board also received advice from Jones Day regarding the board’s fiduciary duties and other legal matters relating to MTC’s exploration of strategic alternatives. After extensive discussion and deliberation, the board instructed Raymond James and management to contact all of the remaining parties to inform them that, based on the price ranges set forth in the indications of interest, the board was going to proceed with the due diligence process. With the goal of obtaining the best price available, the board also instructed Raymond James and management to request from each of the remaining potential purchasers confirmation that their offers represented their best offers.

On November 7 and November 8, 2007, Raymond James informed BAE Systems and Company B, respectively, that MTC was in the process of evaluating higher offers and that unless BAE Systems and Company B were willing to increase their offers, MTC was prepared to enter into a 30-day exclusivity agreement with another party.

On November 8, 2007, Company B indicated to Raymond James that it would not be submitting a revised indication of interest indicating a higher offer price.

On November 8, 2007, Company D submitted to Raymond James a revised offer of $23.15 in cash per share.

On November 12, 2007, BAE Systems submitted a revised offer with a price range of $23.00-24.00 per share subject to completion of its due diligence review and on the condition that MTC would enter into a dual-party exclusivity period that would allow two potential purchasers of the Company to participate concurrently in MTC’s due diligence process and negotiation of definitive agreements for the proposed transaction.

On November 12, 2007, Raymond James informed Company A that MTC had received two revised offers that were at or above the top end of Company A’s offer range and that MTC would consider proceeding with Company A only if it would confirm its offer at the top of its per share price range, $23.20 in cash, which Company A did, subject to completion of its due diligence review. Company A also agreed to proceed on a dual-exclusivity basis.

On November 13, 2007, the board held a meeting to consider the revised offers from BAE Systems and Company D, as well as the offer from Company A. Raymond James summarized the key terms of each of the revised offers. Jones Day discussed the board’s fiduciary duties in connection with the strategic process and related matters. After extensive discussion and deliberation, the board decided to proceed with both BAE Systems and Company A in light of the proximity of their offers.

On November 13, 2007, at the instruction of the MTC board of directors, Raymond James called Company A to inform it that MTC was prepared to grant a 30-day dual-party exclusivity period to Company A.

On November 13, 2007, Raymond James informed UBS Securities that the Company was interested in proceeding with BAE Systems on a dual-party exclusivity basis.

Between November 13 and November 16, 2007, Jones Day and Cravath, Swaine & Moore LLP, counsel to BAE Systems, exchanged drafts and negotiated a dual party exclusivity agreement, which contained exceptions for discussions and negotiations between MTC and one other unnamed bidder, Company A.

Between November 13 and November 16, 2007, Jones Day and representatives of Company A’s in-house legal department negotiated the terms of a dual party exclusivity agreement, which contained exceptions for discussion and negotiations between MTC and one other unnamed bidder, BAE Systems.

On November 14, 2007, MTC notified Company D that the board had decided to enter into a dual-party exclusivity period with two other parties.

On November 16, 2007, MTC and BAE Systems executed a dual-party exclusivity agreement providing for a 30-day exclusivity period commencing on November 19, 2007, for BAE Systems to complete its outstanding due diligence and negotiate final documentation with MTC.

On November 16, 2007, Company A indicated that, notwithstanding its continued interest in pursuing a strategic transaction with MTC, it was unwilling to sign an exclusivity agreement with MTC containing terms substantially similar to the terms contained in the “dual-exclusivity” agreement with BAE Systems. Company A, however, did indicate that it was willing to fully participate in the process on the understanding that during such 30-day period, BAE Systems would be the only other party participating in the process and that MTC would not be soliciting offers from parties other than Company A and BAE Systems during such time.

On November 26, 2006, MTC and BAE Systems executed an extension to the non-disclosure agreement between the parties.

During the last week of November through the third week of December, MTC’s management facilitated the due diligence review of the Company by BAE Systems and Company A, which included, among other things, discussions and meetings with MTC’s management in Dayton, Ohio, tours of the Company’s facilities in Albertville, Alabama, Crestview, Florida and Fort Walton Beach, Florida.

On or about December 1, 2007, Raymond James informed each of BAE Systems and Company A that MTC was requiring the submission of final offers, including mark-ups of the draft merger agreement and stockholder voting agreement previously provided, no later than the close of business on December 20, 2007. On December 10, 2007, Raymond James distributed initial drafts of the disclosure letter to the merger agreement to BAE Systems and Company A and their respective advisors.

On or about December 10, 2007, Company A informed Raymond James that it would be prepared to submit its final offer on December 20, 2007. At about the same time, Raymond James contacted UBS to reiterate the requirement that BAE Systems submit its final offer no later than the close of business on December 20, 2007.

During this period until December 20, 2007, BAE Systems and Company A conducted extensive due diligence and had numerous discussions with the senior management of MTC.

On December 13, 2007, MTC engaged Stifel Nicolaus to provide a fairness opinion to the board in the event that a definitive agreement was reached with respect to a strategic transaction involving MTC.

On December 15, 2007, Jones Day and Cravath discussed various aspects of the merger agreement and stockholder voting agreement.

During the afternoon of December 17, 2007, Cravath, on behalf of BAE Systems, provided to Jones Day mark-ups of the merger agreement and stockholder voting agreement. Later that day, representatives of Jones Day and Cravath discussed the mark-ups.

On December 17, 2007, Raymond James reiterated to BAE Systems and Company A that the Company was expecting final offers to be at the top end of their respective ranges.

On December 18, 2007, Jones Day and Cravath discussed a number of issues relating to the mark-ups of the merger agreement and the stockholder voting agreement.

On December 19, 2007 and December 20, 2007, representatives of BAE Systems and its advisors, and MTC and its advisors, met in Washington, D.C. to negotiate the terms of the merger agreement and the stockholder voting agreement.

Cravath provided MTC and Jones Day with revised drafts of the merger agreement subject to certain remaining open issues. On December 20, 2007, MTC distributed to BAE Systems and its advisors revised drafts of the disclosure letter and representatives of BAE Systems and MTC and their respective advisors held numerous teleconferences to discuss the revised disclosure letter.

During the evening of December 20, 2007, Raymond James received a best and final offer from BAE Systems, which was communicated by UBS, of $24.00 in cash per share, subject to the completion of the negotiation of the merger agreement and stockholder voting agreement and completion of the disclosure letter. UBS stated that BAE Systems’ offer would expire if a definitive agreement was not executed by the end of the day on December 21, 2007.

Late in the day on December 20, 2007, Company A contacted Raymond James to inform them that they would be withdrawing from the process and would not be submitting a final offer because Company A’s senior management was not willing to support a transaction.

On the morning of December 21, 2007, the board held a meeting to consider the proposed merger with BAE Systems. The board reviewed with MTC’s management, Raymond James and Jones Day, the status of negotiations with BAE Systems and the proposed terms and conditions of the merger. Jones Day reviewed with the board members their fiduciary duties in the context of the proposed transaction. Jones Day also discussed with the board the material terms and conditions of the merger agreement and the stockholder voting agreement, as reflected in the then current drafts of the merger agreement and the stockholder voting agreement. Jones Day also summarized certain contractual obligations, conditions and termination rights relating to obtaining antitrust and other regulatory approvals, and payment of a termination fee by MTC in certain specified circumstances involving receipt by MTC of competitive bids from third parties or in which the board withdrew its recommendation of the merger. Each of Raymond James and Stifel Nicolaus delivered to the board, independently of each other, its oral opinion, subsequently confirmed in writing, that, as of December 21, 2007, and based upon and subject to the various factors, assumptions and limitations set forth in such opinions, the consideration to be paid to the holders of MTC common shares (other than BAE Systems and its affiliates) in the proposed merger with BAE Systems was fair, from a financial point of view, to such holders. The full text of the written opinions of each of Raymond James and Stifel Nicolaus are attached as Annexes B and C, respectively, to this proxy statement. Following a thorough and extensive discussion and deliberation, the board determined that the merger was in the best interests of the MTC stockholders, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, resolved to recommend that MTC stockholders vote to adopt the merger agreement, and authorized its executive officers to execute and deliver the merger agreement subject to finalizing and resolving the open issues on the merger agreement, voting agreement and the disclosure letter. The vote was unanimous, except for one director, Kenneth Minihan, who did not participate in the meeting or in any other deliberations with respect to the merger because he is also a director of BAE Systems.

Thereafter, representatives of MTC and its advisors, and representatives of BAE Systems and its advisors, had multiple teleconferences to finalize the merger agreement, the voting agreement, the disclosure letter and the other transaction documents. During the evening of December 21, 2007, BAE Systems and MTC executed and delivered the merger agreement and announced the signing of the merger agreement. Concurrently with the execution of the merger agreement, MTC delivered the disclosure letter and BAE Systems and the stockholders party to the voting agreement executed the voting agreement.

MTC’s Reasons for the Merger

In reaching its decision to approve the merger agreement and the merger and recommend that our stockholders adopt the merger agreement, MTC’s board of directors consulted with MTC’s senior management and outside legal and financial advisors and considered a number of factors, including the following material factors which MTC’s board of directors viewed as supporting its decision to approve the merger agreement and the merger and recommend the adoption of the merger agreement to our stockholders:

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Merger Consideration Premium. The financial terms of the merger, including the fact that the $24.00 merger consideration represented an approximate 40.8% premium over the closing price of shares of MTC common stock on the NASDAQ Global Select Market on December 20, 2007, the last full trading day before MTC’s board of directors met to review and consider approval of the merger agreement and the transactions contemplated thereby. MTC’s board of directors also considered its belief that, in the absence of the successful implementation of substantial strategic initiatives, MTC’s common stock share price was not likely to reach $24.00 per share were the merger not consummated. In addition, after consulting with Raymond James and management regarding the discussions and negotiations conducted with BAE Systems, including BAE Systems indication that the $24.00 per share price was its best and final offer, MTC’s board of directors believed that it had obtained the highest price per share that any party in the auction process would be willing to pay.

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Knowledge of Industry. MTC’s board of directors considered its knowledge of current conditions and evolving trends in the federal technology services industry, including increased competition from larger companies that are able to compete aggressively in the sector, the risks associated with possible changes in defense spending levels and the likely effects of these factors on MTC’s potential growth, development and strategic options. Based on this knowledge, MTC’s board of directors believed that

MTC’s ability to realize stockholder value without being part of a larger organization that would facilitate its ability to compete for large bundled services and system integration opportunities in the federal technology services industry was subject to increasing uncertainties which were likely to adversely affect MTC’s profitability in the future if it remained independent.

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Assessment of MTC’s Business. Based on its knowledge and discussions with management regarding MTC’s business, financial condition, results of operations, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving these prospects, the nature of the Company’s business and the industry in which it competes, and current industry, economic and market conditions, both on a historical and on a prospective basis, MTC’s board of directors believed that the merger presented an opportunity for MTC’s stockholders to realize greater value than the value likely to be realized by MTC’s stockholders in the event MTC remained independent or pursued other alternatives considered in the review process, particularly in light of increased competition from larger companies.

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Assessment of Alternatives. The review of the possible alternatives to a sale of MTC, including the prospects of continuing to operate MTC in accordance with the existing business plan or undertaking certain recapitalization or other strategic initiatives, the potential value to stockholders of such alternatives and the timing and likelihood of actually achieving additional value from these alternatives, and MTC’s board’s assessment that none of these options was reasonably likely to create value for stockholders greater than the merger consideration.

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Auction Process. The fact that the merger was agreed to only after an auction process pursuant to which 14 potential purchasers were contacted and afforded significant time and information upon which to evaluate MTC and submit a proposal, including through management meetings and other due diligence sessions, and which process resulted in the submission of 4 non-binding preliminary indications of interest.

•

Knowledge of BAE Systems. Based on its general knowledge of BAE Systems’ and its affiliates’ business, operations, management, reputation and strong financial condition, MTC’s board of directors believed that there was a high probability that the transaction would be successfully completed on the agreed-upon terms after a merger agreement was entered into with BAE Systems.

•

Cash Consideration. The fact that the merger consideration consists solely of cash (which provides certainty of value to holders of MTC common stock and does not expose them to any future risks related to our business, as compared to a transaction in which stockholders receive stock or other securities, or as compared to remaining independent) and that the merger is not subject to any financing conditions.

•

Stockholder Dissenters’ Rights. The fact that MTC stockholders who dissent from the merger will have appraisal rights, as described in the section entitled “—Appraisal Rights of MTC Stockholders” beginning on page 39.

•

Advice from MTC’s Financial Advisors. The financial analyses of Raymond James and Stifel Nicolaus presented to MTC’s board of directors on December 21, 2007, as well as the opinions of each of Raymond James and Stifel Nicolaus, each dated as of December 21, 2007, to the board as to the fairness, from a financial point of view, to the holders of MTC’s common stock of the merger consideration to be received by the holders of shares of MTC common stock (other than BAE Systems or any of its affiliates) in the merger, as more fully described below under the captions “—Opinion and Summary of Analyses of Raymond James & Associates, Inc.” beginning on page 21 and “—Opinion and Summary of Analyses of Stifel Nicolaus & Company, Incorporated” beginning on page 27, respectively.

•

Support of Largest Stockholder. Pursuant to a voting agreement, Rajesh K. Soin, our Chairman of the board and Chief Executive Officer, and largest stockholder, personally and through an entity he controls, has agreed to vote all shares of MTC common stock beneficially owned by him, constituting approximately 37% of the outstanding MTC common stock as of the record date, in favor of adoption of the merger agreement.

•	Terms of the Merger Agreement. The terms of the merger agreement, as reviewed by MTC’s board of directors with the Company’s legal advisors, including:

•	sufficient operating flexibility for the Company to conduct its business in the ordinary course between the execution of the merger agreement and consummation of the merger;

•	the fact that the completion of the merger is not conditioned on BAE Systems’ obtaining financing;

•

the fact that the conditions required to be satisfied prior to completion of the merger can be expected to be fulfilled in the ordinary course and the corresponding likelihood that the merger will be consummated on a timely basis;

•

the board’s ability to withdraw or modify its recommendation that MTC stockholders vote in favor of adopting the merger agreement, if and to the extent, the board determines in good faith, after consultation with outside counsel and its financial advisor, that failing to take such actions would result in a breach of the board’s fiduciary duties;

•

the board’s ability to furnish information to and engage in negotiations with third parties under certain circumstances, as more fully described in “The Merger Agreement—Covenants and Agreements—No Solicitation; Board Recommendation” beginning on page 52; and

•

the board’s ability to consider, and under certain conditions, to accept, an unsolicited superior proposal in order to comply with MTC’s board of directors’ fiduciary duties, and the Company’s corresponding right to terminate the merger agreement upon the payment of a termination fee of $12,850,000 to BAE Systems.

•

Regulatory. The belief of MTC’s board of directors, based upon the advice of senior management after consultation with legal advisors, that the regulatory and other approvals necessary to complete the merger are likely to be obtained on a timely basis.

In addition, MTC’s board of directors considered a number of potential negative factors in its deliberations concerning the merger, including, but not limited to:

•

Non-Solicitation Provisions; Termination Fee; Stockholder Voting Agreement. The board of directors noted that the non-solicitation provisions and termination fee provisions in the merger agreement and the stockholder voting agreement could have the effect of discouraging alternative proposals for a business combination with MTC. However, the board of directors also noted that the termination fee provisions of the merger agreement and the stockholder voting agreement were a necessary aspect of assuring BAE Systems’ entry into the merger agreement and that any potential discouraging effect noted above was mitigated by the active auction process described above. After considering the advice of its advisors, the board of directors determined that the stockholder voting agreement and the termination fee provisions of the merger agreement were reasonable and not likely to preclude a superior alternative proposal for a business combination with MTC.

•	Closing Conditions. The fact that the merger may not be completed unless and until specified conditions are satisfied (See “The Merger Agreement—Conditions of the Merger” beginning on page 57).

•

Disruptions. The potential risk and costs to us if the merger does not close, including the potential distraction of employee and management attention during the pendency of the transaction, employee attrition, the possible impact on customer relationships, the potential effect on existing relationships with other parties, and the impact the failure of the merger to close could have on the trading price of MTC common stock, MTC’s operating results (including the costs incurred in connection with the transactions) and MTC’s ability to maintain sales. MTC’s board of directors believed that these risks were reasonable and worthwhile to undertake considering the terms of the merger agreement, including the likelihood that conditions to closing would be satisfied, and the absence of a financing contingency.

•

Cash Consideration. The fact that the all-cash price, while providing relative certainty of value, would not allow our stockholders to participate in potential further appreciation of BAE Systems’ stock or benefit from any future appreciation in the value of MTC after the merger.

•	Tax. The fact that gains from an all-cash transaction would generally be taxable to stockholders for United States federal income tax purposes.

•

Operating Restrictions. The fact that the merger agreement restricts MTC’s ability to engage in certain activities between the date the merger agreement was signed and the effective time of the merger, and that these restrictions could prevent MTC from taking advantage of business opportunities, such as potential acquisitions, which would be advisable if we were to remain an independent company. However, MTC’s board of directors believed these restrictions would not interfere with MTC’s ability to operate in the ordinary course of business.

During its consideration of the merger with BAE Systems, MTC’s board of directors was also aware that some of our directors and executive officers have interests in the merger that are in addition to or differ from those of our stockholders generally, as described in “—Interests of MTC Directors and Executive Officers in the Merger” beginning on page 34.

This summary is not meant to be an exhaustive description of the information and factors considered by MTC’s board of directors but is believed to address the material information and factors considered by the board of directors. In view of the wide variety of factors considered by MTC’s board of directors, it is not possible to quantify or to give relative weights to the various factors. After taking into consideration all of the factors set forth above as a whole, as well as other factors not specifically described above, MTC’s board of directors concluded that the merger is advisable to, and in the best interests of, MTC’s stockholders and approved the merger agreement and the transactions contemplated by the merger agreement. In considering the factors discussed above, individual directors may have given different weights to different factors.

Recommendation of MTC’s Board of Directors

At its meeting on December 21, 2007, after due consideration, MTC’s board approved the merger agreement and the merger and recommended that MTC stockholders vote “FOR” the adoption of the merger agreement.

Opinion and Summary of Analyses of Raymond James & Associates, Inc.

MTC retained Raymond James as financial advisor on December 22, 2005. This engagement was subsequently amended on December 12, 2007. In connection with this engagement, the MTC board of directors requested that Raymond James evaluate the fairness, from a financial point of view, to the holders of MTC’s outstanding common stock of the merger consideration to be received by such holders pursuant to the merger agreement.

At the December 21, 2007 meeting of the MTC board of directors, Raymond James gave its opinion that, as of such date and based upon and subject to various qualifications and assumptions described with respect to its opinion, the merger consideration to be received by the holders of MTC common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders of MTC’s outstanding common stock.

The full text of the written opinion of Raymond James, dated December 21, 2007, which sets forth assumptions made, matters considered, and limits on the scope of review undertaken, is attached as Annex C to this proxy statement. The summary of the opinion of Raymond James set forth in this document is qualified in its entirety by reference to the full text of such opinion.

Holders of MTC’s common stock are urged to read this opinion in its entirety. Raymond James’ opinion, which is addressed to the MTC board of directors, is directed only to the fairness, from a financial point of view, of the merger consideration to be received by holders of MTC’s common stock in connection with the proposed merger. Raymond James’ opinion does not constitute a recommendation to any holder of MTC’s common stock as to how such stockholder should vote at the special meeting of MTC’s stockholders and does not address any other aspect of the proposed merger or any related transaction.

In connection with rendering its opinion, Raymond James, among other things:

•	reviewed the financial terms and conditions as stated in the December 20, 2007 draft of the merger agreement;

•

reviewed the audited financial statements of MTC as of and for the years ended December 31, 2005 and December 31, 2006 and the unaudited financial statements as of and for the periods ended September 30, 2006 and September 30, 2007;

•	reviewed MTC’s Annual Report filed on Form 10-K for the year ended December 31, 2006, as well as MTC’s Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2007;

•	reviewed other MTC financial and operating information, including financial forecasts, requested from and/or prepared and provided by MTC;

•	reviewed certain other publicly available information on MTC;

•	reviewed the historical market prices and trading activity of MTC’s common stock; and

•	discussed with members of MTC’s senior management certain information relating to the aforementioned and any other matters which Raymond James deemed relevant to its inquiry.

In connection with its review, Raymond James assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Raymond James by MTC, BAE Systems or any other party, and did not undertake any duty or responsibility to verify independently any of such information. Raymond James has not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of MTC. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and relied upon each party to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

In rendering its opinion, Raymond James assumed that the merger would be consummated on the terms described in the merger agreement. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without being waived. Raymond James also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that, in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which MTC is a party, as contemplated by the merger agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on MTC. Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger agreement, or the availability or advisability of any alternatives to the merger. In the capacity of rendering the opinion, Raymond James reviewed the terms of the merger agreement and offered no judgment as to the negotiations resulting in such terms.

In conducting its investigation and analyses and in arriving at its opinion, Raymond James took into account such accepted financial and investment banking procedures and considerations as it deemed relevant, including the review of: (i) historical and projected revenues, operating earnings, net income and capitalization of MTC and certain other publicly held companies in businesses it believed to be comparable to MTC; (ii) the current and projected financial position and results of operations of MTC; (iii) the historical market prices and trading activity of the common stock of MTC; (iv) financial and operating information concerning selected business combinations which it deemed comparable in whole or in part; (v) the general condition of the securities markets; and (vi) such other factors as were deemed appropriate.

The following summarizes the material financial analyses presented by Raymond James to the MTC board of directors at its meeting on December 21, 2007, which material was considered by Raymond James in rendering the opinion described below. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Raymond James, the tables must be read together with the text of each summary. No company or transaction used in the analyses described below is directly comparable to MTC or the contemplated merger.

Trading Analysis. Raymond James analyzed historical closing stock prices of MTC and compared them to the value of the proposed merger consideration. The results of this analysis are summarized below:

	Price Per Share	Implied Premium
Merger consideration value	$24.00	—
MTC closing stock price as of December 20, 2007	$17.05	40.8%
52-week high MTC stock price (June 19, 2007)	$25.42	(5.6)%
52-week low MTC stock price (December 4, 2007)	$15.31	56.8%

Comparable Company Analysis. Raymond James analyzed the relative valuation multiples of the following eight publicly-traded government services companies:

•	SAIC, Inc.

•	CACI International Inc.

•	SRA International, Inc.

•	ManTech International Corp.

•	Stanley, Inc.

•	SI International, Inc.

•	NCI, Inc.

•	Dynamics Research Corp.

Raymond James calculated various financial multiples for each company, including (i) enterprise value (market value of equity plus debt, less cash) compared to both revenue and earnings before interest, taxes, depreciation and amortization, which is referred to as EBITDA, for the most recent actual twelve months, which is referred to as TTM, as well as to Wall Street estimates for the selected companies’ revenue and EBITDA for calendar years ending December 31, 2007 and 2008, referred to as CY07E and CY08E, and (ii) equity value per share compared to earnings per share, using the TTM results as well as Wall Street estimates for the selected companies for CY07E and CY08E. Based on information provided by MTC’s management, MTC’s EBITDA and earnings per share for all periods were adjusted to reflect certain non-recurring expenses and pro forma annual cost savings resulting from MTC’s recent corporate restructuring. The estimates published by Wall Street research analysts were not prepared in connection with the merger or at Raymond James’ request and may or may not prove to be accurate. Raymond James reviewed the minimum, mean, median and maximum relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for MTC implied by the merger consideration. The results of the selected public companies analysis are summarized below:

	Enterprise Value / Revenue			Enterprise Value / EBITDA			Equity Value / Net Income
	TTM	CY07E	CY08E	TTM	CY07E	CY08E	TTM	CY07E	CY08E
Minimum	0.49x	0.50x	0.48x	7.9x	5.9x	5.4x	17.2x	16.1x	14.1x
Mean	1.07x	1.02x	0.92x	12.5x	11.4x	9.6x	23.6x	21.9x	18.6x
Median	1.01x	0.97x	0.95x	12.2x	11.5x	9.8x	20.2x	20.7x	18.1x
Maximum	1.53x	1.39x	1.14x	17.3x	15.6x	12.4x	40.6x	31.8x	23.8x
Merger consideration	1.04x	1.06x	0.89x	10.9x	11.0x	8.3x	22.4x	23.5x	15.6x

Furthermore, Raymond James applied the minimum, mean, median and maximum relative valuation multiples for each of the metrics to MTC’s historical and projected financial results and determined the implied equity price per share of MTC’s common stock and then compared those implied equity values per share to the merger consideration of $24.00 per share. The results of this analysis are summarized below:

	Enterprise Value / Revenue			Enterprise Value / EBITDA			Equity Value / Net Income
	TTM	CY07E	CY08E	TTM	CY07E	CY08E	TTM	CY07E	CY08E
Minimum	$8.38	$8.38	$10.55	$15.88	$10.45	$13.72	$18.47	$16.40	$21.62
Mean	$24.74	$22.85	$25.08	$28.35	$25.17	$28.74	$25.31	$22.30	$28.50
Median	$23.15	$21.54	$26.02	$27.66	$25.37	$29.52	$21.71	$21.11	$27.81
Maximum	$37.68	$33.27	$32.40	$41.31	$36.28	$38.77	$43.60	$32.31	$36.60
Merger consideration	$24.00	$24.00	$24.00	$24.00	$24.00	$24.00	$24.00	$24.00	$24.00

Precedent Transactions Analysis. Raymond James analyzed publicly available information relating to 25 selected acquisitions of government services companies and prepared a summary of the relative valuation multiples paid in these transactions. The selected transactions used in the analysis were:

•	Athena Innovative Solutions, Inc. acquired by CACI International Inc.

•	Constella Group, LLC acquired by SRA International, Inc.

•	Multimax, Inc. acquired by Harris Corporation

•	The Wexford Group International acquired by CACI International Inc.

•	Dimensions International, Inc. acquired by Honeywell International, Inc.

•	SRS Technologies, Inc. acquired by ManTech International Corp.

•	Analex Corporation acquired by QinetiQ Group plc

•	SpecTal, LLC acquired by L-1 Identity Solutions, Inc.

•	CAS, Inc. acquired by EDO Corporation

•	Anteon Corporation (Navy Contracts) acquired by Alion Science & Technology Corp.

•	Crestview Aerospace Corp. acquired by L-3 Communications Holdings, Inc.

•	Lex Defence Management Ltd. acquired by VT Group plc

•	Information Systems Support, Inc. acquired by CACI International Inc.

•	Anteon Corporation acquired by General Dynamics Corp.

•	Geo-Centers, Inc. acquired by SAIC, Inc.

•	Apogen Technologies, Inc. acquired by QinetiQ Group plc

•	Titan Corp. acquired by L-3 Communications Holdings, Inc.

•	Gray Hawk Systems, Inc. acquired by ManTech International Corp.

•	PEC Solutions, Inc. acquired by Nortel Networks Corp.

•	Integic Corporation acquired by Northrop Grumman Corp.

•	Sytex Group, Inc. acquired by Lockheed Martin Corp.

•	Resources Consultants, Inc. acquired by Serco Group plc

•	Westar Aerospace & Defense Group, Inc. acquired by QinetiQ Group plc

•	DigitalNet, Inc. acquired by BAE Systems plc

•	AMS—Defense & Intel Group acquired by CACI International Inc.

Raymond James examined valuation multiples of transaction enterprise value compared to the target companies’ revenue and EBITDA, in most cases for the twelve months ended prior to announcement of the transaction and in certain instances the closest twelve month period in relation to the announcement of the transaction where such information was publicly available. Based on information provided by MTC’s management, MTC’s last twelve months EBITDA was adjusted to reflect certain non-recurring expenses and pro forma annual cost savings resulting from MTC’s recent corporate restructuring. Raymond James reviewed the minimum, mean, median and maximum relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for MTC implied by the merger consideration. Furthermore, Raymond James applied the minimum, mean, median and maximum relative valuation multiples to MTC’s last twelve months revenue and EBITDA to determine the implied equity price per share and then compared those implied equity values per share to the merger consideration of $24.00 per share. The results of the selected transactions analysis are summarized below:

	Enterprise Value/ TTM Revenue	Implied Equity Price Per Share
Minimum	0.62x	$12.06
Mean	1.27x	$30.43
Median	1.27x	$30.41
Maximum	1.94x	$49.49

Merger consideration	1.04x	$24.00

	Enterprise Value/ TTM EBITDA	Implied Equity Price Per Share
Minimum	8.4x	$17.37
Mean	12.8x	$29.18
Median	11.7x	$26.31
Maximum	17.6x	$42.10

Merger consideration	10.9x	$24.00

Premiums Paid Analysis. Raymond James analyzed the stock price premiums paid in 43 merger and acquisition transactions completed since December 20, 2006 with total enterprise value between $300 million and $600 million. Raymond James measured each transaction price per share relative to each target’s closing price per share one day, one week and one month prior to announcement of the transaction. Raymond James compared the minimum, mean, median and maximum premiums paid from this set of transactions to the MTC merger consideration expressed as a premium relative to the closing stock price of MTC on December 20, 2007, December 14, 2007, and November 21, 2007. The results of the transaction premiums paid analysis are summarized below:

	Implied Premium
	1-day	1-week	1-month
Minimum	(1.9)%	(2.5)%	(5.4)%
Mean	26.9%	28.1%	30.9%
Median	20.5%	23.4%	26.9%
Maximum	80.9%	82.6%	83.0%

Merger consideration	$24.00	$24.00	$24.00
MTC closing stock price per share	$17.05	$16.85	$16.30
Implied Transaction premium	40.8%	42.4%	47.2%

Furthermore, Raymond James applied the minimum, mean, median and maximum premiums for each of the metrics to MTC’s actual corresponding closing stock prices to determine the implied equity price per share and then compared those implied equity values per share to the merger consideration of $24.00 per share. The results of this are summarized below:

	Implied Equity Price Per Share
	1-day	1-week	1-month
Minimum	$16.72	$16.42	$15.42
Mean	$21.63	$21.58	$21.33
Median	$20.55	$20.79	$20.69
Maximum	$30.85	$30.77	$29.83

Merger consideration	$24.00	$24.00	$24.00

Discounted Cash Flow Analysis. Raymond James analyzed the discounted present value of MTC’s projected free cash flows for the years ending December 31, 2007 through 2011 on a standalone basis. Raymond James used unleveraged free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.

The discounted cash flow analysis was based on projections of the financial performance of MTC that represented the best available estimates and judgment of management. Consistent with the periods included in the financial projections, Raymond James used calendar year 2011 as the final year for the analysis and applied multiples, ranging from 9.0x to 11.0x, to calendar 2011 EBITDA in order to derive a range of terminal values for MTC in 2011.

The projected unleveraged free cash flows and terminal values were discounted using rates ranging from 11.0% to 15.0%, which reflected the weighted average after-tax cost of debt and equity capital associated with executing MTC’s business plan. The resulting range of present enterprise values was adjusted by MTC’s current capitalization and divided by the number of diluted shares outstanding in order to arrive at a range of present values per MTC share. Raymond James reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the price per share for MTC implied by the merger consideration. The results of the discounted cash flow analysis are summarized below:

Equity Value/ Per Share
Minimum	$22.54
Maximum	$32.26

Merger consideration	$24.00

Additional Considerations. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Raymond James’ view of the actual value of MTC.

In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of MTC. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the MTC board of directors and were prepared solely as part of Raymond James’ analysis of the fairness, from a financial point of view, to the holders of MTC’s common stock of the consideration to be received by such holders in connection with the proposed merger. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into consideration by the MTC board of directors in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of the MTC board of directors’ or MTC management’s opinion with respect to the value of MTC. MTC placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

Raymond James’ opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on December 20, 2007, and any material change in such circumstances and conditions may affect Raymond James’ opinion, but Raymond James does not have any obligation to update, revise or reaffirm that opinion.

Pursuant to the engagement letter with MTC, Raymond James provided financial advisory services and a financial fairness opinion to our board of directors in connection with the merger, and we agreed to pay Raymond James a fee of $250,000 upon receipt of the fairness opinion and an additional amount equal to $1,250,000 upon completion of the merger. We have also agreed to reimburse Raymond James for its expenses incurred in performing its services. In addition, we have agreed to indemnify Raymond James and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Raymond James or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Raymond James’ engagement and any related transactions.

Raymond James, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. MTC selected Raymond James based on its experience in transactions similar to the merger. In the ordinary course of business, Raymond James may trade in the securities of MTC and BAE Systems for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. During the last two years, Raymond James has provided investment banking services to MTC, including providing a fairness opinion in connection with its acquisition of Aerospace Integration Corporation for which Raymond James received a fee of $100,000, and served as an expert witness in an arbitration to which MTC was a party and for which services Raymond James received a fee of $30,500. The delivery of the fairness opinion by Raymond James was approved by its fairness opinion committee.

Opinion and Summary of Analyses of Stifel, Nicolaus & Company, Incorporated

The board retained Stifel Nicolaus on December 13, 2007 to act as its financial advisor and to provide a fairness opinion in connection with the transaction contemplated by the merger agreement. The board selected Stifel Nicolaus to act as its financial advisor based on Stifel Nicolaus’ qualifications, expertise and reputation. On

December 21, 2007, Stifel Nicolaus delivered its written opinion, dated December 21, 2007, to the MTC board of directors that, as of the date of the opinion and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in such opinion, the per share merger consideration to be received by the holders of MTC common stock in the merger pursuant to the merger agreement was fair to such shareholders, from a financial point of view.

The full text of the written opinion of Stifel Nicolaus is attached as Annex D to this proxy statement and is incorporated into this document by reference. The summary of Stifel Nicolaus’ fairness opinion set forth is this proxy statement is qualified in its entirety by reference to the full text of the opinion. Stockholders are urged to read the opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Stifel Nicolaus in connection with such opinion.

The opinion of Stifel Nicolaus is for the information and use of the board in connection with its consideration of the merger. Stifel Nicolaus’ opinion does not and shall not constitute a recommendation to the board as to how to vote on the merger or to any MTC stockholder as to how such stockholder should vote at any shareholders’ meeting at which the merger is considered, or whether or not any MTC stockholder should enter into a voting or shareholders’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder. Stifel Nicolaus’ opinion does not compare the relative merits of the merger with any other alternative transaction or business strategy which may have been available to the board or MTC and does not address the underlying business decision of the board or MTC to proceed with or effect the merger. Stifel Nicolaus was not requested to, and did not, explore alternatives to the merger or solicit the interest of any other parties in pursuing transactions with MTC.

Stifel Nicolaus’ opinion is limited to whether the per share merger consideration to be received by the holders of MTC common stock in the merger pursuant to the merger agreement was fair to such shareholders, from a financial point of view. Stifel Nicolaus’ opinion does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the board or MTC; (ii) the legal, tax or accounting consequences of the merger on MTC or its stockholders; (iii) the fairness of the amount or nature of any compensation to any of MTC’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of MTC’s securities; (iv) whether BAE has sufficient cash, available lines of credit or other sources of funds to enable it to pay the merger consideration; (v) any advice or opinions provided by Raymond James & Associates, Inc. or any other advisor to MTC or BAE; (vi) any related party transactions involving MTC; or (vii) the treatment of, or effect of the merger on, any MTC stock options or restricted share units. Furthermore, Stifel Nicolaus did not express any opinion as to the prices, trading range or volume at which MTC’s securities would trade following public announcement of the merger.

In connection with its opinion, Stifel Nicolaus, among other things:

•	reviewed and analyzed a draft of the merger agreement dated December 20, 2007;

•

reviewed and analyzed the audited consolidated financial statements of MTC for the three years ended December 31, 2006 contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and unaudited consolidated financial statements of MTC contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007;

•	reviewed and analyzed certain other publicly available information concerning MTC;

•

reviewed certain non-publicly available information concerning MTC, including internal financial analyses and forecasts prepared by its management and held discussion with MTC’s senior management regarding recent developments;

•	reviewed the reported prices and trading activity of the publicly traded equity securities of MTC;

•	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that Stifel Nicolaus deemed relevant to its analysis;

•	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that Stifel Nicolaus deemed relevant to its analysis;

•	conducted such other financial studies, analyses and investigations and considered such other information that Stifel Nicolaus deemed necessary or appropriate for purposes of its opinion; and

•

took into account Stifel Nicolaus’ assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the aerospace, defense and federal information technology industries generally.

In connection with its review, Stifel Nicolaus relied upon, without independent verification, the accuracy and completeness of all financial and other information that was made available, supplied, or otherwise communicated to Stifel Nicolaus by or on behalf of MTC. Stifel Nicolaus further relied upon the assurances of MTC management that they were unaware of any facts that would make such information incomplete or misleading.

Stifel Nicolaus has also relied upon MTC management as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to Stifel Nicolaus by MTC, and Stifel Nicolaus assumed such forecasts and projections were reasonably prepared on bases reflecting the best then currently available estimates and judgments of MTC management as to the future operating performance of MTC. The financial forecasts and projections were based on numerous variables and assumptions that were inherently uncertain, including, without limitation, factors related to general economic and business conditions, and accordingly, actual results could vary significantly from those set forth in such forecasts and projections. Stifel Nicolaus relied on these forecasts and projections without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

Stifel Nicolaus has not been requested to make, and has not made, an independent evaluation or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of MTC, and has not been furnished with any such appraisals or evaluations. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy.

The Stifel Nicolaus opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to Stifel Nicolaus as of the date of the opinion. It is understood that subsequent developments may affect the conclusions reached in the opinion, and that Stifel Nicolaus does not have any obligation to update, revise or reaffirm the opinion.

The summary set forth below does not purport to be a complete description of the analyses performed by Stifel Nicolaus, but describes, in summary form, the material elements of the presentation that Stifel Nicolaus made to the board on December 21, 2007, in connection with Stifel Nicolaus’ fairness opinion.

In accordance with customary investment banking practice, Stifel Nicolaus employed generally accepted valuation methods and financial analyses in reaching its opinion. The following is a summary of the material financial analyses performed by Stifel Nicolaus in arriving at its opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Stifel Nicolaus employed in reaching its conclusions. None of the analyses performed by Stifel Nicolaus was assigned a greater significance by Stifel Nicolaus than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel Nicolaus. Some of the summaries of the financial analyses include information presented in tabular format. In order to understand the financial analyses used by Stifel Nicolaus more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Stifel Nicolaus’ financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus. The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Stifel Nicolaus with respect to any of the analyses performed by it in connection with its opinion. Rather, Stifel Nicolaus made its determination as to the fairness to the holders of the per share merger consideration to be received by the holders of MTC common stock in the merger pursuant to the merger agreement, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding valuation multiples for MTC implied by the consideration to be received in the merger should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 20, 2007 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

No company or transaction used in any analysis as a comparison is identical to MTC or the merger, and they all differ in material ways. Accordingly, an analysis of the results described below is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the comparable companies or transactions to which they are being compared.

In conducting its analyses, Stifel Nicolaus used four primary methodologies to determine the valuation of MTC. The four methodologies used to determine the value of MTC included: comparable companies analysis, selected transactions analysis, discounted cash flow analysis and premiums paid analysis. These analyses were developed and applied collectively. Consequently, each individual methodology was not given a specific weight, nor can any methodology be viewed individually. Stifel Nicolaus used these analyses to determine the impact of various operating metrics on the implied equity value of MTC. Each of these analyses yielded a range of implied equity values, and therefore, such implied equity value ranges developed from these analyses must be viewed collectively and not individually.

Comparable Companies Analysis. Stifel Nicolaus compared financial, operating and stock market data of MTC to the following publicly traded companies that participate predominantly in the government services industry: CACI International Inc; Dynamics Research Corp.; DynCorp International Inc; ManTech International Corp.; NCI, Inc.; SAIC, Inc.; SI International, Inc., and SRA International, Inc. The multiples and ratios of each of the selected publicly traded companies were based upon the most recent publicly available historical and forecasted financial information for the twelve months ended September 30, 2007 (“TTM”) and the calendar years ending December 31, 2007 and 2008 (“2007E” and “2008E”, respectively), including enterprise value (defined as a company’s market value of fully-diluted common stock plus the book value of long-term debt and the liquidation value of outstanding preferred stock, if any, minus cash) compared to revenue (“Revenue”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”). Stifel Nicolaus also analyzed multiples of each company’s stock price divided by estimated earnings per share (“EPS”) for 2007E and 2008E. In accordance with information provided by MTC management, Stifel Nicolaus made adjustments increasing MTC’s TTM EBITDA, 2007E EBITDA and 2007E EPS to exclude one-time charges and include cost savings expected from the restructuring undertaken by MTC management in June 2007 (“TTM Adjusted EBITDA”, “2007E Adjusted EBITDA” and “2007 Adjusted EPS”, respectively). Stifel Nicolaus reviewed the mean, median, minimum and maximum relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for MTC implied by the consideration to be received in the merger. The following table presents the most relevant analyses of the selected publicly traded companies:

	Low	High	Mean	Median	Merger Consideration
Enterprise Value to TTM Revenue	0.49x	1.29x	0.97x	0.97x	1.03x
Enterprise Value to TTM EBITDA	6.7x	14.5x	11.2x	11.1x	12.1x
Enterprise Value to TTM Adjusted EBITDA	6.7x	14.5x	11.2x	11.1x	10.8x
Enterprise Value to 2007E Revenue	0.50x	1.24x	0.93x	0.94x	1.05x
Enterprise Value to 2007E EBITDA	6.3x	13.1x	10.7x	10.9x	11.7x
Enterprise Value to 2007E Adjusted EBITDA	6.3x	13.1x	10.7x	10.9x	10.9x
Enterprise Value to 2008E Revenue	0.47x	1.04x	0.81x	0.81x	0.88x
Enterprise Value to 2008E EBITDA	5.4x	10.6x	9.0x	9.5x	8.2x
Price per Share to 2007E EPS	15.4x	26.3x	21.0x	20.8x	26.6x
Price per Share to 2007E Adjusted EPS	15.4x	26.3x	21.0x	20.8x	23.5x
Price per Share to 2008E EPS	12.2x	21.9x	17.8x	18.4x	15.6x

With regard to the comparable companies analysis summarized above, Stifel Nicolaus selected comparable publicly traded companies on the basis of various factors, including the size of the public company and the similarity of the lines of business. No public company used as a comparison, however, is identical to MTC.

Selected Transactions Analysis. Using publicly available information and analyses prepared by Stifel Nicolaus (as well as four transactions for which Stifel Nicolaus used proprietary information, two of which transactions are not listed below), Stifel Nicolaus examined selected transactions involving companies with similar types of operations as MTC announced from September 2005 to December 2007. The selected transactions were:

Target	Acquirer
Advanced Engineering & Planning Corp	VT Group plc
McDonald Bradley, Inc.	ManTech International Corp.
Haverstick Consulting, Inc.	Kratos Defense & Security Solutions, Inc.
Athena Innovative Solutions, Inc.	CACI International Inc.
Dimensions International, Inc.	Honeywell International, Inc.
Wexford Group International	CACI International Inc.
Karta Technologies Inc.	NCI, Inc.
Logtec Inc.	SI International, Inc.
SRS Technologies, Inc.	ManTech International Corp.
ITS Corporation	QinetiQ North America
Analex Corporation	QinetiQ North America
QSS Group	Perot Systems Corp.
Advanced Technology Systems, Inc.	Federal Services Acquisition Corp.
RABA Technologies LLC	SRA International, Inc.
Madison Research Corporation	Kratos Defense & Security Solutions, Inc.
Impact Science & Technology, Inc.	EDO Corporation
CAS, Inc.	EDO Corporation
Anteon International	General Dynamics Corp.
Information Systems Support, Inc.	CACI International Inc.
Zen Technology , Inc.	SI International, Inc.
Morgan Research Corporation	Stanley, Inc.
Engineered Support Systems, Inc.	DRS Technologies, Inc.

In performing this analysis, Stifel Nicolaus determined the multiples of enterprise value to TTM Revenue, TTM EBITDA and TTM Adjusted EBITDA for each of the selected transactions. Stifel Nicolaus reviewed the mean, median, minimum and maximum relative valuation multiples and compared them to corresponding valuation multiples for MTC implied by the consideration to be received in the merger. The following table presents the most relevant analyses of these selected transactions:

	Low	High	Mean	Median	Merger Consideration
Enterprise Value to TTM Revenue	0.74x	1.89x	1.24x	1.16x	1.03x
Enterprise Value to TTM EBITDA	6.4x	17.4x	11.6x	11.7x	12.1x
Enterprise Value to TTM Adjusted EBITDA	6.4x	17.4x	11.6x	11.7x	10.8x

Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between MTC’s businesses, operations and prospects and those of the comparable acquired companies, Stifel Nicolaus believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Stifel Nicolaus also made qualitative judgments concerning the differences between the characteristics of these transactions (including market conditions, rationale and circumstances surrounding each of the transactions, and the timing, type and size of each of the transactions) and the merger that could affect MTC’s acquisition value.

Discounted Cash Flow Analysis. Stifel Nicolaus performed a discounted cash flow analysis for MTC based on financial estimates for 2008-2011 provided by MTC management. These financial estimates were subsequently discussed with MTC management. Stifel Nicolaus used calendar year 2011 as the final year for the analysis and applied perpetuity growth rates, ranging to 4% to 6%, to calendar year 2011 free cash flow in order to derive a range of terminal values for MTC in 2011. Stifel Nicolaus used discount rates ranging from 10% to 12% after performing a weighted average cost of capital calculation that included reviewing the mean risk factor for comparable public companies and was based on a debt-to-total capitalization ratio of 20%. The implied MTC equity value per share ranged from $17.32 – $38.07.

Premiums Paid Analysis. Using publicly available information, Stifel Nicolaus analyzed the premiums paid in 52 merger and acquisition transactions completed since January 1, 2004 with enterprise values between $100 million and $1 billion for companies within the aerospace and defense, government services and technology industries. For each of these transactions, Stifel Nicolaus calculated the premium represented by the offer price over the target company’s closing share price one day, one week and one month prior to the transaction’s announcement. Stifel Nicolaus reviewed the mean, median, minimum and maximum premiums paid and compared them to corresponding premiums implied by the consideration to be received in the merger. This analysis indicated the following premiums and implied merger premiums for those time periods prior to announcement:

	Low	High	Mean	Median	Merger Consideration
One day prior to announcement	(38.4)%	135.0%	29.2%	24.6%	40.8%
One week prior to announcement	(38.0)%	132.7%	29.7%	25.0%	42.4%
One month prior to announcement	(23.3)%	123.8%	32.8%	27.7%	47.2%

Conclusion

Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of Stifel Nicolaus’ opinion letter, Stifel Nicolaus was of the opinion that, as of the date of Stifel Nicolaus’ opinion, the per share merger consideration to be received by the holders of shares from BAE in connection with the merger pursuant to the merger agreement was fair to such holders of shares, from a financial point of view.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Stifel Nicolaus considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Stifel Nicolaus believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Stifel Nicolaus’ analyses and opinion; therefore the range of valuations resulting from any particular analysis described above should not be taken to be Stifel Nicolaus’ view of the actual value of MTC.

Stifel Nicolaus acted as financial advisor to the board and received a fee of $700,000 upon the delivery of its fairness opinion. Stifel Nicolaus will not receive any other payment or compensation contingent upon the successful consummation of the merger. In addition, MTC has agreed to indemnify Stifel Nicolaus for certain liabilities relating to or arising out of its engagement. There are no material relationships that existed during the two years prior to the date of Stifel Nicolaus’ opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus and any party to the merger. Stifel Nicolaus may seek to provide investment banking services to BAE or its affiliates in the future, for which Stifel Nicolaus would seek customary compensation. In the ordinary course of business, Stifel Nicolaus makes a market in MTC’s securities and, accordingly, may at any time hold a long or short position in such securities. Stifel Nicolaus’ internal Fairness Opinion Committee approved the issuance of its fairness opinion.

Certain Financial Information

In the course of the sale process described under “—Background of the Merger,” we provided BAE Systems and the other potential purchasers who signed confidentiality agreements selected, non-public financial projections prepared by our senior management. MTC does not as a matter of course make public projections as to future performance or earnings and the portions of these financial projections set forth below are included in this proxy statement only because this information was provided to BAE Systems and the other potential purchasers on a confidential basis in connection with MTC’s sale process and because this information was used by Raymond James and Stifel Nicolaus in rendering their respective fairness opinions, including as described under “—Opinion and Summary of Analyses of Raymond James & Associates, Inc.—Discounted Cash Flow Analysis,” beginning on page 26 and “—Opinion and Summary of Analyses of Stifel, Nicolaus & Company, Incorporated—Discounted Cash Flow Analysis,” on page 32. You should note that these financial projections constitute forward-looking statements. See “Forward-Looking Statements May Prove Inaccurate” on page 10. Except as otherwise indicated, this information does not reflect changes in general business and economic conditions since the date of preparation, or that may occur in the future and that we did not anticipate at the time we prepared this information.

MTC advised the recipients of the financial projections that such projections are subjective in many respects. The financial projections are based on a variety of estimates and assumptions of our senior management regarding our business, industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. The projections set forth below do not reflect any of the effects of the merger or other alternatives to a sale of MTC. In particular, these forward-looking statements were prepared on the assumption that MTC remained a publicly-traded company and were based on numerous other assumptions that management believed were reasonable at the time, but have not been updated to reflect current market and industry conditions. These projections were not prepared in the same manner or process in which we would prepare projections for budgeting or other planning purposes. You should not regard the inclusion of these projections in this proxy statement as an indication that MTC, BAE Systems, Raymond James, Stifel Nicolaus or any of their respective affiliates or representatives considered or consider the projections to be a reliable prediction of future events, and you should not rely on the projections as such. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. If the assumptions do not prove accurate, the projections will not be accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. In addition, if the merger is not consummated, we may not be able to achieve these financial projections. None of MTC, BAE Systems or any of their respective affiliates or representatives has made or makes any representations to any person regarding the ultimate performance of MTC compared to the information contained in the projections.

The financial projections have been prepared by, and are the responsibility of, MTC’s senior management. Neither MTC’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections set forth below, nor have they expressed any opinion or any other form of assurance with respect thereto. The financial projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. We do not intend to update these out-dated financial projections or to make other projections public in the future.

The financial projections included (in millions of dollars):

	2007	2008	2009	2010	2011
Revenue	$426.7	$508.5	$559.4	$604.1	$652.4
EBITDA	$38.7	$54.4	$58.4	$62.9	$67.9

Interests of MTC Directors and Executive Officers in the Merger

In considering our board’s recommendation to vote for the proposal to adopt the merger agreement and the merger, MTC stockholders should be aware that some of the directors and executive officers of MTC have interests in the merger that are different from, or in addition to, the interests of MTC stockholders generally and that may create potential conflicts of interest. MTC’s board of directors was aware of and considered the interests of its directors and executive officers when it considered and approved the merger agreement and the merger and determined to recommend to MTC stockholders that they vote for the proposal to adopt the merger agreement. One of our directors, Kenneth Minihan, is also a director of BAE Systems. He did not participate in any deliberations on behalf of MTC with respect to the merger. However, he will be entitled to receive certain benefits as described below upon the completion of the merger.

Treatment of Stock Options

Under the terms of the merger agreement, each outstanding stock option held by our employees (including our executive officers) and directors that is outstanding as of the effective time of the merger (whether or not such stock option is vested and exercisable prior to the effective time) will be canceled and converted into the right to receive, in settlement thereof, a cash payment equal to the number of shares underlying the option multiplied by the amount (if any) by which $24.00 (the cash consideration) exceeds the per share option exercise price, less any applicable withholding taxes, and without interest.

The following table shows, for our directors and executive officers: (i) the aggregate number of shares subject to outstanding options, (ii) the cash-out value of such outstanding options assuming the completion of the merger with the merger consideration of $24.00 per share, (iii) the aggregate number of shares subject to outstanding but unvested options, and (iv) the cash-out value of such outstanding, but unvested options again, assuming the completion of the merger with the merger consideration of $24.00 per share. The information in the table is as of January 25, 2008.

Name	Aggregate Shares Subject to All Options	Aggregate Cash-Out Value of All Options	Aggregate Number of Shares Underlying Unvested Options	Aggregate Cash-Out Value of Unvested Options
Rajesh K. Soin	99,124	$366,215	78,124	$267,965
Don R. Graber	8,346	$19,710	2,000	$4,573
Lester L. Lyles	6,556	$6,860	2,000	$4,573
William E. MacDonald III	7,416	$12,493	2,000	$4,573
Kenneth A. Minihan	8,346	$19,710	2,000	$4,573
Lawrence A. Skantze	6,186	$6,860	2,000	$4,573
Mark N. Brown	49,436	$93,187	39,548	$74,549
Stephen T. Catanzarita	3,000	$3,000	3,000	$3,000
Michael L. Cauldwell	3,000	$0	0	$0
Michael I. Gearhardt	18,000	$0	0	$0
David F. Mitchell	0	$0	0	$0
Bruce A. Teeters	3,000	$0	1,000	$0
TOTAL	212,410	$528,035	131,672	$368,379

Treatment of Restricted Share Units

Under the terms of the merger agreement, each restricted share unit held by our directors that is outstanding as of the effective time of the merger will cease to be subject to any restrictions and will be converted into the right to receive, in settlement thereof, a cash payment equal to $24.00, less any applicable withholding taxes, and without interest.

The following table shows, for our directors, the aggregate number of restricted share units and the cash-out value of such restricted share units (calculated at $24.00 per restricted share unit). The information in the table is as of January 25, 2008.

Name	Aggregate Number of Restricted Share Units	Aggregate Cash-Out Value of Restricted Share Units
Rajesh K. Soin	63,808	$1,531,392
Don R. Graber	5,465	$131,160
Lester L. Lyles	5,465	$131,160
William E. MacDonald, III	5,465	$131,160
Kenneth A. Minihan	5,465	$131,160
Lawrence A. Skantze	5,465	$131,160

Brown Commitment

Under the terms of Mark Brown’s employment offer dated July 10, 2006, Mr. Brown was entitled to receive options to purchase 50,000 MTC shares. Due to volume restrictions in the MTC stock option plan, Mr. Brown was awarded 49,436 options in two installments. In order to make Mr. Brown whole with respect to the unissued number of options and the delayed timing of the second grant, the MTC Compensation Committee at its February 2007 meeting approved a payment to Mr. Brown of $79,411. This amount is payable in five annual installments of $15,882 on August 14 (the anniversary date of the commencement of Mr. Brown’s employment) of the years 2007, 2008, 2009, 2010 and 2011. Mr. Brown is entitled to receive each payment only if he is employed by MTC on each such anniversary date, except that he is entitled to receive the balance of any remaining unpaid amounts in a lump sum in the event of a change in control. The completion of the merger will constitute a change in control for these purposes. MTC has paid the 2007 installment to Mr. Brown. Assuming that the merger is consummated before August 14, 2008, Mr. Brown will be entitled to a lump sum payment in the amount of $63,529 in connection with the change in control. The stock options held by Mr. Brown as of the effective time of the merger will be treated as described in “—Treatment of Stock Options” on page 34.

Severance Agreements with Former Executive Officers

In 2007, MTC entered into separate severance agreements with James Clark, William James and John Longhouser, each of whom was an executive officer of the Company. Mr. Clark’s, Mr. James’ and Mr. Longhouser’s severance agreements provided that the exercise period for the outstanding stock options held by Mr. James and Mr. Longhouser would be extended until June 30, 2008, and those held by Mr. Clark would be extended to September 14, 2008, notwithstanding the exercise period in their respective option agreements. The stock options held by Mr. James, Mr. Longhouser and Mr. Clark as of the effective time of the merger will be treated as described in “—Treatment of Stock Options” on page 34.

David S. Gutridge Agreement

MTC agreed on January 4, 2007 to employ David Gutridge, then MTC’s Chief Executive Officer, as a Consulting Advisor from January 16, 2007 through January 15, 2009. In consideration of Mr. Gutridge’s agreement to serve as Consulting Advisor and to be bound by various restrictive covenants, MTC agreed to pay

Mr. Gutridge a total of $500,000 in a combination of 27 semi-monthly payments of $10,416.67 continuing through March 15, 2008, and an additional payment of $218,749.91 on March 15, 2008 (subject to Mr. Gutridge’s obligation to repay a pro rata portion of the final payment if his services are terminated by the Company for Cause or by him voluntarily after the final payment and before January 15, 2009). Any amounts that remain unpaid at the time of a change in control become payable upon the change in control. The completion of the merger would constitute a change in control under Mr. Gutridge’s agreement. The agreement with Mr. Gutridge also provides that any stock options held by him that were in the money on the date of the agreement would expire on December 31, 2007, and all other options held by him would expire on September 15, 2008. The stock options held by Mr. Gutridge as of the effective time of the merger will be treated as described in “—Treatment of Stock Options” on page 34.

Michael Gearhardt Severance Agreement

In November 2005, MTC entered into an agreement with Michael Gearhardt, which becomes operative upon the occurrence of a change in control and provides for certain payments following a change in control, including upon Mr. Gearhardt’s termination of employment in certain circumstances. The completion of the merger will constitute a change in control for purposes of Mr. Gearhardt’s agreement. As described below, the occurrence of a change in control results in certain terms of employment and severance protections taking effect.

Mr. Gearhardt’s agreement provides for payment to him, after the occurrence of a change of control and termination of employment, of a lump sum cash amount equal to any unpaid incentive compensation earned by him for any performance period ending prior to the date of his termination of employment, disregarding any applicable vesting requirements or any contingencies based on his continuing performance of services. Mr. Gearhardt also is entitled to a lump sum cash payment equal to the value of any annual bonus or long-term incentive pay (but not including any equity-based compensation or compensation provided under a qualified plan) earned by him with respect to his service during the performance period that includes the date on which the change in control occurs, disregarding any applicable vesting requirement. The amount described in the preceding sentence is calculated at the plan target or payout rate, pro rated on the basis of the number of days of Mr. Gearhardt’s participation during the performance period divided by the aggregate number of days in the performance period, taking into account service rendered through the payment date. These payments are to be made on the earlier of the date prescribed for payment under the applicable plan, program or agreement, or the date of Mr. Gearhardt’s termination of employment.

If Mr. Gearhardt’s employment is terminated during the twenty-four month period following the change in control, either by the Company or its successor, for any reason other than death, permanent disability or termination for cause (as defined in the agreement), or by him for good reason (as defined in the agreement), then Mr. Gearhardt will generally be entitled to receive severance benefits as follows:

•

A lump sum payment in an amount equal to two times the sum of (i) Mr. Gearhardt’s annual base salary (at the highest rate in effect for any period within three years prior to the termination date), plus (ii) an amount equal to not less than the average of the annual bonuses paid to the Executive over the two year period immediately preceding the termination date.

•	A lump sum payment equal to 24 times the amount then in effect for monthly health care COBRA premiums divided by 0.60.

The following table summarizes the estimated cost of the severance benefits for Michael Gearhardt if his employment was terminated immediately following the merger, assuming a February 28, 2008 merger closing date:

Two Times Base Salary plus Average Bonus	Lump Sum COBRA Payment	Total
$679,536	$36,373	$715,909

Mr. Gearhardt’s agreement also provides that any payments under his agreement may be reduced to the minimum extent necessary to avoid being classified as an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, but only if such reduction results in an increase in the aggregate payments to Mr. Gearhardt on an after-tax basis.

Deferred Compensation Plan

MTC executive officers are eligible to participate in a non-qualified deferred compensation plan, pursuant to which each participant may elect to defer, in the case of an executive officer, salary and/or bonus payments that he or she would otherwise have received, in an amount not to exceed $75,000 annually. MTC matches up to 3% of an employee’s deferred amounts and may make discretionary contributions to a participant’s account. Employees’ voluntary deferrals are 100% vested at all times. Matching contributions and discretionary contributions become vested upon the employees’ meeting minimum service requirements applicable to the employee. Unvested matching and discretionary contributions become 100% vested upon a change in control. The completion of the merger will constitute a change in control for purposes of the deferred compensation plan.

The following table shows the vested and non vested account balances of our executive officers who participate in the deferred compensation plan as of January 25, 2008.

Name	Vested Account Balance	Non-Vested Account Balance	Total
Mark N. Brown	$45,863	$0	$45,863
Stephen T. Catanzarita	$3,637	$3,637	$7,274
Michael I. Gearhardt	$0	$0	$0
Bruce A. Teeters	$0	$0	$0

MTC’s nonqualified deferred compensation plan allows for the reduction or deferral of payments to a participant if the payments would result in the participant being subject to an excise tax under Section 4999 of the Internal Revenue Code.

Transaction Bonus Awards

The MTC board of directors has authorized the Chairman of the MTC board/CEO to award and pay certain bonuses in the event that the MTC board of directors elects to proceed with one or more strategic alternatives, including the transactions contemplated by the merger agreement, and such transaction is successfully consummated. The completion of the merger will constitute a consummation of the transaction for purposes of these bonuses. The following table shows the amount of transaction bonus awards to be paid to certain executive officers of MTC upon consummation of the merger:

Name	Amount
Mark N. Brown	$450,000
Stephen T. Catanzarita	$300,000
Michael I. Gearhardt	$650,000
Bruce A. Teeters	$225,000

Indemnification; Directors’ and Officers’ Insurance

Under the merger agreement, BAE Systems has agreed to cause the surviving corporation to honor MTC’s obligations existing as of the date of the merger agreement to indemnify and hold harmless each current and former director and officer of MTC and its subsidiaries from liability and expenses for matters arising at or prior to the completion of the merger to the fullest extent permitted by the DGCL. BAE Systems has also agreed to cause the surviving corporation to provide for at least six years after the effective time of the merger the

Company’s current and former directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the effective time of the merger that is no less favorable than the existing policy maintained by the Company immediately prior to the effective time of the merger or, if substantially equivalent insurance coverage is unavailable, the best available coverage, subject to certain limitations on the amount of premiums required to be paid for such insurance coverage.

Governmental and Regulatory Matters

The merger is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to as the HSR Act. Under the provisions of the HSR Act, the merger cannot be completed until the companies have made required notifications, given certain information and materials to the Federal Trade Commission, which is referred to as the FTC, and to the Antitrust Division of the United States Department of Justice, which is referred to as the Antitrust Division, and a required 30-day waiting period has expired or been terminated. Pursuant to the requirements of the HSR Act, MTC and BAE Systems completed the filing of the forms with the Antitrust Division and the FTC on January 14, 2008. The waiting period will expire at 11:59 p.m. on February 13, 2008, unless a request for additional information is made by the FTC or the Antitrust Division, or unless we and BAE Systems decide to withdraw our filings and refile at a later date, in which case the waiting period will recommence.

The Antitrust Division and the FTC frequently scrutinize the legality of transactions under the antitrust laws. For example, the FTC could issue requests to MTC and BAE Systems for additional information regarding the merger. If such requests for additional information were made, the waiting period referred to above would be extended until the end of the 30th day after both MTC and BAE Systems have substantially complied with the requests for additional information or such later time as is agreed among the parties and the FTC, unless the waiting period is earlier terminated because the FTC determines to close its review.

Further, at any time before or after the consummation of the merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of certain of MTC’s or BAE Systems’ assets. Private parties and State Attorneys General may also bring legal actions under the antitrust laws.

Under Exon-Florio, the President of the United States is authorized to prohibit or suspend acquisitions, mergers or takeovers by or with foreign persons which could result in foreign control of persons engaged in interstate commerce in the United States, if the President determines, after investigation, that the foreign interest exercising control might take action that threatens to impair the national security of the United States and that other provisions of existing law do not provide adequate and appropriate authority to protect national security. The merger is subject to review under Exon-Florio by CFIUS. CFIUS, which administers Exon-Florio, is comprised of representatives from nine government entities, including the Departments of the Treasury, Homeland Security, Commerce, Defense, State, Energy, and Labor (nonvoting, ex officio), the Attorney General of the United States, and the Director of National Intelligence (nonvoting, ex officio), and also includes the heads of other executive departments, agencies, or offices, as the President determines appropriate.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the merger to our stockholders whose shares of common stock are converted into the right to receive cash under the merger agreement. The summary is based on provisions of the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code, United States Treasury Regulations promulgated thereunder, judicial opinions and published positions of the United States Internal Revenue Service, each in effect as of the date of this proxy statement and all of which are subject to differing interpretation and to change, possibly with retroactive effect. This summary applies only to stockholders who hold our shares of common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This summary does not purport to consider all aspects of

United States federal income taxation that might be relevant to MTC stockholders in light of their particular circumstances and does not apply to stockholders that are subject to special rules under the United States federal income tax laws (including, for example, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons subject to the alternative minimum tax, persons who hold or have held our shares of common stock as part of a straddle, hedge, constructive sale, conversion or other integrated transaction for tax purposes, and persons who acquired our shares of common stock in compensatory transactions). If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our shares of common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership.

This summary does not address the United States federal income tax consequences to any stockholder who, for United States federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign taxation.

All holders of our shares of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for such shares pursuant to the merger.

In general, a stockholder who surrenders our shares of common stock for cash pursuant to the merger will recognize a capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received in the merger and the stockholder’s adjusted tax basis in our shares of common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss if a stockholder’s holding period for such shares is more than one year at the time of the completion of the merger. In the case of individuals, long-term capital gain is currently eligible for reduced rates of United States federal income tax. There are limitations on the deductibility of capital losses.

The Company 401(k) plan’s surrender of our shares of common stock for cash pursuant to the merger will not result in any tax consequences to the Company 401(k) plan participants.

Backup federal tax withholding at a rate of 28% may apply with respect to certain payments, including cash received in the merger, unless a payee (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and that such stockholder is a U.S. person (including a U.S. resident alien) and otherwise complies with applicable requirements of the backup withholding rules. Each of our stockholders and, if applicable, each other payee should complete and sign the Substitute Form W-9 that will be included as part of the letter of transmittal to be returned to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided that you furnish the required information to the United States Internal Revenue Service.

The summary of the United States federal income tax consequences set forth above is for general informational purposes only and is not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, we urge all stockholders to consult with their own tax advisors regarding the tax consequences of the merger to them, including the application of state, local and foreign tax laws.

Appraisal Rights of MTC Stockholders

Holders of record of MTC common stock who do not vote in favor of the adoption of the merger agreement, and who otherwise comply with the applicable provisions of Section 262 of the DGCL, will be entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger. A person having a beneficial interest in shares of MTC common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is reprinted in its entirety as Annex E and incorporated into this proxy statement by reference. All references in Section 262 of the DGCL and in this summary to a “stockholder” or “holder” are to the record holder of the shares of MTC common stock as to which appraisal rights are asserted.

Holders of shares of MTC common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their MTC common stock appraised by the Delaware Court of Chancery and to receive, in lieu of the merger consideration, payment in cash of the “fair value” of the shares of MTC common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by that court. You should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be less than, the same, or more than the merger consideration that you are entitled to receive under the terms of the merger agreement.

Under Section 262 of the DGCL, when a proposed merger of a Delaware corporation is to be submitted for approval at a meeting of its stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for this meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in that required notice a copy of Section 262 of the DGCL.

This proxy statement constitutes the required notice to the holders of the shares of MTC common stock in respect of the merger, and Section 262 of the DGCL is attached to this proxy statement as Annex E. Any MTC stockholder who wishes to exercise appraisal rights in connection with the merger or who wishes to preserve the right to do so should review the following discussion and Annex E carefully, because failure to timely and properly comply with the procedures specified in Annex E will result in the loss of appraisal rights under the DGCL.

A holder of MTC common stock wishing to exercise appraisal rights must not vote in favor of the adoption of the merger agreement, and must deliver to MTC before the taking of the vote on the adoption of the merger agreement at the MTC special meeting a written demand for appraisal of their MTC common stock. This written demand for appraisal must be separate from any proxy or ballot abstaining from the vote on the adoption of the merger agreement or instructing or effecting a vote against the adoption of the merger agreement. This demand must reasonably inform MTC of the identity of the stockholder and of the stockholder’s intent thereby to demand appraisal of their shares in connection with the merger. A holder of MTC common stock wishing to exercise appraisal rights must be the record holder of the shares of MTC common stock on the date the written demand for appraisal is made and must continue to hold the shares of MTC common stock through the effective date of the merger. Accordingly, a holder of MTC common stock who is the record holder of MTC common stock on the date the written demand for appraisal is made, but who thereafter transfers the shares of MTC common stock prior to consummation of the merger, will lose any right to appraisal in respect of the shares of MTC common stock.

A proxy that is signed and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote AGAINST adoption of the merger agreement, or abstain from voting on the adoption of the merger agreement.

Only a holder of record of MTC common stock on the date of the making of a demand for appraisal will be entitled to assert appraisal rights for the shares of MTC common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, and must state that the person intends to demand appraisal of the holder’s shares. If the shares of MTC common stock are held of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, execution of the demand should be made in that capacity, and if the MTC common stock is held of record by more than one holder as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint holders. An authorized agent, including an agent for one or more joint holders, may execute a demand for appraisal on behalf of a holder of record. The agent, however, must identify the record holder or holders and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record holder or holders. A record holder such as a broker who holds MTC common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of MTC common stock held for one or more beneficial owners while not exercising appraisal rights with respect to the MTC common stock held for other beneficial owners. In this case, the written demand should set forth the number of shares of MTC common stock as to which appraisal is sought. When no number of shares of MTC common stock is expressly mentioned, the demand will be presumed to cover all MTC common stock in brokerage accounts or other nominee forms held by such record holder, and those who hold shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights under Section 262 of the DGCL are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal should be sent or delivered to MTC Technologies, Inc., 4032 Linden Avenue, Dayton, Ohio 45432, Attention: Corporate Secretary.

Within ten days after the effective date of the merger, MTC, or its successor, which we refer to generally as the surviving corporation, will notify each former MTC stockholder who has properly asserted appraisal rights under Section 262 of the DGCL, and has not voted in favor of the adoption of the merger agreement, of the date the merger became effective.

Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any former MTC stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by the stockholder, demanding a determination of the fair value of the shares of MTC common stock that are entitled to appraisal rights. None of BAE Systems, the surviving corporation or MTC is under any obligation to and none of them has any present intention to file a petition with respect to the appraisal of the fair value of the shares of MTC common stock, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation, MTC or BAE Systems will initiate any negotiations with respect to the fair value of such shares. Accordingly, it is the obligation of MTC stockholders wishing to assert appraisal rights to take all necessary action to perfect and maintain their appraisal rights within the time prescribed in Section 262 of the DGCL.

Within 120 days after the effective date of the merger, any former MTC stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of MTC common stock not voted in favor of adopting the merger agreement, and with respect to which demands for appraisal have been received and the aggregate number of former holders of these shares of MTC common stock. These statements must be mailed within ten days after a written request therefor has been received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.

If a petition for an appraisal is filed timely with the Delaware Court of Chancery by a former MTC stockholder and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days of service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all former MTC stockholders who have demanded appraisal of their shares of MTC common stock and with whom agreements as to value have not been reached. After notice to such former MTC stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery shall conduct a hearing on such petition to determine those former MTC stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the former MTC stockholders who demanded appraisal of their shares of MTC common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding. If any former stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to that former stockholder.

After determining which, if any, former MTC stockholders are entitled to appraisal, the Delaware Court of Chancery will appraise their shares of MTC common stock, determining their “fair value,” exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. MTC stockholders considering seeking appraisal should be aware that the fair value of their shares of MTC common stock as determined under Section 262 of the DGCL could be less than, the same as, or more than the value of the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of MTC common stock and that the investment banking opinion as to fairness from a financial point of view included in this proxy statement is not necessarily an opinion as to fair value under Section 262 of the DGCL.

In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

In addition, Delaware courts have decided that a stockholder’s statutory appraisal remedy may or may not be a dissenter’s exclusive remedy, depending on the factual circumstances.

The costs of the appraisal action may be determined by the Delaware Court of Chancery and levied upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a former MTC stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any former MTC stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, be charged pro rata against the value of all of the shares of MTC common stock entitled to appraisal.

Any holder of MTC common stock who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the consummation of the merger, be entitled to vote the shares of MTC common stock subject to this demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of MTC common stock (except dividends or other distributions payable to holders of record of MTC common stock as of a record date prior to the effective date of the merger).

If any stockholder who properly demands appraisal of his, her or its MTC common stock under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in Section 262 of the DGCL, that stockholder’s shares of MTC common stock will be deemed to have been converted into the right to receive the merger consideration payable (without interest) in the merger. An MTC stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers to MTC or the surviving corporation, as the case may be, a written withdrawal of their demand for appraisal. Any attempt to withdraw an appraisal demand in this manner more than 60 days after the effective date of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of these rights, in which event the shares held by the MTC stockholder will be deemed to have been converted into the right to receive the merger consideration payable (without interest) in the merger.

Any stockholder wishing to exercise appraisal rights is urged to consult with legal counsel prior to attempting to exercise such rights.

Accounting Treatment

BAE Systems will account for the merger as a “purchase,” as that term is used under U.S. generally accepted accounting principles, for accounting and financial reporting purposes.

Termination of Quotation and Deregistration of MTC Common Stock

MTC common stock is currently listed on the NASDAQ Global Select Market under the symbol “MTCT”. Upon consummation of the merger, MTC common stock will cease to be listed on NASDAQ, and MTC common stock will be deregistered under the Securities Exchange Act of 1934.

Certain Litigation Related to the Merger

On January 25, 2008, Superior Partners, an alleged MTC stockholder, filed a purported class action lawsuit on behalf of all MTC stockholders in the Court of Common Pleas for Montgomery County, Ohio (General Division) against MTC, all of the members of the board of directors of MTC, and BAE Systems. The complaint generally alleges that, in connection with approving the merger, the MTC directors breached their fiduciary duties of care, good faith, loyalty and disclosure owed to the MTC stockholders. The complaint further alleges that BAE Systems has aided and abetted the MTC directors in the breach of their fiduciary duties. In addition to nominal, compensatory and/or rescissory damages, the plaintiff seeks a certification of the lawsuit as a class action, a declaration that the plaintiff is a proper class representative, a declaration that the defendants breached their fiduciary duties to the plaintiff and the other stockholders of MTC and/or aided and abetted such breaches, an award of the costs and disbursements of the lawsuit, including reasonable attorneys’ and experts’ fees and other costs, and such other and further relief as the court may deem just and proper. Based on our review of the complaint, we believe that the lawsuit and the underlying claims are without merit. MTC intends to defend the lawsuit vigorously.

THE MERGER AGREEMENT

The following description of the merger agreement describes the material provisions of the merger agreement but does not purport to describe all of the terms of the merger agreement. The full text of the merger agreement is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You are urged to read the merger agreement in its entirety because it is the legal document that governs the merger.

The merger agreement should be read in conjunction with the disclosures in MTC’s filings with the SEC available at the SEC’s website, www.sec.gov. The provisions contained in the merger agreement are intended to govern the contractual rights and relationships, and to allocate risks, between MTC and BAE Systems with respect to the merger. The representations and warranties made by MTC and BAE Systems to one another in the merger agreement were negotiated between the parties, and any inaccuracies in the representations and warranties may be waived by the beneficiary of such representations and warranties. Moreover, the representations and warranties are qualified in a number of important respects, including through the use of exceptions for certain matters disclosed by the party that made the representations and warranties to the other party and may be subject to a contractual standard of materiality different from those generally applicable to stockholders. None of the representations and warranties will survive the closing of the merger.

The Merger

At the effective time of the merger, Mira Acquisition Sub Inc., a wholly owned subsidiary of BAE Systems, will be merged with and into MTC. The separate corporate existence of Mira Acquisition Sub Inc. will cease and MTC will continue as the surviving corporation. MTC will become a wholly owned subsidiary of BAE Systems. Mira Acquisition Sub Inc. was created solely for purposes of the merger and has no material assets or operations of its own.

Closing and Effective Time of the Merger

The closing of the merger will take place at 10:00 a.m. on the second business day after the satisfaction or waiver of all of the conditions described below under “—Conditions of the Merger” beginning on page 57 (other than any condition that by its nature cannot be satisfied until the closing of the merger, but subject to satisfaction of any such condition), unless MTC, BAE Systems and Mira Acquisition Sub Inc. agree to another time in writing.

The merger will become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as is specified in the certificate of merger and as is agreed to by MTC and BAE Systems, which is referred to as the effective time of the merger.

Consideration to be Received in the Merger

The merger agreement provides that, at the effective time of the merger, each then issued and outstanding MTC common stock share (other than any MTC common stock shares (i) held in the treasury of MTC, (ii) owned by BAE Systems, (iii) owned by any direct or indirect wholly-owned subsidiary of MTC or BAE Systems (including Mira Acquisition Sub Inc.), and (iv) held by MTC stockholders exercising appraisal rights) will be cancelled and extinguished and converted into the right to receive $24.00 in cash, without interest, which is referred to as the merger consideration. Following the effective time of the merger, each holder of MTC common stock shares will cease to have any rights with respect to such MTC common stock shares, except for the right to receive the merger consideration therefore, without interest.

Cancellation of Shares

Each MTC common stock share held by MTC as treasury stock and each MTC common stock share owned by BAE Systems or any direct or indirect wholly-owned subsidiary of BAE Systems (including Mira Acquisition

Sub Inc.) or MTC immediately prior to the effective time of the merger will be automatically canceled and extinguished and will not be entitled to any merger consideration.

Treatment of Stock Plans

At the effective time of the merger, (i) each then-outstanding MTC restricted share unit will be converted into the right to receive a cash payment equal to $24.00 (without interest) less any applicable withholding tax for each share of MTC common stock subject to such restricted share unit, and (ii) each then-outstanding stock option not previously exercised, whether or not then vested and exercisable, will be converted into the right to receive a cash payment equal to (A) the excess, if any, of $24.00 (without interest) over the exercise price per share of MTC common stock subject to such stock option multiplied by (B) the number of shares of MTC common stock subject to such stock option, less (C) any applicable withholding tax.

We have agreed to take all such lawful action as may be necessary to provide for and give effect to the foregoing.

Appraisal Rights

The merger agreement provides that any MTC common stock shares that are issued and outstanding immediately prior to the effective time of the merger and which are held by those of our stockholders who have not voted in favor of or consented to the merger and who are otherwise entitled to demand and have properly demanded and perfected their rights to be paid the fair value of such MTC common stock shares in accordance with, and who comply in all respects with, Section 262 of the DGCL will not be converted into the right to receive the merger consideration, and such MTC stockholders will be entitled to only such rights as are granted by Section 262 of the DGCL. However, if any such MTC stockholder fails to perfect or effectively waives, withdraws or loses his, her or its rights under Section 262 of the DGCL, his, her or its MTC common stock shares in respect of which he, she or it would otherwise be entitled to receive fair value under Section 262 of the DGCL will thereupon be deemed to have been converted, at the effective time of the merger, into the right to receive the merger consideration, without any interest thereon, upon surrender of the certificate(s) representing such MTC common stock shares.

Payment for Shares

Prior to completion of the merger, Mira Acquisition Sub Inc. will appoint a bank or trust company reasonably acceptable to MTC to act as paying agent for the payment of the merger consideration. At the effective time of the merger, BAE Systems or Mira Acquisition Sub Inc. will deposit, or will cause to be deposited, with the paying agent funds sufficient to pay the merger consideration.

As soon as reasonably practicable after the effective time of the merger (but no later than five business days after the effective time of the merger), the paying agent will mail to all record holders of a certificate or certificates representing MTC common stock shares whose shares were converted into the right to receive the merger consideration a letter of transmittal and instructions on how to surrender certificates representing such MTC common stock shares in exchange for the merger consideration. The certificates can be surrendered to the paying agent until the first anniversary of the effective time of the merger. Upon delivery of a valid letter of transmittal and the surrender of MTC common stock share certificates on or before the first anniversary of the effective time of the merger, Mira Acquisition Sub Inc. will cause the paying agent to pay the holder of such certificates, in exchange therefor, cash in an amount equal to the merger consideration multiplied by the number of MTC common stock shares represented by such certificate, without interest. Each certificate representing MTC common stock shares that is surrendered will be canceled. You should not send in your MTC common stock share certificates until you receive a letter of transmittal with instructions from the paying agent. Do not send MTC common stock share certificates with your proxy card.

Payment of the merger consideration may be made to a person other than the person in whose name a surrendered MTC common stock share certificate is registered if:

•	such certificate is properly endorsed or otherwise is in proper form for transfer; and

•

the person requesting such payment establishes to the satisfaction of Mira Acquisition Sub Inc. that any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of such surrendered certificate have been paid or are not applicable.

The merger consideration paid upon the surrender of certificates representing MTC common stock shares in accordance with the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the MTC common stock shares previously represented by such certificates. At the effective time of the merger, the stock transfer books of MTC will be closed and there will not be any further registration of transfers of any shares of MTC’s capital stock thereafter on the records of MTC.

If your MTC common stock share certificate has been lost, stolen or destroyed, you will be entitled to obtain payment of the merger consideration by making an affidavit to that effect and, if required by the surviving corporation, posting a bond, in such reasonable amount as the surviving corporation may direct, as indemnity against any claim that may be made against it with respect to your lost, stolen or destroyed MTC common stock share certificate.

Pursuant to the merger agreement, BAE Systems, the surviving corporation and the paying agent may deduct and withhold from the merger consideration and any other amounts payable under the merger agreement in connection with the stock options and restricted share units, any amounts required to be withheld or deducted under the applicable federal, state, local or foreign tax laws with respect to the making of such payment.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by MTC, including representations and warranties relating to:

•	corporate organization, good standing and similar matters;

•	corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	authorization of the merger agreement, the merger and the other transactions contemplated by the merger agreement and enforceability of the merger agreement;

•

required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•

absence of conflicts with, violation or breach of, defaults under, the charter documents and certain contracts and permits in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	capital structure and equity securities;

•	indebtedness;

•	accuracy and sufficiency of reports and financial statements filed with the SEC;

•	absence of certain “off-balance sheet arrangements”;

•	internal controls over financial reporting;

•	absence of certain changes or events and the conduct of business in the ordinary course of business since January 1, 2007;

•	absence of undisclosed liabilities;

•	compliance with applicable laws (including anti-bribery and export control laws), court orders and certain regulatory matters;

•	material contracts and government contracts;

•	accuracy of the information in this proxy statement;

•	legal proceedings;

•	labor matters;

•	employee compensation and benefits matters and matters relating to the Employee Retirement Income Securities Act of 1974, as amended;

•	real property;

•	intellectual property;

•	environmental matters and compliance with environmental laws;

•	tax matters;

•	receipt of fairness opinions from each of Raymond James and Stifel Nicolaus;

•	brokers’, finder’s and similar fees payable in connection with the merger and the other transactions contemplated by the merger agreement;

•	the inapplicability of state takeover statutes; and

•	transactions with related persons.

The merger agreement also contains a number of representations and warranties by BAE Systems and Mira Acquisition Sub Inc., including representations and warranties relating to:

•	corporate organization, good standing and similar matters;

•	corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	authorization of the merger agreement, the merger and the other transactions contemplated by the merger agreement, and enforceability of the merger agreement;

•

required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•

absence of conflicts with, violation or breach of, defaults under, the charter documents and certain contracts and permits in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	“interested stockholder” (as defined in Section 203 of the DGCL) status and the ownership of MTC common stock shares;

•	accuracy of information supplied to MTC for inclusion or incorporation by reference in this proxy statement;

•	sufficiency of funds to pay the merger consideration;

•	operations of Mira Acquisition Sub Inc. since its formation; and

•	legal proceedings.

Significant portions of the representations and warranties of MTC, BAE Systems and Mira Acquisition Sub Inc. are qualified as to “materiality” or “material adverse effect.” Under the merger agreement, a material adverse effect means, when used in connection with MTC, any event, circumstance, change, occurrence, state of facts or effect that has a material adverse effect (“material” and “materially” have correlative meanings) on (i) the business, assets, condition (financial or otherwise) or results of operations of MTC and its subsidiaries, taken as a whole, or (ii) the ability of MTC to consummate the merger and or otherwise perform its obligations under the merger agreement, except, in the case of clause (i), any such events, circumstances, changes, occurrences, states of facts or effects to the extent arising out of or caused by any of the following (except, in the case of the first four bullets below, to the extent such event, circumstance, change, occurrence, state of facts or effect has a disproportionate effect on MTC and its subsidiaries, taken as a whole, compared with other similarly situated companies):

•	changes in industries in which MTC and its subsidiaries operate in general and not specifically relating to MTC and its subsidiaries;

•

general legal, regulatory, political, business, economic, financial or securities market conditions in the United States or elsewhere (including fluctuations, in and of themselves, in the price of the MTC common stock shares, provided that any underlying event, circumstance, change, occurrence, state of facts or effect that may have caused or contributed to such change in the trading price of the MTC common stock shares shall not be excluded);

•	acts of war, insurrection or terrorism;

•	changes in the United States generally accepted accounting principles, which are referred to as GAAP, or the accounting rules or regulations of the SEC;

•

the announcement of the merger agreement and the undertaking and performance or observance of the obligations contemplated by the merger agreement or necessary to consummate the transactions contemplated by the merger agreement (including uncertainties associated with the period between the date of the merger agreement and the closing date of the merger) including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees; or

•

the failure, in and of itself, by MTC to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the merger agreement, provided that any underlying event, circumstance, change, occurrence, state of facts or effect that may have caused or contributed to such failure shall not be excluded.

Further, any event, circumstance, change, occurrence, state of facts or effect that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, the suspension or debarment (or the functional equivalents thereof) of, or that warrants or would reasonably be expected to warrant the institution of suspension or debarment proceedings (or the functional equivalents thereof) with respect to, MTC or any of its subsidiaries or divisions (or any portion of any of the foregoing) or any of their respective directors, officers, employees, consultants or agents (in their capacity as such for MTC and its subsidiaries), will be deemed to have had a material adverse effect on MTC.

Covenants and Agreements

Operating Covenants

We have agreed, with certain exceptions, that during the period from the date of the merger agreement until the effective time of the merger:

•

the Company and its subsidiaries will conduct business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, each of the Company and its subsidiaries will use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors, business partners, and governmental entities (including maintaining all governmental licenses, authorizations, permits, consents, approvals, variances, exemptions and orders necessary for the operation of the businesses of the Company and its subsidiaries);

•

the Company will not amend its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws and its subsidiaries will not amend their certificate of incorporation, bylaws or other comparable charter or organizational documents;

•

neither the Company nor any of its subsidiaries will (A) declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, with respect to its capital stock; (B) issue, sell, transfer, pledge, dispose of or encumber (or agree to do any of the foregoing with respect to) any additional shares of capital stock of the Company or its subsidiaries or other rights, instruments, agreements, arrangements or commitments related to the equity interests or voting securities of the Company or its subsidiaries (including treasury stock), other than in respect of the shares of the Company’s capital stock reserved for issuance on the date of the merger agreement and issued pursuant to the exercise of stock options outstanding on the date of the merger agreement, (C) split, combine or reclassify the MTC common stock shares or any other outstanding capital stock of the Company or any of its subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution therefor or (D) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock of the Company or any of its subsidiaries or other rights, instruments, agreements, arrangements or commitments related to the equity interests or voting securities of the Company or its subsidiaries;

•

except as required by applicable law or under the terms of any employee benefit plan of the Company as of the date of the merger agreement, the Company will not and will not permit its subsidiaries to (A) make any changes in the compensation payable or to become payable to any of its officers, directors, employees, agents, consultants (other than general increases in wages to employees who are not officers, directors or affiliates of the Company in the ordinary course of business and consistent with past practice) or other persons providing management services, (B) enter into or amend any employment, consulting, severance or termination agreement or any employee benefit plan of the Company (subject to certain exceptions), or (C) make any loans (other than travel and payroll advances to non-officer employees in the ordinary course of business consistent with past practice) to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan of the Company or otherwise;

•

except as required by applicable law or under the terms of any employee benefit plan of the Company as of the date of the merger agreement, the Company will not and will not permit its subsidiaries to (A) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate, (B) pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days (other than in the ordinary course consistent with past practice), or (C) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any employee benefit plan of the

Company, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any past or present director, officer, employee, agent or consultant;

•

neither the Company nor any of its subsidiaries will (A) incur or assume (1) any long-term indebtedness, or (2) any short-term indebtedness except in the ordinary course of business consistent with past practice, in amounts consistent with past practice, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, or enter into any arrangement having the economic effect of any of the foregoing, except in the ordinary course of business consistent with past practice with respect to indebtedness of wholly-owned subsidiaries permitted to be incurred or assumed pursuant to clause (A) above in amounts consistent with past practice, (C) make any loans, advances or capital contributions to, or investments in, any other person except from the Company or any direct or indirect wholly-owned subsidiary of the Company (on the one hand) to the Company or any direct or indirect wholly-owned subsidiary (on the other hand) or (D) enter into any material commitment or transaction (including any borrowing, capital expenditure or purchase, sale or lease of assets or real estate), except in the ordinary course of business consistent with past practice;

•

neither the Company nor any of its subsidiaries will make or authorize any capital expenditure, other than capital expenditures contemplated by (and not in advance of the applicable date or dates contemplated therefor in) the Company’s existing 2008 capital budget;

•

neither the Company nor any of its subsidiaries will (A) pay, discharge, waive, settle or satisfy, or make any payment for the waiver thereof, any rights, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, waiver, settlement or satisfaction, in the ordinary course of business consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements included in the forms, reports, schedules, statements, certificates and other documents required to be filed or furnished by the Company since January 1, 2005, under the Exchange Act or the Securities Act (such financial statements are referred to as the Company financial statements), or the notes to the Company financial statements (for amounts not materially in excess of such reserves) or of claims, liabilities or obligations incurred since the date of the Company financial statements in the ordinary course of business consistent with past practice or (B) waive any claims of substantial value;

•

neither the Company nor any of its subsidiaries will (A) change any of the accounting methods, principles or practices used by it unless required by a change in GAAP or law, (B) settle any material tax claim or assessment, (C) consent to any material tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment or (D) make or change any material tax election;

•

neither the Company nor any of its subsidiaries will (A) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization (other than the merger agreement), (B) acquire by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (C) acquire, transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets (other than acquisitions of raw materials and inventory and sales of inventory, in each case in the ordinary course of business consistent with past practice);

•

neither the Company nor any of its subsidiaries will waive the benefits of, or agree to modify in any manner, or consent to any matter with respect to which its consent is required under, any material confidentiality agreement or any standstill or similar agreement to which the Company or any of its subsidiaries is a party;

•

neither the Company nor any of its subsidiaries will (A) enter into a contract, or make a bid, quotation or proposal that if accepted or awarded would lead to a contract, or accept a task order, which if entered into would (1) be a contract containing covenants of or binding upon the Company or any of its subsidiaries (or which, following the consummation of the merger, could bind BAE Systems or any of its affiliates) not to compete in or otherwise engage in any line of business or industry or in any geographical area or otherwise, (2) include an organizational conflict of interest (as defined by Subpart 9.5 of the Federal Acquisition Regulation) provision or that would or would reasonably be expected to create an organizational conflict of interest issue for BAE Systems, (3) otherwise be a material contract, other than (x) teaming agreements which include an exclusivity or similar provision, bids, quotations or proposals for fixed price development contracts, bids, quotations or proposals for fixed price production contracts with a contract value of at least $5,000,000, in each case entered into or made following consultation with BAE Systems, which shall not be unduly delayed by BAE Systems and (y) teaming agreements that do not include an exclusivity or similar provision, or (4) be a contract with any officer, director or affiliate of the Company or any of its subsidiaries or any person who has a family relationship (as defined in Item 401(d) of Regulation S-K) with any officer, director or affiliate of the Company or any of its subsidiaries (who are collectively referred to as related persons), or amend, revise, or renew or terminate any such contract, bid, quotation or proposal, material contract or contract with a related person or (B) enter into any contract under which the consummation of the merger and the other transactions contemplated by the merger agreement or compliance by the Company with the provisions of the merger agreement could reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any encumbrance upon any of the properties or assets of the Company or any of its subsidiaries;

•

neither the Company nor any of its subsidiaries will select any “Fixed Rate Period” for any of the Variable Rate Industrial Development Bonds issued by the Industrial Development Board of the City of Albertville, Alabama, which are referred to as IDB bonds;

•

neither the Company nor any of its subsidiaries will expand the nature or scope of its business outside of the United States, including with respect to countries, sales practices, distributors, agents and customers;

•	neither the Company nor any of its subsidiaries will revalue any assets that are material to the Company and its subsidiaries, taken as a whole, except as required by GAAP; and

•

neither the Company nor any of its subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

Agreements with Related Persons

We have agreed, with certain exceptions, that we will cause all contracts or other agreements between the Company and any of its subsidiaries, on the one hand, and Rajesh K. Soin and his affiliates (including the stockholders of the Company that are party to the voting agreement (see “The Voting Agreement” beginning on page 62)), or any of their related persons, on the other hand, (i) that we have specifically disclosed to BAE Systems, to be terminated (for the avoidance of doubt, including provisions that purport to survive termination) and (ii) that were not specifically disclosed to BAE Systems, to be terminated (for the avoidance of doubt, including provisions that purport to survive termination), at BAE Systems’ option, in each case immediately prior to the closing of the merger without the payment of any fees, expenses or other amounts thereunder. We have further agreed, with certain exceptions, that we will not make any payments or commit or agree to make any payments under any contract or agreement described in the foregoing sentence between the date of the merger agreement and the closing of the merger.

Certain Tax Matters

We have agreed that during the period from the date of the merger agreement until the effective time of the merger, the Company will, and will cause each of its subsidiaries to promptly notify BAE Systems of any audit or other action that becomes pending against or with respect to the Company or any of its subsidiaries in respect of any tax. Further, we have agreed to cooperate with BAE Systems and Mira Acquisition Sub Inc. and provide them with all information as is reasonably necessary for the parties to the merger agreement to satisfy the reporting obligations under Section 6043A of the Internal Revenue Code, to the extent it applies to the transactions contemplated by the merger agreement.

In addition, pursuant to the merger agreement, the Company and its subsidiaries are required to promptly advise BAE Systems if, after the date of the merger agreement, the chief executive officer or chief financial officer of the Company becomes aware of, or the Company’s auditors or board of directors are advised of, (i) any fact, circumstance or change that is reasonably likely to result in a “significant deficiency” or a “material weakness” (each as defined in Public Company Accounting Oversight Board Auditing Standard 2) in the Company’s internal controls over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

No Solicitation; Board Recommendation

We have agreed that we will not, nor will we authorize or permit any of our subsidiaries or our or their officers, directors or employees, investment bankers, attorneys, accountants or other advisors, agents or other representatives to, directly or indirectly:

•	solicit, initiate, facilitate or encourage the submission of any takeover proposal;

•

enter into any agreement (other than a confidentiality agreement with a third party making a takeover proposal as specified below) with respect to any takeover proposal or resolve, agree or propose to take any such actions; or

•

provide any non-public information regarding the Company to any third party or engage in any negotiations or discussions in connection with, or otherwise cooperate in any way with, any takeover proposal.

The merger agreement provides that, notwithstanding the restrictions described above, if, at any time prior to the time that our stockholders adopt the merger agreement, we or our representatives receive an unsolicited takeover proposal which does not otherwise result from a breach of the Company’s non-solicitation obligation under the merger agreement, we may, if our board of directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that the following actions would reasonably be expected to result in the takeover proposal becoming a superior proposal, (i) provide any non-public information regarding the Company to the person making such takeover proposal pursuant to a customary confidentiality agreement with the terms substantially similar to, and not less restrictive of such person than, those contained in the confidentiality agreement between the Company and BAE Systems (provided that such confidentiality agreement and any related agreement may not contain any provision calling for a right to negotiate exclusively with the person making such takeover proposal or having the effect of prohibiting the Company from satisfying any of its obligations under the merger agreement) or (ii) engage in any negotiations or discussions with such person regarding any takeover proposal. Pursuant to the merger agreement, neither our board of directors nor the Company may take any action to render Section 203 of the DGCL or any similar takeover statute inapplicable to any takeover proposal other than in connection with entering into an agreement relating to a superior proposal.

We have also agreed to promptly (but in no event later than 24 hours after receipt) advise BAE Systems of the receipt of any takeover proposal and of the price and other material terms and conditions of any such takeover proposal and of any changes or supplements thereto. Further, we have agreed to (i) promptly (but in no case later than 24 hours thereafter) advise BAE Systems of the commencement of any discussions with any third party or its representatives regarding a takeover proposal by such third party and (ii) keep BAE Systems fully apprised on a current basis of any material related developments, discussions, and negotiations and provide to BAE Systems promptly (but in no case later than 24 hours) after receipt or delivery thereof with copies of such takeover proposal (including any amendments or supplements thereto) and all such other information provided in writing to the Company by the party making such takeover proposal. In addition, we have agreed to provide or make available to BAE Systems and Mira Acquisition Sub Inc. on a prior or substantially concurrent basis all information provided to a third party making a takeover proposal, if such information was not previously furnished to BAE Systems or Mira Acquisition Sub Inc.

Neither our board of directors nor any committee thereof may (i) withdraw or modify in a manner adverse to BAE Systems or Mira Acquisition Sub Inc. our board’s recommendation to the Company’s stockholders to adopt the merger agreement (such withdrawal or modification is referred to as an adverse recommendation change) or our board’s approval of the merger agreement or any of the transactions contemplated thereby, (ii) recommend that the Company’s stockholders reject adoption of the merger agreement, (iii) determine that the merger agreement and the transactions contemplated thereby are no longer fair to and in the best interests of the Company’s stockholders or declare that the merger agreement is no longer advisable, (iv) approve or recommend any takeover proposal or (v) resolve, agree or publicly propose to take any such actions.

Notwithstanding the foregoing restrictions, our board of directors may at any time prior to the adoption of the merger agreement by our stockholders, in response to a superior proposal that was not solicited by us or our subsidiaries or affiliates or any of our or their representatives and did not otherwise result from a breach of the Company’s non-solicitation obligations under the merger agreement, (i) terminate the merger agreement in order to cause the Company to concurrently enter into a definitive agreement with respect to such superior proposal (see “—Termination” beginning on page 59 for applicable termination procedures), and (ii) make an adverse recommendation change, but, in each case, only:

•

if and to the extent that our board of directors determines in good faith, after consultation with outside counsel and its financial advisor, that failing to take any such action would result in a breach of the fiduciary duties of our board of directors; and

•

at a time that is after the fourth business day following our delivery to BAE Systems of written notice advising it that our board of directors intends to take such action, specifying, in the case of the termination of the merger agreement for purposes of entering into a definitive agreement with respect to the superior proposal, the terms and conditions of such superior proposal, including the identity of the person making the superior proposal and, in the case of making the adverse recommendation change, reasonable details regarding the cause for, and nature of, the adverse recommendation change.

The foregoing is further subject to the following requirements:

•

any amendment to the financial terms or any other material term of any applicable takeover proposal or superior proposal will require a new written notice by us and a new three business day period, and no termination of the merger agreement by us or adverse recommendation change may be made during any such three business day period;

•

we will, and we will cause our financial and legal advisors to, during such four or three business day period described above, negotiate with BAE Systems and Mira Acquisition Sub Inc. in good faith, to the extent BAE Systems and Mira Acquisition Sub Inc. desire to negotiate, to make such changes in the terms and conditions of the merger agreement so that such takeover proposal ceases to constitute a superior proposal or that the cause for such adverse recommendation change ceases to exist;

•

our board of directors will take into account any changes to the financial and other terms of the merger agreement proposed by BAE Systems in response to any such written notice by us or otherwise; and

•

the requirements for terminating the merger agreement and making the adverse recommendation change are still satisfied at the time the merger agreement is terminated or at the time such adverse recommendation change is made.

A “superior proposal” as used herein means a “takeover proposal” (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the shares of common stock of the Company or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities, (ii) that is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein, and (iii) that our board of directors determines in good faith, after consultation with outside counsel and its financial advisor (taking into account any changes to the merger agreement proposed by BAE Systems in response to a takeover proposal), has a higher value to the stockholders of the Company than the consideration to be received by the stockholders of the Company in the merger and the other transactions contemplated by the merger agreement.

A “takeover proposal” as used herein means (i) any inquiry, proposal or offer for or with respect to a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or other similar transaction involving the Company or any of its “Significant Subsidiaries” (as such term is defined in the Exchange Act), (ii) any inquiry, proposal or offer to acquire in any manner, directly or indirectly, more than 20% of the outstanding shares of common stock of the Company or (iii) any inquiry, proposal or offer to acquire in any manner (including the acquisition of stock in any subsidiary of the Company), directly or indirectly, assets or businesses of the Company or its subsidiaries representing more than 20% of the consolidated assets, revenues or net income of the Company, in each case, other than the transactions contemplated by the merger agreement.

Nothing described above limits our ability to take and disclose to our stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or to make any other disclosure to our stockholders if, in our board’s determination in good faith after consultation with outside counsel, such disclosure is required under applicable law (provided that the Company and our board of directors may not make adverse recommendation change except to the extent expressly permitted by the exceptions referenced above).

Reasonable Best Efforts and Certain Pre-Closing Obligations

We and BAE Systems have agreed to use our reasonable best efforts to take, or cause to be taken, actions, and do, or cause to be done, things necessary, proper or advisable under any applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including using reasonable best efforts in:

•	the preparation and filing of all forms, registrations and notices required to be filed to consummate the merger and the other transactions contemplated by the merger agreement;

•

obtaining (and cooperating with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any third party, including any governmental entity (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other governmental entity) required to be obtained or made in connection with the merger and the other transactions contemplated by the merger agreement; and

•

the execution and delivery of any additional instruments necessary to consummate the merger and the other transactions contemplated by the merger agreement and to fully carry out the purposes thereof subject to compliance with the merger agreement.

In addition, we and BAE Systems have each agreed to:

•	cooperate in preparation and filing of this proxy statement with the SEC, to the extent specified in the merger agreement;

•

use reasonable best efforts not to take any action after the date of the merger agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any governmental entity necessary to be obtained prior to the closing of the merger.

•	use reasonable best efforts to file as promptly as practicable (but in any event no later than fifteen business days after the date of the merger agreement) notifications under the HSR Act;

•

use reasonable best efforts to respond, as promptly as practicable, to any inquiries and requests received from any governmental entity in connection with antitrust matters, including the FTC and the Antitrust Division;

•

promptly consult with the other and provide the other with any necessary information with respect to, all filings made by it with any governmental entity or any other information supplied by it to, or correspondence with, a governmental entity in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•

use reasonable best efforts to resolve any objections that may be asserted by any governmental entity with respect to the transactions contemplated by the merger agreement under the HSR Act and any other antitrust laws and use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other antitrust laws with respect to the transactions contemplated by the merger agreement as promptly as possible after the execution of the merger agreement;

•

use reasonable best efforts (as such efforts are described in further detail in the merger agreement) to avoid or eliminate each and every impediment under any antitrust laws so as to enable the closing of the merger to occur as promptly as practicable (and in any event no later than the outside date (as defined hereinafter (see “—Termination” beginning on page 59)), including to avoid BAE Systems or its subsidiaries from being disqualified or otherwise precluded from providing certain goods or services to the United States Department of Defense as a result of an organizational conflict of interest issue; and

•

cooperate with respect to the prompt preparation and submission of a joint filing and any requested supplemental information to CFIUS, under Exon-Florio with regard to the merger and the other transactions contemplated by the merger agreement (BAE Systems will take primary responsibility for preparation and submission of such joint filing and the Company will promptly provide to BAE Systems all necessary information and otherwise promptly assist BAE Systems in order for BAE Systems to complete preparation and submission of such joint filing with CFIUS, to respond to any inquiries from CFIUS or any other interested governmental entity and use reasonable best efforts to secure the approval of CFIUS of the merger and the other transactions contemplated by the merger agreement).

Notwithstanding any of the foregoing or anything to the contrary in the merger agreement, the parties agreed that no provision in the merger agreement shall be construed as requiring BAE Systems or any of its affiliates to agree to any prohibition, limitation, restriction or other requirement (i) on the businesses, product lines, assets or operations of BAE Systems or any of its affiliates, or if such prohibition, limitation, restriction or other requirement would reasonably be expected to have a material adverse effect on the Company, any portion of the businesses, product lines, assets or operations of the Company and its subsidiaries or (ii) that requires BAE Systems or any of its affiliates to dispose of or hold separate any portion of the businesses, product lines, assets or operations of BAE Systems or any of its affiliates, or if such prohibition, limitation, restriction or other requirement would reasonably be expected to have a material adverse effect on the Company, any portion of the businesses, product lines, assets or operations of the Company and its subsidiaries or (iii) that otherwise restricts the ability of BAE Systems and its affiliates to acquire, manage and hold, if such prohibition, limitation, restriction or other requirement would reasonably be expected to have a material adverse effect on the Company, any portion of the businesses, product lines, assets or operations of the Company and its subsidiaries.

State Takeover Statutes

We have agreed that we and our board of directors will take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the merger agreement or any of the transactions contemplated thereby and if any such statute or regulation becomes applicable to the merger agreement or any of the transactions contemplated thereby, take all action necessary to ensure that the merger and the other transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise to minimize the effect of such statute or regulation on the merger and the other transactions contemplated by the merger agreement.

Access to Information; Confidentiality

We have agreed to provide, and cause our subsidiaries to provide, BAE Systems and its representatives, from time to time prior to the earlier of the effective time of the merger or the termination of the merger agreement, with reasonable access during normal business hours to, and upon request, copies of relevant information to BAE Systems regarding (i) our and our subsidiaries’ respective properties, books, contracts, commitments, personnel and records, (ii) information regarding actual or potential organizational conflict of interest issues, (iii) information regarding our and our subsidiaries’ business outside the United States, including with respect to sales practices, distributors, agents, customers and revenue and (iv) such other information as BAE Systems may reasonably request with respect to the Company and its subsidiaries and their respective businesses, financial condition and operations. Such non-public information received from us or our affiliates or representatives will be held in confidence in accordance with the provisions of the confidentiality agreement between the Company and BAE Systems.

Meeting of Our Stockholders

We have agreed to, as soon as practicable after the date of the merger agreement, duly call, give notice of, convene and hold a special meeting of our stockholders for the purpose of considering and taking action upon the adoption of the merger agreement, which meeting is the subject of this proxy statement.

Indemnification and Insurance

Under the merger agreement, from and after the effective time of the merger, the surviving corporation will, and BAE Systems will cause the surviving corporation to, to the fullest extent permitted under the DGCL, honor the Company’s obligations existing as of the date of the merger agreement to indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries and each such individual who served at the request of the Company or its subsidiaries as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the effective time of the merger), whether civil, administrative or investigative, based on the fact that such individual is or was such a director or officer or is or was serving at the request of the Company or its subsidiaries and arising out of or pertaining to any action or omission occurring at or before the effective time of the merger (including the transactions contemplated by the merger agreement). BAE Systems has also agreed to cause the surviving corporation to provide for at least six years after the effective time of the merger the Company’s current and former directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the effective time of the merger that is no less favorable than the existing policy maintained by the Company immediately prior to the effective time of the merger or, if substantially equivalent insurance coverage is unavailable, the best available coverage, subject to certain limitations on the amount of premiums required to be paid for such insurance coverage.

Employee Benefit Matters

For a period of one year following completion of the merger, BAE Systems has agreed that it will, or will cause one of its subsidiaries (including the surviving corporation) to, maintain employee benefit plans that provide employee benefits which are in the aggregate substantially comparable, excluding equity awards, to the benefits provided under the employee benefit plans of the Company as of the date of the merger agreement (provided that there will be no duplication of benefits).

BAE Systems has further agreed that with respect to any BAE Systems employee benefit plan in which any employee of the Company or any of its subsidiaries first becomes eligible to participate on or after the effective time of the merger, BAE Systems will (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employee and his or her eligible dependents under such BAE Systems employee benefit plans except to the extent such pre-existing conditions, exclusions or waiting periods applied immediately before the effective time of the merger under the analogous employee benefit plans of the Company, (ii) provide such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to becoming eligible to participate in such BAE Systems employee benefit plan under the analogous employee benefit plans of the Company in satisfying any applicable deductible or annual or lifetime maximum out-of-pocket requirements under such BAE Systems employee benefit plan, and (iii) recognize all service of such employee with the Company and its subsidiaries and predecessors that was recognized by the Company or any such subsidiary prior to the date of the merger agreement in the ordinary course of administering its or such subsidiary’s employee benefits, for purposes of eligibility and vesting (other than under any defined benefit pension plan or as would result in any duplication of benefits) under the BAE Systems employee benefits plan, to the extent that such service was recognized for that purpose under any analogous employee benefit plans of the Company.

Additional Agreements

The merger agreement contains additional agreements between us and BAE Systems relating to, among other things:

•	the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the transactions contemplated by the merger agreement;

•

us using reasonable best efforts to effect the transfers of any permits issued by any governmental entity if required as a result of the execution of the merger agreement or the consummation of the transactions contemplated by the merger agreement;

•	consultations regarding public announcements;

•	notification of certain matters;

•	compliance of Mira Acquisition Sub Inc. with all of its obligations under or related to the merger agreement; and

•

satisfaction of all outstanding obligations under our existing credit facility and the IDB bonds (including in the case of the IDB bonds, compliance with the payoff notice (which may be conditioned on the closing of the merger) and defeasance provisions of the IDB bonds to the extent and in the manner and at the times reasonably requested by BAE Systems).

Conditions of the Merger

The obligation of each party to the merger agreement to effect the merger is subject to the satisfaction or waiver on or before the closing date of the merger of the following conditions:

•	adoption of the merger agreement by MTC stockholders;

•

(i) the waiting period (including any extension thereof) applicable to the consummation of the merger under the HSR Act will have expired or been terminated; (ii) the period of time for any applicable review process under Exon-Florio will have expired, and the President of the United States will not have taken action to prevent the consummation of the merger or the other transactions contemplated by the merger agreement; and (iii) all other material filings with or permits, authorizations, consents and approvals of or expirations of waiting periods imposed by any governmental entity required to consummate the merger or the other transactions contemplated by the merger agreement will have been obtained or filed or will have occurred (collectively, (i) through (iii) are referred to as the governmental approval condition); and

•

no order or law, entered, enacted, promulgated, enforced or issued by any court of competent jurisdiction, or any other governmental entity, or other legal restraint or prohibition, each of which is referred to as a transaction restraint, shall be in effect preventing the consummation of the merger or the other transactions contemplated by the merger agreement (provided, however, that each of the parties to the merger agreement will have used its reasonable best efforts to prevent the entry of any such transaction restraints and to appeal as promptly as possible any such transaction restraints that may be entered to the extent required by the merger agreement).

The obligation of BAE Systems and Mira Acquisition Sub Inc. to effect the merger is further subject to the satisfaction, or waiver by BAE Systems and Mira Acquisition Sub Inc., on or prior to the closing date of the merger, of the following conditions:

•	accuracy as of the date of the merger agreement and as of the closing of the merger of the representations and warranties made by us to the extent specified in the merger agreement;

•

performance of or compliance with the covenants and agreements contained in the merger agreement to be performed or complied with by us prior to or on the closing date to the extent specified in the merger agreement;

•	delivery to BAE Systems of a certificate signed by our chief executive officer and chief financial officer certifying to the satisfaction of the two conditions above-mentioned;

•

absence of any event, circumstance, change, occurrence, state of facts or effect since January 1, 2007 having, or that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;

•

absence of any pending suit, proceeding or other action by any governmental entity that seeks or that would reasonably be expected to impose any prohibition, limitation, restriction or other requirement (i) on the businesses, product lines, assets or operations of BAE Systems or any of its affiliates, or if such prohibition, limitation, restriction or other requirement would reasonably be expected to have a material adverse effect on the Company, any portion of the businesses, product lines, assets or operations of the Company and its subsidiaries or (ii) that requires BAE Systems or any of its affiliates to dispose of or hold separate any portion of the businesses, product lines, assets or operations of BAE Systems or any of its affiliates, or if such prohibition, limitation, restriction or other requirement would reasonably be expected to have a material adverse effect on the Company, any portion of the businesses, product lines, assets or operations of the Company and its subsidiaries or (iii) that otherwise restricts the ability of BAE Systems and its affiliates to acquire, manage and hold, if such prohibition, limitation, restriction or other requirement would reasonably be expected to have a material adverse effect on the Company, any portion of the businesses, product lines, assets or operations of the Company and its subsidiaries (such suits, proceedings and actions are referred to as antitrust impediments); and

•

prior to the consummation of the merger and with the concurrence of the United States government, (i) each organizational conflict of interest provision under certain contracts specified in the schedules to the merger agreement, referred to as the specified contracts, shall have been deleted or modified in a manner such that it shall not apply to or affect BAE Systems, the Company or any of their respective subsidiaries following the merger or (ii) such specified contract shall have been divested or otherwise transferred to a third party ((i) and (ii) are referred to as the specified contracts condition).

The obligation of MTC to effect the merger is further subject to the satisfaction, or waiver by MTC, on or prior to the closing date of the merger, of the following conditions:

•

accuracy as of date of the merger agreement and as of the closing of the merger of the representations and warranties made BAE Systems and Mira Acquisition Sub Inc. to the extent specified in the merger agreement;

•

performance of or compliance with the covenants and agreements of each of BAE Systems and Mira Acquisition Sub Inc. contained in the merger agreement to be performed or complied with by it prior to or on the closing date to the extent specified in the merger agreement; and

•

delivery to us of a certificate signed by each of BAE Systems and Mira Acquisition Sub Inc.’s chief executive officer (or chief legal officer in case of BAE Systems) and chief financial officer certifying to the satisfaction of the two conditions above-mentioned.

We and BAE Systems can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so.

Termination

We, BAE Systems and Mira Acquisition Sub Inc. may mutually agree in writing, at any time prior to the effective time of the merger, to terminate the merger agreement and abandon the merger. Also, either BAE Systems or us may terminate the merger agreement and abandon the merger without the consent of the other, at any time prior to the effective time of the merger if:

•

the merger is not consummated on or before April 30, 2008, referred to as the outside date (the outside date will be extended to July 31, 2008, without any action on the part of the parties to the merger agreement (and such date will become the outside date), if on April 30, 2008, all conditions to the closing of the merger either have been fulfilled or are then capable of being fulfilled, except (i) the governmental approval condition, (ii) the specified contracts condition, (iii) the absence of a transaction restraint condition, or (iv) the absence of the antitrust impediments condition); provided, that a party whose breach of any provision of the merger agreement in any material respect results in a failure of the merger to be consummated by the outside date will not be able to terminate under this provision;

•

a permanent injunction or other order which is final and nonappealable, has been issued or taken restraining or otherwise prohibiting consummation of the merger or any of the other transactions contemplated by the merger agreement; provided that the party seeking to terminate the merger agreement pursuant to this provision has used all reasonable best efforts to prevent the entry of such permanent injunction or other order to the extent required by and subject to the merger agreement; or

•	our stockholders fail to adopt the merger agreement at the special meeting (including any adjournments and postponements thereof).

BAE Systems can terminate the merger agreement before the effective time of the merger if:

•	our board of directors or any committee thereof has made an adverse recommendation change; or

•

the Company breaches or fails to perform or comply with any of its representations warranties, covenants or agreements contained in the merger agreement, which breach or failure to perform or comply would give rise to the failure of certain conditions to completion of the merger being satisfied, and such breach or failure cannot be cured by the outside date (provided that BAE Systems is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement).

We can terminate the merger agreement:

•

before the effective time of the merger, if either BAE Systems or Mira Acquisition Sub Inc. breaches or fails to perform or comply with or comply with any of its representations, warranties, agreements or covenants contained in the merger agreement, which breach or failure to perform or comply would give rise to the failure of certain conditions to completion of the merger being satisfied, and such breach or failure cannot be cured by the outside date (provided that we are not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement); or

•

before the effective time of the merger and only prior to the adoption of the merger agreement by our stockholders at the special meeting, in order to concurrently enter into a definitive agreement with respect to a superior proposal subject to our compliance with the non-solicitation provisions of the merger agreement and payment of the related termination fee (as set forth below).

Termination Fee

Pursuant to the merger agreement, we will be required to pay BAE Systems a termination fee equal to $12,850,000, if the merger agreement is terminated:

•	by BAE Systems as a result of our board of directors or any committee thereof making an adverse recommendation change;

•	by us, prior to the adoption of the merger agreement by our stockholders at the special meeting, in order to concurrently enter into a definitive agreement with respect to a superior proposal;

•

by either BAE Systems or us, if (1) the merger has not been consummated on or before the outside date (but only if our stockholders fail to adopt the merger agreement prior to the outside date), or (2) if our stockholders fail to adopt the merger agreement at the special meeting, and (i) prior to such termination pursuant to the preceding clauses (1) and (2), a takeover proposal has been made to us or our stockholders or a takeover proposal shall have otherwise become publicly known and (ii) at any time on or prior to the 12-month anniversary of such termination pursuant to the preceding clauses (1) and (2), we or any of our subsidiaries enter into a definitive agreement with respect to (I) (A) any inquiry, proposal or offer for or with respect to a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or other similar transaction involving the Company or any of its “Significant Subsidiaries” (as such term is defined in the Exchange Act), (B) any inquiry, proposal or offer to acquire in any manner, directly or indirectly, more than 35% of the outstanding shares of common stock of the Company or (C) any inquiry, proposal or offer to acquire in any manner (including the acquisition of stock in any subsidiary of the Company), directly or indirectly, assets or businesses of the Company or its subsidiaries representing more than 35% of the consolidated assets, revenues or net income of the Company, in each case, other than the transactions contemplated by the merger agreement, or (II) the transactions contemplated by any inquiry, proposal or offer described in any of the immediately preceding clauses (A) through (C) are consummated.

If we fail to pay in a timely manner any amount due as described above and, in order to obtain such payment, BAE Systems or Mira Acquisition Sub Inc. commences a claim, action, suit or other proceeding that results in a judgment against us, we will have to pay to BAE Systems interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made plus 1%, together with reasonable legal fees and expenses incurred in connection with such claim, suit, proceeding or other action.

Effect of Termination

If the merger agreement is terminated by us or BAE Systems in accordance with its terms, the merger agreement will become void and of no effect, with no liability or obligation on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to the merger agreement, other than certain provisions relating to the payment of brokers’, finder’s or similar fees and expenses, effect of termination, publicity, and certain other general provisions which would survive the termination. However, if termination results from the (i) failure of either party to fulfill a condition to the performance of the obligations of the other party to the extent required by the merger agreement or (ii) failure of either party to perform an agreement or covenant of the merger agreement, such party will not be relieved of any liability to the other party as a result of such failure of breach.

Amendment

Subject to the requirements of the applicable law, the merger agreement may be amended by the parties thereto by action taken or authorized by or on behalf of their respective boards of directors, at any time prior to the closing date, whether before or after adoption of the merger agreement by the stockholders of the Company and Mira Acquisition Sub Inc.; provided that the merger agreement may not be amended except by an instrument in writing signed by the parties to the merger agreement.

Extension; Waiver

At any time prior to the effective time of the merger, any party to the merger agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (ii) waive any inaccuracies in the representations and warranties by the other party contained in the merger agreement or in any document delivered pursuant thereto, and (iii) subject to the requirements of applicable law, waive compliance by the other party with any of the agreements or conditions contained in the merger agreement. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of such rights.

THE VOTING AGREEMENT

In connection and concurrently with the execution of the merger agreement, two of our stockholders, Rajesh K. Soin and Rivas Enterprises Limited Partnership III, who are referred to as the voting agreement stockholders and who owned collectively as of the record date 5,612,887 of our common stock shares, or approximately 37% of our issued and outstanding common stock shares, entered into a voting agreement with BAE Systems, which is referred to as the voting agreement. The following description of the voting agreement describes the material provisions of the voting agreement but does not purport to describe all of the terms of the voting agreement. The full text of the voting agreement is attached as Annex B to this proxy statement. You are urged to read the voting agreement in its entirety because it is a legal document that relates to the rights among certain of our stockholders party to the voting agreement and BAE Systems and may affect whether the vote required to adopt the merger agreement will be obtained.

Voting Matters

Each of the voting agreement stockholders has agreed to vote (or cause to be voted or provide written consent with respect to) all of his or its MTC common stock shares (and MTC common stock shares and other capital stock of the Company that are, or as to which the right to vote or share in the voting is, acquired after the date of the voting agreement, which are collectively referred to as the after-acquired shares) in favor of adopting the merger agreement at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of a majority of the outstanding MTC common stock shares to adopt the merger agreement or in any other circumstances upon which a vote, consent or other approval with respect to the merger agreement, the merger or the other transactions contemplated by the merger agreement is sought.

In addition, each of the voting agreement stockholders has agreed to vote (or cause to be voted) at any meeting of the Company’s stockholders, or at any postponement or adjournment thereof, or in any other circumstances upon which his or its vote, consent or other approval is sought, all of his or its MTC common stock shares (and any after-acquired shares) against and withhold consent with respect to:

•

any merger agreement or merger (other than the merger agreement and the merger that are the subject of this proxy statement), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company;

•	any takeover proposal; and

•

any other action, agreement or transaction that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the merger agreement or of the voting agreement stockholders contained in the voting agreement or that would impede, interfere or be inconsistent with, delay, postpone, discourage or adversely affect the timely consummation of the merger.

Each voting agreement stockholder has also agreed that he or it will not commit or agree to take any action inconsistent with the foregoing.

Grant of Irrevocable Proxy

Each voting agreement stockholder has irrevocably granted to and appointed each of BAE Systems, certain individuals named in the voting agreement, and any individual designated by them as such voting agreement stockholder’s proxy and attorney-in-fact to vote such voting agreement stockholder’s MTC common stock shares (and any after-acquired shares), or grant a consent or approval in respect of such voting agreement stockholder’s MTC common stock shares (and any after-acquired shares) in a manner consistent with the covenants of such voting agreement stockholder contained in the voting agreement. This irrevocable proxy may not be revoked and it will automatically terminate in accordance with its terms upon the termination of the voting agreement.

Waiver of Appraisal Rights

Each voting agreement stockholder has consented to and approved the actions taken by our board of directors in approving the merger. Further, each voting agreement stockholder has waived, and agreed not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the merger.

Transfer Restrictions

Each of the voting agreement stockholders has agreed that, other than in connection with the voting agreement, he or it will not:

•

transfer (as defined in the voting agreement) or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the transfer (as defined in the voting agreement) of, any of his or its MTC common stock shares (and any after-acquired shares) or any rights to acquire any securities or equity interests of the Company to any person, subject to certain exceptions; or

•

grant any proxies or enter into any voting trust or other agreement or arrangement, whether by proxy, voting agreement or otherwise, with respect to any MTC common stock shares (and after-acquired shares) or any rights to acquire any securities or equity interests of the Company and commit or agree to take any of the foregoing actions.

Non-Solicitation

Each voting agreement stockholder has agreed that he or it will not, and will not authorize, permit or cause his or its representatives and agents to, directly or indirectly:

•	solicit, initiate, facilitate or encourage the submission of any takeover proposal;

•	enter into any agreement with respect to any takeover proposal, or resolve, agree or propose to take any such action; or

•

provide any non-public information regarding the Company to any third party or engage in any negotiations or discussions in connection with, or otherwise cooperate in any way with, any takeover proposal.

Further, pursuant to the voting agreement, each voting agreement stockholder has to promptly (but in no case later than 24 hours after receipt) advise BAE Systems of the receipt of any takeover proposal and of the price and other material terms and conditions of any such takeover proposal and of any changes or supplements thereto.

Publicity

Subject to certain exceptions, each voting agreement stockholder has to obtain the consent of BAE Systems prior to issuing any press release or making any other public statement with respect to the merger or the other transactions contemplated by the merger agreement.

Termination of Agreements with Related Persons

Each voting agreement stockholder has agreed that, with certain exceptions, all contracts or other agreements between the Company and any of its subsidiaries, on the one hand, and such voting agreement stockholder, on the other hand, (i) that have been specifically disclosed to BAE Systems, will terminate and (ii) that have not been specifically disclosed to BAE Systems, will, at BAE Systems’ option, terminate, in each case immediately prior to the closing of the merger without the payment of any fees, expenses or other amounts thereunder. Further, each voting agreement stockholder has agreed that, with certain exceptions, the Company will not make any payments or commit or agree to make any payments under any contract or agreement described in the foregoing sentence between the date of the voting agreement and the closing of the merger.

Additional Payments

The voting agreement provides that if the merger agreement is terminated in circumstances under which BAE Systems is or may become entitled to a payment of the termination fee (see “The Merger Agreement—Termination” beginning on page 59 and “The Merger Agreement—Termination Fee” on page 60) and either the Company or any of its subsidiaries has entered into or enters into a definitive agreement with respect to any takeover proposal or the transactions contemplated by any takeover proposal are consummated within 12 months of such termination, then subject to consummation of such takeover proposal (or another takeover proposal consummated in lieu of such takeover proposal), the voting agreement stockholders will jointly and severally pay to BAE Systems an amount in cash equal to 50% of the excess profit (as defined in the voting agreement), if any, of the voting agreement stockholders from such consummated takeover proposal.

Termination

Except for the provisions relating to the additional payments (as described in the immediately preceding paragraph), which shall terminate upon the expiration of all rights of BAE Systems thereunder, the voting agreement (including the irrevocable proxy granted thereunder) will terminate upon the earliest of (i) the effective time of the merger and (ii) the termination of the merger agreement in accordance with its terms. However, no party to the voting agreement will be relieved from any liability for any intentional breach of the voting agreement prior to any such termination.

MARKET PRICE OF MTC COMMON STOCK

MTC common stock is listed for trading on the NASDAQ Global Select Market under the symbol “MTCT.” The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share as quoted on the NASDAQ Global Select Market (or prior to the establishment of the NASDAQ Global Select Market, the NASDAQ National Market).

	High ($)	Low ($)
Fiscal Year Ended December 31, 2005
First Quarter	35.48	29.64
Second Quarter	38.04	28.79
Third Quarter	38.55	29.08
Fourth Quarter	33.59	26.47

Fiscal Year Ended December 31, 2006
First Quarter	30.09	25.47
Second Quarter	30.03	23.45
Third Quarter	24.72	18.64
Fourth Quarter	26.88	21.26

Fiscal Year Ending December 31, 2007
First Quarter	24.09	19.61
Second Quarter	25.42	19.58
Third Quarter	25.28	18.76
Fourth Quarter	23.70	15.31

Fiscal Year Ending December 31, 2008
First Quarter (through January 28, 2008)	23.69	22.13

The closing price of the MTC common stock on the NASDAQ Global Select Market on December 20, 2007, the trading day prior to the announcement of the merger, was $17.05 per share. On January 28, 2008, the most recent practicable date before this proxy statement was printed, the closing price for the MTC common stock shares on the NASDAQ Global Select Market was $23.37 per share.

MTC COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of January 25, 2008 (except as otherwise noted), the beneficial ownership of MTC common stock shares by persons (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known to MTC to be beneficial owners of more than five percent of outstanding MTC common stock shares, other than our directors and officers. In the table below, we have deemed a person to be a beneficial owner of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security. Beneficial ownership includes any security with respect to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them. This information is based solely on reports filed with the SEC by each of the individuals or firms listed in the table below. If you wish, you may obtain these reports from the SEC by visiting the SEC’s website at www.sec.gov. The number of MTC common stock shares outstanding on January 25, 2008 was 15,169,906.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BAE Systems, Inc. and BAE Systems plc 1601 Research Boulevard, Rockville, Maryland 20850, USA. 6 Carlton Gardens, London, England SW1Y 5AD, United Kingdom.	5,612,887	(5)	37.0%

Neuberger Berman, Inc. et al. (1) 605 Third Avenue, New York, New York 10158.	1,859,000		12.3%

Schroder Investment Management North America, Inc. (2) 875 Third Avenue, 21st Floor, New York, New York 10022.	980,900		6.5%

Carlson Capital, LP (3) 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201.	851,200		5.6%

TimesSquare Capital Management, LLC (4) Four Times Square, 1177 Avenue of the Americas, 39th Floor, New York, New York 10036.	820,554		5.4%

(1)	Neuberger Berman, Inc. et al. filed an amended Schedule 13G on February 13, 2007, indicating that, as of December 31, 2006: (a) Neuberger Berman, Inc. and Neuberger Berman, LLC had sole voting and dispositive power with respect to no shares, shared voting power with respect to 1,642,000 shares of MTC common stock, and shared dispositive power with respect to 1,859,000 shares of MTC common stock through Neuberger Berman, Inc.’s activities as a holding company of Neuberger Berman, LLC and Neuberger Berman Management, Inc.; (b) Neuberger Berman Management, Inc. had sole voting and dispositive power with respect to no shares, shared voting power with respect to 1,642,000 shares of MTC common stock, and shared dispositive power with respect to 1,642,000 shares of MTC common stock; and (c) Neuberger Berman Equity Funds had sole voting and dispositive power with respect to no shares, shared voting power with respect to 1,608,700 shares of MTC common stock, and shared dispositive power with respect to 1,608,700 shares of MTC common stock. Neuberger Berman, LLC and Neuberger Berman Management, Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman’s various mutual funds.
(2)

Schroder Investment Management North America Inc., or Schroder, filed a Schedule 13G on February 14, 2007, indicating that, as of December 31, 2006, Schroder had sole voting and investment power with respect to 973,100 shares of MTC common stock and shared voting and dispositive power with respect to no shares. Schroder Investment Management Ltd., which is under common control with Schroder, has sole voting and dispositive power with respect to 7,700 shares of MTC common stock and shared voting and dispositive power with respect to no shares. These entities serve as investment advisors.

(3)	Carlson Capital, L.P., or Carlson, filed a Schedule 13G on February 14, 2007, indicating that as of December 31, 2006, Carlson had sole voting and dispositive power with respect to 851,200 shares of MTC common stock and shared voting and dispositive power with regard to no shares. Carlson is a registered investment advisor.
(4)	TimesSquare Capital Management, LLC, or TimesSquare, filed a Schedule 13G on February 9, 2007, indicating that, as of December 31, 2006, TimesSquare had sole voting power with respect to 773,160 shares of MTC common stock, sole dispositive power with respect to 820,554 shares of MTC common stock and shared voting and dispositive power with respect to no shares through TimesSquare’s activities as an investment advisor.
(5)	BAE Systems, Inc. and BAE Systems plc filed a Schedule 13D on December 31, 2007, indicating that as of December 21, 2007, BAE Systems, Inc. and BAE Systems plc had sole voting, sole dispositive, and shared dispositive power with respect to no shares, and shared voting power with respect to 5,612,887 shares of MTC common stock. These shares are included in the total number of shares of MTC common stock held by Mr. Soin (see footnote 1 of the MTC Common Stock Ownership by Management and Directors chart). Beneficial ownership of 5,612,887 shares of MTC common stock was reported (i) because BAE Systems, Inc. may be deemed to have beneficial ownership of such shares as a result of the voting agreement described in this proxy statement and (ii) because BAE Systems plc, as the owner of 100% of the capital stock of BAE Systems, Inc., may be deemed to have beneficial ownership of any shares which BAE Systems, Inc. is deemed to beneficially own. Pursuant to Rule 13d-4, neither the filing of the Schedule 13D by BAE Systems, Inc. and BAE Systems plc on December 31, 2007 nor any of its contents shall be deemed to constitute an admission by any of BAE Systems, Inc. or BAE Systems plc that it is the beneficial owner of any common stock for purposes of Section 13(d) of the Exchange Act, or for any other purpose, and such beneficial ownership is expressly disclaimed.

MTC COMMON STOCK OWNERSHIP BY MANAGEMENT AND DIRECTORS

The following table sets forth, as of January 25, 2008, the beneficial ownership of MTC common stock shares by each director, each of our five most highly-compensated executive officers named in our most recent proxy statement, and each of our current executive officers, and the percent of cumulative beneficial ownership of all such directors and executive officers as a group. In the table below, we have deemed a person to be a beneficial owner of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security. Beneficial ownership includes any security with respect to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Rajesh K. Soin (1)	5,633,887	37.1%
Don R. Graber (2)	19,546	*
Lawrence A. Skantze (3)	7,346	*
Kenneth A. Minihan (4)	6,346	*
William E. MacDonald, III (5)	6,846	*
Lester L. Lyles (6)	4,556	*
Mark N. Brown (7)	9,888	*
Michael I. Gearhardt (8)	19,000	*
Michael Cauldwell (9)	3,000	*
David Mitchell	0	*
Stephen T. Catanzarita (10)	841	*
Bruce A. Teeters (11)	3,250	*
David S. Gutridge (12)	74,206	*
John E. Longhouser (13)	18,940	*
Donald H. Weisert (14)	500	*
James C. Clark (15)	18,000	*
All directors and executive officers as a group (16 persons)	5,826,152	38.4%

*	Less than one percent.
(1)	Includes options to purchase 21,000 shares of MTC common stock that are exercisable prior to March 25, 2008. Excludes options to purchase 78,124 shares of MTC common stock that become exercisable after March 25, 2008, all of which would vest upon completion of the merger. Includes 5,612,887 shares of MTC common stock that are held by BAE Systems and BAE Systems plc pursuant to the voting agreement. BAE Systems and BAE Systems plc disclaim beneficial ownership of these shares in footnote 5 of the MTC Common Stock Ownership of Certain Beneficial Owners chart. Mr. Soin has sole voting and investment power with respect to 1,716,693 shares, 25,000 of which are held in a private foundation established by Mr. Soin. Mr. Soin has shared voting and investment power with respect to 3,896,194 shares as the managing member of a limited liability company serving as the general partner of a limited partnership established by Mr. Soin and his spouse. Mr. Soin’s business address and the address of each of the trusts and partnership described above is 33 W. First Street, Suite 200, Dayton, Ohio 45402. Mr. Soin has pledged 1,000,000 of his shares to a financial institution as security for one or more loans.
(2)	Includes 7,000 shares of MTC common stock owned by Mr. Graber’s spouse, who has voting and investment control of such shares. Also includes options to purchase 6,346 shares of MTC common stock that are exercisable prior to March 25, 2008. Excludes options to purchase 2,000 shares of MTC common stock that become exercisable after March 25, 2008, all of which would vest upon completion of the merger.
(3)	Includes options to purchase 4,186 shares of MTC common stock that are exercisable prior to March 25, 2008. Excludes options to purchase 2,000 shares of MTC common stock that become exercisable after March 25, 2008, all of which would vest upon completion of the merger.

(4)	Includes options to purchase 6,346 shares of MTC common stock that are exercisable prior to March 25, 2008. Excludes options to purchase 2,000 shares of MTC common stock that become exercisable after March 25, 2008, all of which would vest upon completion of the merger.
(5)	Includes options to purchase 5,416 shares of MTC common stock that are exercisable prior to March 25, 2008. Excludes options to purchase 2,000 shares of MTC common stock that become exercisable after March 25, 2008, all of which would vest upon completion of the merger.
(6)	Includes options to purchase 4,556 shares of MTC common stock that are exercisable prior to March 25, 2008. Excludes options to purchase 2,000 shares of MTC common stock that are exercisable after March 25, 2008, all of which would vest upon completion of the merger.
(7)	Includes options to purchase 9,888 shares of MTC common stock that are exercisable prior to March 25, 2008. Excludes options to purchase 39,548 shares of MTC common stock that become exercisable after March 25, 2008, all of which would vest upon completion of the merger.
(8)	Includes options to purchase 18,000 shares of MTC common stock that are exercisable prior to March 25, 2008.
(9)	Includes options to purchase 3,000 shares of MTC common stock that are exercisable prior to March 25, 2008.
(10)	Includes options to purchase 600 shares of MTC common stock that will become exercisable prior to March 25, 2008. Excludes options to purchase 2,400 shares of MTC common stock that become exercisable after March 25, 2008, all of which would vest upon completion of the merger.
(11)	Includes options to purchase 3,000 shares of MTC common stock that are currently or will become exercisable prior to March 25, 2008.
(12)	Includes options to purchase 31,500 shares of MTC common stock that are exercisable prior to March 25, 2008. Mr. Gutridge has retired and is no longer an executive officer of MTC and is included in this table solely as a result of being a named executive officer in MTC’s proxy statement filed with respect to its annual meeting in 2007.
(13)	Includes 940 shares of MTC common stock owned jointly by Mr. Longhouser and his spouse, and options to purchase 18,000 shares of MTC common stock that are exercisable prior to March 25, 2008. Mr. Longhouser has retired and is no longer an executive officer of MTC and is included in this table solely as a result of being a named executive officer in MTC’s proxy statement filed with respect to its annual meeting in 2007.
(14)	Mr. Weisert has retired and is no longer an executive officer of MTC and is included in this table solely as a result of being a named executive officer in MTC’s proxy statement filed with respect to its annual meeting in 2007.
(15)	Includes options to purchase 17,500 shares of MTC common stock that are exercisable prior to March 25, 2008. Mr. Clark has retired and is no longer an executive officer of MTC and is included in this table solely as a result of being a named executive officer in MTC’s proxy statement filed with respect to its annual meeting in 2007.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless MTC has received contrary instructions from one or more of the stockholders. MTC will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to MTC Technologies, Inc., 4032 Linden Avenue, Dayton, Ohio 45432, Telephone: (937) 252-9199, Attention: Corporate Secretary. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting MTC at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholders may present proper proposals for inclusion in MTC’s proxy statement and for consideration at the next annual meeting of MTC’s stockholders by submitting their proposals to MTC in a timely manner.

MTC will hold an annual meeting in the year 2008 only if the merger has not already been completed. Any proposal of a stockholder intended to be presented at the 2008 annual meeting of stockholders and to be included in the Company’s proxy materials related to the 2008 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act had to be received by the Company at its principal executive office by Wednesday, November 28, 2007. Notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act, including nominations of directors, in connection with the 2008 annual meeting of stockholders (“Non-Rule 14a-8 Proposals”), must be received by the Company at its principal executive office on or between December 27, 2007 and January 25, 2008 (or, if the 2008 annual meeting of stockholders is held more than 30 days prior to or after April 18, 2008, not later than the close of business on the later of the 90th day prior to the 2008 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2008 annual meeting of stockholders is first made), or such proposals will be considered untimely under the advance notice provisions of the Company’s Bylaws. Non-Rule 14a-8 Proposals must comply with certain provisions of the Company’s Bylaws. The Company’s proxy related to the 2008 annual meeting of stockholders will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after January 25, 2008 (or another date calculated to serve as the deadline for Non-Rule 14a-8 Proposals in the manner described above). Notices of stockholder proposals should be delivered personally or mailed, and any request for a copy of the Company’s Bylaws (which will be provided at no charge to any holder of MTC common stock) should be directed, to the Company at 4032 Linden Avenue, Dayton, Ohio 45432, Attention: Corporate Secretary.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (800) SEC-0330. You also may obtain copies of this information by mail from the Public Reference Room at the address set forth above, at prescribed rates. In addition, the SEC maintains a web site that contains reports, proxy statements and other information about issuers like MTC who file electronically with the SEC. The address of that site is http://www.sec.gov. MTC SEC filings are also available, free of charge, on our website, at http://www.mtctechnologies.com.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement and prior to the date of the special meeting (including periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements); these documents contain important information about MTC:

Company Filings:	Periods:
Annual Report on Form 10-K	Year ended December 31, 2006 (filed on March 13, 2007).

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2007 (filed on May 8, 2007), June 30, 2007 (filed on August 8, 2007), and September 30, 2007 (filed on November 6, 2007).

Current Reports on Form 8-K	Filed on January 5, 2007; February 13, 2007; February 27, 2007; March 30, 2007; April 23, 2007; April 24, 2007; July 6, 2007; July 18, 2007; July 20, 2007; July 26, 2007; July 31, 2007; September 28, 2007; November 1, 2007; December 28, 2007; and January 10, 2008.

MTC has not authorized anyone to give any information or to make any representations that are different from, or in addition to, the information contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated January 30, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to MTC stockholders nor the payment of cash in the merger shall create any implication to the contrary.

A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IS AVAILABLE FROM MTC, EXCLUDING ANY EXHIBITS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE AS EXHIBITS TO THIS PROXY STATEMENT, WITHOUT CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON. ANY REQUESTED DOCUMENTS WILL BE SENT BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, AT THE FOLLOWING ADDRESS: MTC TECHNOLOGIES, INC., ATTN: CORPORATE SECRETARY, 4032 LINDEN AVENUE, DAYTON, OHIO 45432, PHONE (937) 252-9199.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

BAE SYSTEMS, INC.,

MIRA ACQUISITION SUB INC.

and

MTC TECHNOLOGIES, INC.

dated as of

December 21, 2007

A-i

A-ii

INDEX OF EXHIBITS

Exhibit A	Stockholder Voting Agreement
Exhibit B	Certificate of Incorporation of the Surviving Corporation
Exhibit C	Bylaws of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 21, 2007, by and among BAE Systems, Inc., a Delaware corporation (“Parent”), Mira Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and MTC Technologies, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company each have approved, and in the case of the Company and Merger Sub deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of the Company’s Common Stock (such issued and outstanding shares of the Company’s Common Stock, collectively, the “Shares”), other than Dissenting Shares, Shares owned by Parent or any wholly-owned Subsidiaries of Parent or the Company, and any shares of Common Stock held in the treasury of the Company, will be converted into the right to receive the Merger Consideration; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, Rajesh K. Soin and a stockholder affiliated with him are entering into an agreement with Parent in substantially the form of Exhibit A attached hereto, pursuant to which Rajesh K. Soin and such stockholder shall agree to take certain actions to support the Transactions (the “Stockholder Voting Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, upon the terms and subject to the conditions of this Agreement, the parties to this Agreement agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation. The Company as the surviving corporation after the Merger is referred to in this Agreement as the “Surviving Corporation.”

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. on the second Business Day after the satisfaction or waiver of all of the conditions (other than any condition that by its nature cannot be satisfied until the Closing, but subject to satisfaction of any such condition) set forth in Article VII (the “Closing Date”), at the offices of Jones Day, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114, unless another date or place is agreed to in writing by the parties to this Agreement.

Section 1.3 Effective Time. The parties to this Agreement shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and as is agreed to by Parent and the Company, being the “Effective Time”).

Section 1.4 Effect of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises and authority of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company shall be amended so as to read in its entirety in the form attached hereto as Exhibit B, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and applicable Law.

(b) At the Effective Time, the Amended and Restated Bylaws of the Company shall be amended so as to read in their entirety in the form attached hereto as Exhibit C, and, as so amended shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and applicable Law.

Section 1.6 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately before the Effective Time will be the initial directors of the Surviving Corporation and the officers of Merger Sub immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Shares or securities of Parent or Merger Sub:

(a) Each Share issued and outstanding immediately before the Effective Time (other than any Shares to be cancelled pursuant to Section 2.1(b) and any Dissenting Shares) will be cancelled and extinguished and be converted into the right to receive $24.00 in cash payable to the holder of such Share, without interest (the “Merger Consideration”), upon surrender of the certificate formerly representing such Share (a “Certificate”) in the manner provided in Section 2.2. All such Shares, when so converted, will no longer be outstanding and will be automatically cancelled, retired and cease to exist. Each holder of a Certificate representing any such Shares will cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such Certificate in accordance with Section 2.2, without interest.

(b) Each Share held in the treasury of the Company and each Share owned by Parent or any direct or indirect wholly-owned Subsidiary of Parent or the Company immediately before the Effective Time will be cancelled and extinguished, and no payment or other consideration will be made with respect to such Shares.

(c) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately before the Effective Time will thereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 2.2 Payment; Surrender of Shares; Stock Transfer Books.

(a) Before the Effective Time, Merger Sub shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the “Paying Agent”) to receive the funds necessary to make the payments contemplated by Section 2.1(a). At the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, in trust with the Paying

Agent in a separate account for the benefit of holders of Shares (the “Payment Fund”) the aggregate Merger Consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1(a). If for any reason the cash in the Payment Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder, Parent shall promptly deposit cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.

(b) As soon as reasonably practicable after the Effective Time and in any event not later than five Business Days following the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a) (i) a letter of transmittal (which must specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent and will be in such form and have such other provisions as the Company and Merger Sub may reasonably specify) and (ii) instructions for use in surrendering Certificates in exchange for the Merger Consideration. Each holder of a Certificate or Certificates may thereafter until the first anniversary of the Effective Time surrender such Certificate or Certificates to the Paying Agent under cover of the letter of transmittal, as agent for such holder. Upon delivery of a valid letter of transmittal and the surrender of Certificates on or before the first anniversary of the Effective Time, Merger Sub shall cause the Paying Agent to pay the holder of such Certificates, in exchange for the Certificates, cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate, without interest. Until so surrendered, each Certificate (other than Certificates representing Dissenting Shares, Shares held by Parent or any direct or indirect wholly-owned Subsidiary of Parent or the Company, and Shares held in the treasury of the Company) will represent solely the right to receive the aggregate Merger Consideration relating to the Shares represented by such Certificates.

(c) If payment of the Merger Consideration in respect of cancelled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, it will be a condition to such payment that the Certificate so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of Merger Sub that such Tax either has been paid or is not applicable. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates.

(d) At the Effective Time, the stock transfer books of the Company will be closed and there will not be any further registration of transfers of any shares of the Company’s capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates will cease to have any rights with respect to any Shares, except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, Certificates (other than Certificates representing Dissenting Shares, Shares held by Parent or any direct or indirect wholly-owned Subsidiary of Parent or the Company, and Shares held in the treasury of the Company) are presented to the Surviving Corporation, they will be cancelled and exchanged for Merger Consideration as provided in this Article II. No interest will accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented the Shares.

(e) Promptly following the date which is one year after the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any cash, including any interest received with respect to such cash, and, for the avoidance of doubt, any Certificates or other documents, in its possession relating to the transactions contemplated by this Agreement (the “Transactions”), which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates or previously delivered to the Surviving Corporation, as applicable, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar Laws) only as general creditors of the Surviving Corporation with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest on such Merger Consideration. Notwithstanding the foregoing, none of

Parent, the Surviving Corporation or the Paying Agent will be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Notwithstanding any provision in this Agreement to the contrary, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares, and from amounts payable pursuant to Section 2.3, such amounts as are required to be withheld or deducted under the Code, the rules and regulations promulgated thereunder, or any provision of U.S. state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity by Parent, the Surviving Corporation or the Paying Agent, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or Options or RSUs in respect of which such deduction and withholding were made.

Section 2.3 Treatment of Stock Plans.

(a) At the Effective Time, each then-outstanding option (the “Options”) to purchase shares of the Company’s Common Stock under a Stock Plan not previously exercised, whether or not then vested and exercisable, will be converted into the right to receive, in settlement thereof, a cash payment equal to the product of (i) the excess, if any, of the per Share Merger Consideration over the exercise price per share of Common Stock subject to such Option and (ii) the number of shares of Common Stock subject to such Option; provided that any Option for which the per share exercise price exceeds the per Share Merger Consideration shall be canceled without any payment in respect thereof.

(b) At the Effective Time, each holder of a restricted stock unit (a “RSU”) under a Stock Plan will be entitled to receive, in settlement thereof, for each share of the Company’s Common Stock subject to such RSU, a cash payment equal to the Merger Consideration.

(c) All amounts payable pursuant to this Section 2.3 shall be subject to Section 2.2(f) and shall be paid without interest.

(d) Prior to the Effective Time, the Company shall obtain any necessary consents or releases, if any, from the holders of Options and RSUs under the Stock Plans and take all such other lawful action as may be necessary (which include satisfying the requirements of Rule 16b-3(e) promulgated under the Exchange Act, and including adopting any necessary actions or resolutions of the Company Board or, if appropriate, any committee administering the Stock Plans) to provide for and give effect to the transactions contemplated by this Section 2.3. Except as otherwise agreed to in writing by the parties, (i) the Stock Plans will terminate as of the Effective Time and (ii) the Company shall assure that following the Effective Time, no participant in any Stock Plan shall have any right under any such Stock Plan to acquire the capital stock of the Company or the Surviving Corporation.

(e) Prior to the Effective Time, the Company shall cause the Transactions, and any other dispositions of equity interests of the Company (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be approved by the Company Board or a committee of two or more non-employee directors of the Company (as such term is defined in Rule 16b-3 promulgated under the Exchange Act). Such approval shall specify: (A) the name of each officer or director, (B) the number of securities to be disposed of for each named person, and (C) that the approval is granted for purposes of exempting the transaction under Rule 16b-3 promulgated under the Exchange Act.

Section 2.4 Dissenting Shares.

(a) Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders who have not voted in favor of or consented to the Merger and who are otherwise entitled to demand and have properly demanded and perfected their rights to be paid the fair value of such Shares in accordance with, and who comply in all respects with, Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such stockholder of the Company shall fail to perfect or shall effectively waive, withdraw or lose such stockholder’s rights under Section 262 of the DGCL, such stockholder’s Shares in respect of which the stockholder would otherwise be entitled to receive fair value under Section 262 of the DGCL shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration as provided in Section 2.1(a), without any interest thereon, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 2.2.

(b) The Company shall give Parent (i) prompt notice of any notice received by the Company of the intent of any holder of Shares to demand appraisal of any Shares, any written demand for appraisal, any withdrawals thereof and any instruments served pursuant to Section 262 of the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to the exercise of dissenters’ rights under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent or as otherwise required by an Order, make any payment with respect to any such exercise of dissenters’ rights or offer to settle or settle any such demands.

Section 2.5 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub vested in or to be vested in the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 2.6 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the letter from the Company, dated the date hereof, addressed to Parent and Merger Sub (the “Company Disclosure Letter”) (with specific reference to the Section or subsection of this Agreement to which the information stated in such letter relates; provided, however, that information set forth in one Section of the Company Disclosure Letter shall be deemed to apply to each other Section or subsection to which its relevance is readily apparent on its face) or in the Company SEC Documents filed and publicly available prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent on its face, but excluding any disclosure in such Company SEC Documents set forth under the heading “Risk Factors” or the heading “Forward Looking Statements” or any other disclosures of risks generally faced by participants in the industry in which the Company operates and descriptions of general risks not related to specifically disclosed facts or circumstances), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization.

(a) Each of the Company and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure (i) other than in the case of the Company, to be so organized, existing and in good standing or (ii) to have such power, authority and governmental approvals, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company does not own any equity interests in any corporation or other entity, except for its Subsidiaries.

Section 3.2 Authorization; Validity of Agreement; Company Action.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Board of Directors of the Company (the “Company Board”), and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions, except that the consummation of the Merger requires the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) Assuming the accuracy of the representation and warranty in Section 4.4, the affirmative vote of the holders of a majority of the outstanding Shares to adopt this Agreement (the “Stockholder Approval”) is the only vote or consent of the holders of any class or series of the Company’s capital stock, or any of them, that is necessary in connection with the consummation of the Merger and the other Transactions.

(c) At a meeting duly called and held, the Company Board adopted resolutions, which resolutions have not been subsequently rescinded, modified or withdrawn in any way, in which it (i) determined that this Agreement and the Transactions are fair to and in the best interests of the Company’s stockholders and declared this Agreement advisable, (ii) approved this Agreement and the Transactions, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders and (iv) resolved (subject to Section 5.2) to recommend to the Company’s stockholders that they adopt this Agreement (such recommendation, the “Company Recommendation”).

Section 3.3 Consents and Approvals; No Violations. Except, in the case of clause (b) below, for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), Section 721 of the Defense Production Act, as amended (or any successor or replacement thereof, and including the rules and regulations thereunder, “Exon-Florio”), the filing with the SEC of the Proxy Statement and the making of such other filings as may be required under the Exchange Act or by the rules of the Nasdaq Stock Market in connection with this Agreement, and the filing of the Certificate of Merger, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company or similar organizational documents of any of the Company’s

Subsidiaries, (b) require any filing with, or any permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (whether domestic, foreign or supranational) (a “Governmental Entity”), (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to a right of, or result in, termination, amendment, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, Company Permit or other permit, concession, franchise, agreement or other instrument or obligation, whether written or oral, to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (d) violate any Order or Law applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (b), (c) or (d) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults that would not have, or that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.4 Capitalization.

(a) The authorized capital stock of the Company consists of 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and 50,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”). As of the date of this Agreement, (i) no shares of Preferred Stock are issued and outstanding, (ii) 15,147,906 shares of Common Stock are issued and outstanding, (iii) 694,570 shares of Common Stock are issued and held in the treasury of the Company, (iv) 852,509 shares of Common Stock are reserved for issuance under the Stock Plans in respect of outstanding and future awards, (v) with respect to all outstanding Options, 372,910 shares of Common Stock are issuable upon the exercise of such Options and (vi) 91,133 shares of Common Stock are issuable upon the vesting of outstanding RSUs. Section 3.4(a) of the Company Disclosure Letter discloses, as of the date of this Agreement, the number of shares subject to each outstanding Option and the exercise price of each Option and the number of shares subject to each outstanding RSU. All the outstanding shares of Common Stock are, and all shares of Common Stock which may be issued pursuant to the exercise of outstanding Options or the vesting of outstanding RSUs will be, when issued in accordance with the terms of the Options or the RSUs, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in this Section 3.4(a) and for changes resulting from the exercise of the Options outstanding as of the date hereof, there are no (v) shares of capital stock or other equity interests or voting securities of the Company and its Subsidiaries authorized, issued or outstanding, (w) existing options, warrants, calls, preemptive rights, subscription or other rights, agreements, arrangements or commitments of any character, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest or voting security in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares of capital stock or other equity interests or voting securities, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, agreement, arrangement or commitment (other than the Registration Rights Agreements), (x) outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock or other equity interests or voting securities of the Company or of any Subsidiary or Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of the Company, (y) issued or outstanding stock appreciation rights, “phantom” stock rights, performance awards, units, dividend equivalent awards, rights to receive shares of Company’s Common Stock on a deferred basis, rights to purchase or receive Company’s Common Stock or other equity interest or voting securities issued or granted by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries or (z) other rights or instruments that are linked to the price or value of the Company’s Common Stock or other equity interest or voting securities of the Company or its Subsidiaries (the items referred to in clauses (v) through (z) of or with respect to any Person, collectively, “Rights”). No Subsidiary of the Company owns any Shares.

(b) Each Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies. With respect to the Options, (i) to the Company’s Knowledge, each grant of Options was duly authorized no later than the date on which the grant of such Options was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly delivered by the Company to the recipient, (ii) each such grant was made in accordance with the terms of the applicable Stock Plan of the Company, the Exchange Act and all other applicable Laws and rules or requirements or self regulatory authorities, including the rules of the Nasdaq Stock Market, (iii) to the Company’s Knowledge, the per share exercise price of each Option was no less than the fair market value of a share of the Company’s Common Stock on the applicable Grant Date and (iv) each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Documents in accordance with the Exchange Act and all other applicable Laws. All Options may, by their terms, be treated in accordance with Section 2.3.

(c) All of the outstanding shares of capital stock and other Rights of each of the Company’s Subsidiaries are owned beneficially or of record by the Company, directly or indirectly, and all such shares and Rights have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of any Encumbrances. Section 3.4 of the Company Disclosure Letter lists each Subsidiary of the Company and its jurisdiction of organization.

(d) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock and other Rights of the Company or any of its Subsidiaries.

(e) As of the date of this Agreement, except for its interests in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest with a fair market value as of the date of this Agreement in excess of $1,000,000 in any Person and neither the Company or its Subsidiaries has any obligation or commitment to acquire any such stock or other equity interest or make any investment in any Person.

(f) As of December 19, 2007, the only outstanding Indebtedness of the types described in clauses (a) and (b) of the definition of the term “Indebtedness” of, and guarantees of such types of Indebtedness by, the Company or its Subsidiaries is (i) $10,000,000 in aggregate principal amount under the Variable Rate Industrial Development Bonds issued by the Industrial Development Board of the City of Albertville, Alabama (the “IDB Bonds”) and (ii) $75,125,000 in aggregate principal amount outstanding under the Credit and Security Agreement dated as of April 21, 2005, among the Company, MTC Technologies, Inc., the financial institutions named therein, National City Bank, Branch Banking and Trust Company, Keybank National Association and Fifth Third Bank, as amended (the “Company Credit Agreement”). The interest rate on the IDB Bonds is a variable rate. All outstanding Indebtedness of the Company or its Subsidiaries, including under the IDB Bonds and Company Credit Agreement, may be prepaid at the option of the Company without prepayment penalty or premium.

Section 3.5 SEC Reports and Financial Statements.

(a) The Company has filed with or furnished to the SEC, and has made available to Parent, true and complete copies of all forms, reports, schedules, statements, certificates and other documents required to be filed or furnished by it since January 1, 2005, under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Company SEC Documents”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company SEC Document, including any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Document or necessary in order to make the statements in such Company SEC Document, in light of the circumstances under which they were made, not misleading and, except to the extent that information contained in such Company SEC Document has been revised or superseded by a later filed or furnished, as applicable, Company SEC Document, as of the date of this Agreement, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Company SEC Documents complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (“SOX”), as the case may be, and the applicable rules and regulations of the SEC under the Exchange Act, the Securities Act and SOX, as the case may be. None of the Company’s Subsidiaries is, or at any time since January 1, 2005, has been, required to file any forms, reports or other documents with the SEC. Each of the consolidated financial statements included in the Company SEC Documents (the “Financial Statements”) (w) has been prepared from, and is in accordance with, the books and records of the Company and its consolidated Subsidiaries, (x) complies in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect to such requirements, (y) has been prepared in accordance with the United States generally accepted accounting principles (“GAAP”), in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in the Financial Statements or in the notes to the Financial Statements and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure), and (z) fairly presents, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the date and for the periods referred to in the Financial Statements.

(b) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s audited financial statements or other Company SEC Documents.

(c) As of the date of this Agreement, since December 31, 2005 neither the chief executive officer nor the chief financial officer of the Company has become aware of, and neither the Company’s auditors nor the Company Board has been advised of (i) any fact, circumstance or change that is reasonably likely to result in a “significant deficiency” or a “material weakness” (each as defined in Public Company Accounting Oversight Board Auditing Standard 2) in the Company’s internal controls over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Section 3.6 Absence of Certain Changes. From January 1, 2007 through the date of this Agreement, (a) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, (b) there has not been any event, circumstance, change, occurrence, state of facts or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has taken any actions that if taken after the date of this Agreement would be prohibited by Section 5.1.

Section 3.7 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries, whether accrued, absolute, determined or contingent, other than (i) liabilities or obligations disclosed and provided for in the balance sheets included in the Financial Statements (or in the notes thereto) filed and publicly available prior to the date of this Agreement and (ii) liabilities or obligations incurred in the ordinary course of business consistent in the past practice since December 31, 2006, that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.8 Compliance with Laws and Court Orders.

(a) The Company and each of its Subsidiaries is and, since January 1, 2005, has been in compliance with, and, to the Knowledge of the Company, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable Law or Order, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries hold all governmental licenses, authorizations, permits, consents, approvals, variances, exemptions and orders necessary for the operation of the businesses of the Company and its Subsidiaries, taken as a whole (the “Company Permits”), except where such failure has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of its Subsidiaries is in compliance with the terms of the Company Permits, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company and its Subsidiaries are in compliance in all material respects with all statutory and regulatory requirements under the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations and associated executive orders, and the Laws implemented by the Office of Foreign Assets Controls, United States Department of the Treasury (collectively, and any successors or replacements thereof, the “Export Control Laws”). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any communication during the past 12 months that alleges that the Company or Subsidiary of the Company is not, or may not be, in compliance with, or has, or may have, any liability under, the Export Control Laws.

(c) The Company and its Subsidiaries are in compliance with all legal requirements under (i) the Foreign Corrupt Practices Act and the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention and (ii) international anti-bribery conventions (other than the convention described in clause (i)) and local anti corruption and bribery Laws, in each case, in jurisdictions in which the Company and the Company Subsidiaries are operating (collectively, the “Anti-Bribery Laws”). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any communication that alleges that the Company, a Subsidiary of the Company or any of their directors, officers, agents or employees is, or may be, in violation of, or has, or may have, any liability under, the Anti-Bribery Laws.

Section 3.9 Material Contracts; Government Contracts.

(a) As of the date hereof, neither of the Company nor any of its Subsidiaries is a party to or bound by any: (i) contract (other than this Agreement) that would be required to be filed by the Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K of the SEC; (ii) except for this Agreement, contract or other commitment containing covenants of or binding upon the Company or any of its Subsidiaries (or which, following the consummation of the Merger, could bind Parent or any of its Affiliates) not to compete in or otherwise engage in any line of business or industry or in any geographical area or otherwise; (iii) contract which creates a partnership, joint venture, strategic alliance, or similar arrangement that is material to the Company and its Subsidiaries, taken as a whole or which creates any teaming arrangements with respect to the U.S. Air Force’s Flexible Acquisition and Sustainment Tool Follow On Program (F2AST), (iv) indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other evidence of Indebtedness or agreement providing for Indebtedness in excess of $1,000,000; (v) contract (other than this Agreement) for the sale of any of its assets after the date hereof (other than sales of products in the ordinary course of business); (vi) collective bargaining agreement; (vii) contract that contains a put, call, right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person; (viii) settlement agreement or similar agreement with a Governmental Entity or Order to which the Company or any of its Subsidiaries is a party involving future performance by the Company or any of its

Subsidiaries; (ix) contract constituting a fixed price deliverable contract that, together with related task orders, has a contract value of at least $5,000,000; (x) contract or any related task orders that subject to all reasonable assumptions (as of the date of this Agreement) upon which they are based and accounting for all anticipated related indirect cost (including selling general and administrative costs) could not reasonably be expected to be capable of performance in accordance with their terms without a material financial loss over the life of such contract or related task orders; (xi) any contract granting to the Company or any of its Subsidiaries or the other parties thereto any license or other right to use any material Intellectual Property Rights (other than a license to use off-the-shelf software) or any other material asset or right; (xii) any standstill agreement binding on the Company or its Subsidiaries; (xiii) contract providing for indemnification (including any obligations to advance funds for expenses) of the current or former directors or officers of the Company or any of its Subsidiaries; (xiv) contract with a third party for the resale or distribution of any of the Company’s products or services; or (xv) other contract (other than this Agreement, purchase orders for the purchase of inventory or agreements between the Company and any of its wholly owned Subsidiaries or between any of the Company’s wholly owned Subsidiaries) under which the Company and its Subsidiaries are obligated to make payments in the future in excess of $1,000,000 per annum or $2,000,000 during the life of the contract, or receive payments in the future in excess of $2,000,000 per annum or $5,000,000 during the life of the applicable contract. Each such contract described in clauses (i)-(xv) is referred to herein as a “Material Contract.”

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is (and, to the Knowledge of the Company, no other party is) in default under any Material Contract, Company Government Contract or Company Government Subcontract (and no event has occurred with which notice or lapse of time or both would constitute a default or violation by the Company or a Subsidiary of the Company), (ii) each of the Material Contracts, Company Government Contracts and Company Government Subcontracts is in full force and effect, and is the valid, binding and enforceable obligation of the Company and its Subsidiaries, and to the Knowledge of the Company, of the other parties thereto, except that (x) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (iii) the Company and its Subsidiaries have performed all respective material obligations required to be performed by them to date under the Material Contracts, Company Government Contracts and Company Government Subcontracts and are not (with or without the lapse of time or the giving of notice, or both) in breach thereunder and (iv) neither the Company nor any of its Subsidiaries has received any notice of termination with respect to, and, to the Knowledge of the Company, no party has threatened to terminate any Material Contract. The Company has made available to Parent true and complete copies of each Material Contract, Company Government Contract and Company Government Subcontract, including all material amendments thereto, except to the extent such disclosure would violate the confidentiality provisions of such Material Contract.

(c) With respect to each contract between the Company or any of its Subsidiaries, on the one hand, and any Governmental Entity, on the other hand, for which (i) performance has not been or was not completed or (ii) final payment has not been or was not received, in either case, prior to the date that is three years prior to the date of this Agreement, and each outstanding bid, quotation or proposal by the Company or any of its Subsidiaries (each, a “Bid”) that if accepted or awarded could lead to a contract between the Company or any of its Subsidiaries, on the one hand, and any Governmental Entity, on the other hand, including any facilities contract for the use of government-owned facilities (each such contract or Bid, a “Company Government Contract”), and each contract between the Company or any of its Subsidiaries, on the one hand, and any prime contractor or upper-tier subcontractor, on the other hand, relating to a contract between such Person and any Governmental Entity for which (x) performance has not been or was not completed or (y) final payment has not been or was not received, in either case, prior to the date that is three years prior to the date of this Agreement, and each outstanding Bid that if accepted or awarded could lead to a contract between the Company or any of its Subsidiaries, on the one hand, and a prime contractor or upper-tier subcontractor, on the other hand, relating to a contract between such Person and any Governmental Entity (each such contract or Bid, a “Company Government Subcontract”):

(i) each such Company Government Contract or Company Government Subcontract was to the Knowledge of the Company legally awarded, is binding on the parties thereto, and is in full force and effect, except any failure to be legally awarded or in full force and effect that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect; provided that for purposes of this clause (i), the terms Company Government Contract and Company Government Subcontract shall not include any Bids;

(ii) there is no pending, and to the Knowledge of the Company no reasonable basis exists to give rise to a, (A) claim for fraud (as such concept is defined under the state or federal Laws of the United States) in connection with any Company Government Contract or Company Government Subcontract or other claim under the United States False Claims Act, or the United States Procurement Integrity Act or (B) claim under the United States Truth in Negotiations Act;

(iii) neither the United States government nor any prime contractor, subcontractor or other Person has notified the Company or any of its Subsidiaries in writing that the Company or any of its Subsidiaries has, or may have, breached or violated in any material respect any Law, certification, representation, clause, provision or requirement pertaining to such Company Government Contract or Company Government Subcontract, and all facts set forth or acknowledged by any representations, claims or certifications submitted by or on behalf of the Company or any of its Subsidiaries in connection with such Company Government Contract or Company Government Subcontract were current, accurate and complete in all material respects on the date of submission;

(iv) neither the Company nor any of its Subsidiaries has received any written notice of termination for convenience, written notice of termination for default, written cure notice or written show cause notice pertaining to such Company Government Contract or Company Government Subcontract, and the Company does not have Knowledge of any facts that could reasonably be expected to provide a basis for any such notice except any notice that, individually or in the aggregate, has not had, and would not reasonably be expected to have a Material Adverse Effect;

(v) no cost in excess of $500,000 incurred by the Company or any of its Subsidiaries pertaining to such Company Government Contract or Company Government Subcontract has been questioned or challenged, is the specific subject of any audit or, to the Knowledge of the Company, investigation or has been disallowed by any government or governmental agency;

(vi) no payment due to the Company or any of its Subsidiaries pertaining to such Company Government Contract or Company Government Subcontract has been withheld or set off, and the Company and its Subsidiaries are entitled to all progress or other payments received to date with respect thereto, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have a Material Adverse Effect; and

(vii) the Company and its Subsidiaries have complied in all material respects with all requirements of such Company Government Contract or Company Government Subcontract and any Law relating to the safeguarding of, and access to, classified information (or the functional equivalents thereof).

(d) Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of the respective directors, officers, employees, consultants or agents of the Company or any of its Subsidiaries, is currently, or within the past three years has been (i) under any material administrative, civil or criminal investigation, audit, inquiry, indictment or information request by any Governmental Entity (and, in each case, to the Knowledge of the Company no such investigation, audit, inquiry, indictment or information request has been threatened), in each case other than broad based routine audits or inquiries in the ordinary course or had a civil, criminal or other judgment rendered against them or (ii) the subject of any audit, inquiry or investigation by the Company or any of its Subsidiaries, in each case, with respect to any alleged material act or omission arising under or relating to any Company Government Contract or Company

Government Subcontract and other than broad based routine audits or inquiries in the ordinary course or (iii) debarred or suspended, or proposed for debarment or suspension, or received notice of actual or proposed debarment or suspension (or the functional equivalents thereof), from participation in the award of any contract with any Governmental Entity. To the Knowledge of the Company, there exist no facts or circumstances that would reasonably be expected to warrant the institution of suspension or debarment proceedings or a finding of nonresponsibility or ineligibility with respect to the Company, any Subsidiary of the Company or any of their respective directors, officers or managers, in any such case, for purposes of doing business with any Governmental Entity.

(e) Neither the Company nor any of its Subsidiaries has received written notice of any (i) outstanding material claims (including claims relating to bid or award protest proceedings (or the functional equivalents thereof)) against the Company or any of its Subsidiaries, either by any Governmental Entity or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Company Government Contract or Company Government Subcontract, and (ii) outstanding material claims or requests for equitable adjustment (or the functional equivalents thereof) or disputes (including claims, requests and formal disputes relating to bid or award protest proceedings) between the Company or any of its Subsidiaries, on the one hand, and the United States government, on the other hand, under the United States Contract Disputes Act, as amended, or any other Law or between the Company or any of its Subsidiaries, on the one hand, and any prime contractor, subcontractor, vendor or other Person, on the other hand, arising under or relating to any Company Government Contract or Company Government Subcontract. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any adverse or negative past performance evaluations or ratings in connection with any Company Government Contract, Company Government Subcontract or other contract with a Governmental Entity within the past three years, except any evaluation or rating that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has (i) any interest in any pending or potential claim against any Governmental Entity or (ii) any interest in any pending claim against any prime contractor, subcontractor, vendor or other Person arising under or relating to any Company Government Contract or Company Government Subcontract, except for any claim in which the amount involved is not in excess of $1,000,000.

(f) During the three years prior to the date of this Agreement there has not been any, and the Company does not have Knowledge of any facts that could reasonably be expected to give rise to, the revocation of any security clearance of the Company, any of its Subsidiaries or any director, officer, employee, distributor, consultant or agent of the Company or any of its Subsidiaries.

(g) As of the date of this Agreement neither the Company nor any of its Subsidiaries is a party to or bound by any contract that contains any Organizational Conflict of Interest (as defined by Subpart 9.5 of the Federal Acquisition Regulations, an “Organizational Conflict of Interest” ) provisions or, to the Knowledge of the Company, presents or would reasonably be expected to present an Organizational Conflict of Interest issue for Parent.

Section 3.10 Information in Proxy Statement. The proxy statement relating to the Special Meeting (such proxy statement, as amended or supplemented from time to time, the “Proxy Statement”) will not, at the date it is first mailed to the Company’s stockholders, at the time of the Special Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding anything to the contrary in this Section 3.10, no representation or warranty is made by the Company with respect to information contained or incorporated by reference in the Proxy Statement supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

Section 3.11 Litigation.

(a) There are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or any officer, director or employee of the Company in such capacity, which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party or subject to or in default under any Order which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.12 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contracts. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company has not received written notice during the past two years of the intent of any Governmental Entity responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation Laws to conduct an investigation of or affecting the Company and, to the Knowledge of the Company, no such investigation is in progress. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no labor dispute, strike or work stoppage against the Company pending, or to the Knowledge of the Company, threatened.

Section 3.13 Employee Compensation and Benefit Plans; ERISA.

(a) Section 3.13(a) of the Company Disclosure Letter sets forth a correct and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA but excluding any plan that is a “multiemployer plan,” as defined in Section 3(37) of ERISA (a “Multiemployer Plan”)) and each other material director and employee plan, program, agreement or arrangement, vacation or sick pay policy, fringe benefit plan, compensation, severance, or employment agreement, stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity-based plan, and bonus or other incentive compensation or salary continuation plan or policy contributed to, sponsored or maintained by or with respect to which the Company or any Subsidiary of the Company has any liability (contingent or otherwise) as of the date hereof for the benefit of any current, former or retired employee, officer, consultant, independent contractor or director of the Company or any Subsidiary of the Company, including the Stock Plans (such plans, programs, policies, agreements and arrangements, collectively, being the “Company Plans”).

(b) With respect to each Company Plan, the Company has made available to Parent a current, accurate and complete copy thereof (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust or custodial agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) any current summary plan description or employee handbook, (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports, if any, and (v) copies of any correspondence from the IRS, SEC, Pension Benefit Guaranty Corporation or Department of Labor (or any agency thereof) relating to any material compliance issues with respect to any Company Plan.

(c) Each Company Plan has been established and is being administered in all material respects in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other Law.

(d) Neither the Company, nor any of its Subsidiaries, nor any trade or business, whether or not incorporated, that together with the Company or any of its Subsidiaries would be deemed a “single employer” under Section 414 of the Code (an “ERISA Affiliate”) currently has, and at no time in the past has contributed to, or has had, an obligation to contribute to, or incurred any material liability in respect of a Multiemployer Plan, any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or any single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

(e) No material Actions (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened with respect to any Company Plan.

(f) Neither any of the Company Plans, nor any other plan currently or previously maintained by the Company, any of its Subsidiaries or any ERISA Affiliate, is subject to Title IV of ERISA.

(g) Each Company Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a determination letter to that effect from the IRS and, to the Knowledge of the Company, no circumstances exist which would reasonably be expected to materially adversely affect such qualification or exemption.

(h) Neither the Company nor any of its Subsidiaries has any material obligations, individually or in the aggregate, for retiree health and life benefits under any Company Plan or collective bargaining agreement, other than for benefits required by applicable law or the cost of which is borne by the participant.

(i) None of the execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, alone or in combination with another event (such as termination of employment), will (A) entitle any director, officer, employee or consultant, or any former director, officer, employee or consultant, of the Company or any of its Subsidiaries to change of control, severance or termination compensation or benefits, (B) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, or compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any Company Plan (or any grant or award thereunder) or (C) result in any breach or violation of, or a default under, any Company Plan (or any grant or award thereunder). No amount or benefit that could be received by any “disqualified individual” (as defined in Treasury Regulation Section 1.280G 1) with respect to the Company in connection with the Transactions (alone or in combination with any other event) would be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code), and no such Person is entitled to any additional payment or benefit in the event the excise tax under Section 4999 of the Code is imposed on such Person.

(j) To the Knowledge of the Company, with respect to each Company Plan subject to ERISA, there has not occurred any “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) that would reasonably be expected to subject the Company or any of its Subsidiaries or any of their respective employees, or any trustee, administrator or other fiduciary of any trust created under any Company Plan, to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA or to any liability for breach of fiduciary duty under ERISA or any other applicable law.

(k) Each Company Plan that is an “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability (other than liability for benefits then payable under such plan without regard to such amendment or termination) to the Company or any of its Subsidiaries at any time after the Effective Time.

(l) To the Knowledge of the Company, each Company Plan that is subject to Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code in all material respects and no Person has a right to any gross up or indemnification from the Company with respect to any Company Plan subject to Section 409A of the Code.

Section 3.14 Properties.

(a) Section 3.14(a) of the Company Disclosure Letter contains a true and complete list of all material real property owned by the Company or any Subsidiary of the Company (the “Owned Real Property“).

(b) Section 3.14(b) of the Company Disclosure Letter contains a true and complete list of all material real property leased or subleased (whether as tenant or subtenant) by the Company or any Subsidiary of the Company (including the improvements thereon, the “Leased Real Property“).

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or one of its Subsidiaries has good and marketable fee simple title to all Owned Real Property and valid leasehold estates in all Leased Real Property free and clear of all Encumbrances, except Permitted Encumbrances. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or one of its Subsidiaries has exclusive possession of each Leased Real Property and Owned Real Property, other than any use and occupancy rights granted to third-party owners, tenants or licensees pursuant to agreements with respect to such real property entered in the ordinary course of business.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each lease for the Leased Real Property is in full force and effect and is valid, binding and enforceable in accordance with its terms, except that (x) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (ii) there is no default under any lease for the Leased Real Property either by the Company or its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by the Company or its Subsidiaries thereunder.

(e) Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened condemnation or eminent domain proceedings that affect any Owned Real Property or Leased Real Property, and (ii) the Company has not received any written notice of the intention of any Governmental Entity or other Person to take any Owned Real Property or Leased Real Property.

Section 3.15 Intellectual Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company or one of its Subsidiaries owns all right, title, and interest in, or has the right to use, pursuant to a license or otherwise, in each case, free and clear of all Encumbrances except Permitted Encumbrances, all Intellectual Property Rights required to operate the Company’s business as presently conducted (the “Company Intellectual Property”), (ii) Section 3.15 of the Company Disclosure Letter lists all registrations and applications for Intellectual Property Rights owned by the Company or one of its Subsidiaries and material to the Company’s business, and (iii) as of the date hereof, (x) there is no pending, and the Company has not received any written notice of any actual or threatened, Actions alleging a violation, misappropriation or infringement of the Intellectual Property Rights of any other Person by Company or its Subsidiaries except for any of the foregoing that have since been resolved, (y) to the Knowledge of the Company, the operation of the business of the Company as currently conducted does not violate, misappropriate or infringe the Intellectual Property Rights of any other Person, and (z) to the Knowledge of the Company, no other Person has violated, misappropriated or infringed any Intellectual Property Rights owned by the Company or any of its Subsidiaries.

Section 3.16 Environmental Laws.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries comply and have in the past five years complied with all applicable Environmental Laws, and possess and comply, and have complied, with all applicable Environmental Permits required under such Laws to operate the businesses of the Company and its Subsidiaries as currently operated; (ii) there are no, and there have not been any, Materials of Environmental Concern at any property currently or, to the Knowledge of the Company, formerly owned or operated by the Company or its Subsidiaries, under circumstances that have resulted in or are reasonably likely to result in liability of the Company or its Subsidiaries under any applicable Environmental Laws; and (iii) the Company has not received any written notification alleging that it is liable, or request for information, pursuant to any applicable Environmental Law, concerning any release, threatened release of, or exposure to, any Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been fully resolved with the appropriate Governmental Entity or Person. There are no Actions arising under Environmental Laws pending or, to the Knowledge of the Company, threatened against the Company which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has made available to Parent all material documentation in its possession or under its control regarding the Company, its Subsidiaries and related to Environmental Laws, Environmental Permits or Materials of Environmental Concern.

(b) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.16 are the only representations and warranties in this Agreement with respect to Environmental Laws, Environmental Permits or Materials of Environmental Concern.

Section 3.17 Taxes.

(a) The Company and each of its Subsidiaries has timely filed all material Tax Returns that it was required to file and has timely paid all Taxes shown thereon as due and owing and all other Taxes required to be paid by it. All such Tax Returns were correct and complete in all respects.

(b) The most recent financial statements contained in the Company SEC Documents as of the date of this Agreement reflect an adequate reserve for all material Taxes payable by the Company and its Subsidiaries.

(c) No audit or other proceeding with respect to Taxes due from the Company or any of its Subsidiaries, or any Tax Return of the Company or any of its Subsidiaries, is pending, threatened in writing, or, to the Knowledge of the Company, being conducted by any Governmental Entity. Each assessed deficiency resulting from any audit or examination relating to Taxes by any Governmental Entity has been timely paid and there is no assessed deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company or any of its Subsidiaries.

(d) No power of attorney with respect to any material Taxes has been executed or filed with any Governmental Entity by or on behalf of the Company or any of its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries has agreed to any extension or waiver of the statute of limitations applicable to any material Tax Return, or agreed to any extension of time with respect to a material Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

(f) Neither the Company nor any of its Subsidiaries is a party to any material Tax allocation or sharing agreement.

(g) Each of the Company and its Subsidiaries has withheld and remitted all material Taxes required to have been withheld and remitted under applicable Law in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other party.

(h) There are no Encumbrances for unpaid Taxes on the assets of the Company or any of its Subsidiaries, except Encumbrances for current Taxes not yet due and payable.

(i) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which is the Company) or (ii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(j) Neither the Company nor any of its Subsidiaries has engaged in any “reportable transaction” (as defined in Treasury Regulation § 1.6011-4(b)) or in any “potentially abusive” tax shelter (as defined in Treasury Regulation § 301.6112-1(b)).

(k) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (in each case within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(l) Neither the Company nor any of its Subsidiaries has been, at any time during the period specified in Section 897(c)(1)(A) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(m) No unresolved claim has ever been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that the Company or any of its Subsidiaries is, or may be subject to, Tax by that jurisdiction.

Section 3.18 Opinion of Financial Advisor. The Company Board has received the opinions of Raymond James & Associates and Stifel, Nicolaus & Company, Incorporated, dated the date of this Agreement, that, as of such date, the consideration to be received in the Merger by the Company’s stockholders is fair to the Company’s stockholders from a financial point of view, a copy of which opinion has been delivered to Parent and Merger Sub.

Section 3.19 Brokers or Finders; Schedule of Fees and Expenses. Except for Raymond James & Associates and Stifel, Nicolaus & Company, Incorporated, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee or payment from the Company or any of its Subsidiaries in connection with any of the Transactions. As of the date of this Agreement, the estimated third party fees and expenses incurred and to be incurred by the Company in connection with the Transactions are set forth in Section 3.19 of the Company Disclosure Letter.

Section 3.20 State Takeover Statutes. No “moratorium,” “fair price,” “control share acquisition” or other similar anti-takeover statute or regulation enacted under state or federal Laws in the United States (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the Transactions. Assuming the accuracy of the representation and warranty set forth in Section 4.4, the action of the Company Board in approving this Agreement (and the Transactions, including the Stockholder Voting Agreement) is sufficient to render inapplicable to this Agreement (and the Transactions, including the Stockholder Voting Agreement) the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

Section 3.21 Transactions with Related Persons. Section 3.21 of the Company Disclosure Letter sets forth a true and complete list of all contracts or other commitments in effect with Related Persons, true and complete copies of which have been made available to Parent prior to the date of this Agreement, except with respect to any such oral contract or other commitment, in which case a true and complete description thereof is set forth in Section 3.21 of the Company Disclosure Letter. Since December 31, 2005, neither the Company nor any of its Subsidiaries has (a) purchased, leased, licensed or otherwise acquired any property or assets or obtained any services from, (b) sold, leased, licensed or otherwise disposed of any property or assets or provided any services to, (c) entered into or modified in any manner any contract or other commitment with or otherwise engaged in any transactions with or (d) borrowed any money from, or made or forgiven any loan or other advance to, any officer, director or Affiliate of the Company or any of its Subsidiaries or any person who has a family relationship (as defined in Item 401(d) of Regulation S-K) with any officer, director or Affiliate of the Company or any of its Subsidiaries (collectively, “Related Persons”). Except for the ownership of Common Stock, RSUs, and Options, no Related Person owns or has any other right (including as licensee) to or interest or investment in any assets or properties of the Company and its Subsidiaries or used in or necessary to the conduct of the business of the Company and its Subsidiaries.

Section 3.22 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates, including with respect to “Information” as defined in the Nondisclosure Agreement, dated April 24, 2006, as amended, between the Company and Parent (the “Confidentiality Agreement“).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

Section 4.1 Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger and the other Transactions. Parent owns all of the issued and outstanding capital stock of the Merger Sub.

Section 4.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by it of the Transactions have been duly and validly authorized by the respective boards of directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.3 Consents and Approvals; No Violations. Except, in the case of clause (b) below, for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, Exon-Florio and the filing of the Certificate of Merger, none of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the respective certificate of incorporation, bylaws or other similar organizational documents of Parent and Merger Sub, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to a right of, or result in, termination, amendment, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, permit, concession, franchise, agreement or other instrument or obligation, whether written or oral, to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (d) violate any Order or Law applicable to Parent, any of its Subsidiaries (including Merger Sub) or any of their properties or assets, except in the case of clause (b), (c) or (d) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger and the other Transactions.

Section 4.4 Ownership of Common Stock. Neither Parent nor any of its Subsidiaries (including Merger Sub) is, and at no time during the last three years has Parent or any of its Subsidiaries (including Merger Sub) been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL. Neither Parent nor any of its Subsidiaries (including Merger Sub) owns (beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than as contemplated by this Agreement) in excess of 5% of the Company’s outstanding Common Stock.

Section 4.5 Information in Proxy Statement. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders, at the time of the Special Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading.

Section 4.6 Financing. As of the date of this Agreement, Parent and Merger Sub have access to, and at the Closing will have, sufficient funds available to finance and consummate the Transactions.

Section 4.7 No Prior Activities. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the Transactions (including any financing), Merger Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity.

Section 4.8 Litigation. There are no Actions pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or, to the Knowledge of Parent, any officer, director or employee of Parent or Merger Sub in such capacity, which would, individually or in the aggregate, prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement. Neither Parent nor Merger Sub is a party or subject to or in default under any Order which would prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement.

Section 4.9 Disclaimer of Warranties. Parent and Merger Sub acknowledge that neither the Company nor any Person has made any express or implied representation or warranty on behalf of the Company or any of its Affiliates as to the accuracy or completeness of any information regarding the Company provided to Parent and Merger Sub, except as expressly set forth in Article III.

ARTICLE V

COVENANTS

Section 5.1 (a) Interim Operations of the Company. Except (A) as expressly contemplated by this Agreement, (B) as set forth on Section 5.1 of the Company Disclosure Letter, (C) as required by Law, or (D) as consented to in writing by Parent after the date of this Agreement and prior to the Effective Time, which consent shall not be unreasonably withheld or delayed, the Company agrees that:

(i) the Company and its Subsidiaries will conduct business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners, Governmental Entities (including maintaining all Company Permits);

(ii) the Company will not amend its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws and the Company’s Subsidiaries will not amend their certificate of incorporation, bylaws or other comparable charter or organizational documents;

(iii) neither the Company nor any of its Subsidiaries will (A) declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, with respect to its capital stock; (B) issue, sell, transfer, pledge, dispose of or encumber or agree to issue, sell, transfer, pledge, dispose of or encumber any additional shares of capital stock or other Rights of the Company or any of its Subsidiaries (including treasury stock), other than in respect of the shares of the Company’s capital stock reserved for issuance on the date of this Agreement and issued pursuant to the exercise of Options outstanding on the date of this Agreement, (C) split, combine or reclassify the Shares or any other outstanding capital stock of the Company or any of the Subsidiaries of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution therefor or (D) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other Rights of the Company or any of its Subsidiaries;

(iv) except as required by applicable Law or under the terms of any Company Plan as of the date of this Agreement, the Company will not and will not permit its Subsidiaries to (A) make any changes in the compensation payable or to become payable to any of its officers, directors, employees, agents, consultants (other than general increases in wages to employees who are not officers, directors or Affiliates of the Company in the ordinary course of business and consistent with past practice) or other Persons providing management services, (B) enter into or amend any employment, consulting, severance or termination agreement or any Company Plan, except that the Company and its Subsidiaries may in the ordinary course consistent with past practice (I) enter into an agreement providing for annual compensation less than $100,000 or (II) enter into any consulting agreement providing for compensation less than $100,000 on an annualized basis which is entered into with a consultant that is a United States citizen and solely in connection with sales or other business in the United States, or (C) make any loans (other than travel and payroll advances to non-officer employees in the ordinary course of business consistent with past practice) to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to a Company Plan or otherwise;

(v) except as required by applicable law or under the terms of any Company Plan as of the date of this Agreement, the Company will not and will not permit its Subsidiaries to (A) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate, (B) pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or Affiliates of the Company of any amount relating to unused vacation days (other than in the ordinary course consistent with past practice), or (C) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any Company Plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present;

(vi) neither the Company nor any of its Subsidiaries will (A) incur or assume (1) any long-term Indebtedness, or (2) any short-term Indebtedness except in the ordinary course of business consistent with past practice, in amounts consistent with past practice, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, or enter into any arrangement having the economic effect of any of the foregoing, except in the ordinary course of business consistent with past practice with respect to Indebtedness of wholly-owned Subsidiaries permitted to be incurred or assumed pursuant to clause (A) above in amounts consistent with past practice, (C) make any loans, advances or capital contributions to, or investments in, any other Person except from the Company or any direct or indirect wholly-owned Subsidiary of the Company (on the one hand) to the Company or any direct or indirect wholly-owned subsidiary (on the other hand) or (D) enter into any material commitment or transaction (including any borrowing, capital expenditure or purchase, sale or lease of assets or real estate), except in the ordinary course of business consistent with past practice;

(vii) neither the Company nor any of its Subsidiaries will make or authorize any capital expenditure, other than capital expenditures contemplated by (and not in advance of the applicable date or dates contemplated therefor in) the Company’s existing 2008 capital budget, a copy of which has been included in the Company Disclosure Letter;

(viii) neither the Company nor any of its Subsidiaries will (A) pay, discharge, waive, settle or satisfy, or make any payment for the waiver thereof, any rights, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, waiver, settlement or satisfaction, in the ordinary course of business consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements (or the notes to the Financial Statements) (for amounts not materially in excess of such reserves) or of claims, liabilities or obligations incurred since the date of the Financial Statements in the ordinary course of business consistent with past practice or (B) waive any claims of substantial value;

(ix) neither the Company nor any of its Subsidiaries will (A) change any of the accounting methods, principles or practices used by it unless required by a change in GAAP or Law, (B) settle any material Tax claim or assessment, (C) consent to any material Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment or (D) make or change any material Tax election;

(x) neither the Company nor any of its Subsidiaries will (A) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization (other than this Agreement), (B) acquire by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (C) acquire, transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets, other than, in the case of this clause (C), acquisitions of raw materials and inventory and sales of inventory, in each case in the ordinary course of business consistent with past practice;

(xi) neither the Company nor any of its Subsidiaries will waive the benefits of, or agree to modify in any manner, or consent to any matter with respect to which its consent is required under, any material confidentiality agreement or any standstill or similar agreement to which the Company or any of its Subsidiaries is a party;

(xii) neither the Company nor any of its Subsidiaries will (A) enter into a contract, or make a Bid that if accepted or awarded would lead to a contract, or accept a task order, which if entered into would (1) be a contract of the type described in Section 3.9(a)(ii), (2) include an Organizational Conflict of Interest provision or that would or would reasonably be expected to create an Organizational Conflict of Interest issue for Parent, (3) otherwise be a Material Contract, other than (x) teaming agreements which include an exclusivity or similar provision, Bids for fixed price development contracts, Bids for fixed price production contracts with a contract value of at least $5,000,000, in each case entered into or made following consultation with Parent, which shall not be unduly delayed by Parent and (y) teaming agreements that do not include an exclusivity or similar provision, or (4) be a contract with a Related Person or amend, revise, or renew or terminate any such contract, Bid, Material Contract or contract with a Related Person or (B) enter into any contract under which the consummation of the Merger and the other Transactions or compliance by the Company with the provisions of this Agreement could reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries;

(xiii) neither the Company nor any of its Subsidiaries will select any “Fixed Rate Period” for any of the IDB Bonds;

(xiv) neither the Company nor any of its Subsidiaries will expand the nature or scope of its business outside of the United States, including with respect to countries, sales practices, distributors, agents and customers;

(xv) neither the Company nor any of its Subsidiaries will revalue any assets that are material to the Company and its Subsidiaries, taken as a whole, except as required by GAAP; and

(xvi) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

(b) Except as set forth in Section 5.1(b) of the Company Disclosure Letter, the Company shall cause all contracts or other agreements between the Company and any of its Subsidiaries, on the one hand, and Rajesh K. Soin and his Affiliates (including all stockholders of the Company that are party to the Stockholder Voting Agreement), or any of their Related Persons, on the other hand, (i) that are listed in Section 3.21 of the Company Disclosure Letter to be terminated (for the avoidance of doubt, including provisions that purport to survive termination) immediately prior to the Closing without the payment of any fees, expenses or other amounts thereunder and (ii) that would be required to be included in Section 3.21 of the Company Disclosure Letter but were not listed therein to be terminated (for the avoidance of doubt, including provisions that purport to survive termination), at Parent’s option, immediately prior to the Closing without the payment of any fees, expenses or other amounts thereunder. Except as set forth in Section 5.1(b) of the Company Disclosure Letter, the Company shall not make any payments or commit or agree to make any payments under any contract or agreement described in (i) and (ii) of the forgoing sentence between the date of this Agreement and the Closing.

(c) Certain Tax Matters.

(i) During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to promptly notify Parent of any audit or other Action that becomes pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax.

(ii) The Company shall deliver to Parent at or prior to the Closing a certificate, in form and substance reasonably satisfactory to Parent, duly executed and acknowledged, in accordance with Treasury Regulation Section 1.1445-2 certifying that the payment of the Merger Consideration and any payments made in respect of the Dissenting Shares pursuant to the terms of this Agreement are exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act 1980.

(iii) To the extent Section 6043A of the Code applies to the transactions contemplated by this Agreement, the parties to this Agreement shall cooperate with each other and provide each other with all information as is reasonably necessary for the parties to this Agreement to satisfy the reporting obligations under Section 6043A of the Code.

(d) The Company and its Subsidiaries shall promptly advise Parent if, after the date of this Agreement, the chief executive officer or chief financial officer of the Company becomes aware of, or the Company’s auditors or the Company’s Board are advised of, any of the matters described in clauses (i) and (ii) of Section 3.5(c).

Section 5.2 No Solicitation by the Company.

(a) From and after the date of this Agreement, the Company shall not, nor shall it authorize or permit any of its Subsidiaries, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor, agent or representative (collectively, the “Representatives”) of, the Company or any of its Subsidiaries to, directly or indirectly (i) solicit, initiate, facilitate or encourage the submission of any Company Takeover Proposal, (ii) enter into any agreement with respect to any Company Takeover Proposal (other than a confidentiality agreement in accordance with this Section 5.2 ) or resolve, agree or propose to take any such actions, or (iii) provide any non-public information regarding the

Company to any third party or engage in any negotiations or discussions in connection with, or otherwise cooperate in any way with, any Company Takeover Proposal; provided, however, that prior to the receipt of the Stockholder Approval, the Company and the Representatives of the Company may, in response to a Company Takeover Proposal that was not solicited by the Company or its Subsidiaries or any of its or their Representatives and did not otherwise result from a breach of this Section 5.2, if the Company Board determines in good faith, after consultation with outside counsel and its financial advisor, that the following actions would reasonably be expected to result in the Company Takeover Proposal becoming a Company Superior Proposal, provide any non-public information regarding the Company to the Person making such Company Takeover Proposal pursuant to a customary confidentiality agreement substantially similar to, and not less restrictive of such Person than, the Confidentiality Agreement (provided that such confidentiality agreement and any related agreement shall not contain any provision calling for a right to negotiate exclusively with the Person making such Company Takeover Proposal or having the effect of prohibiting the Company from satisfying any of its obligations under this Agreement, provided, further, that all information provided to a third party under this Section 5.2 is provided or made available on a prior or substantially concurrent basis to Parent and Merger Sub if such information has not previously been provided to Parent or Merger Sub) or engage in any negotiations or discussions with such Person regarding any Company Takeover Proposal. The Company shall, and shall cause each of its Subsidiaries to immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company, any Subsidiary of the Company or any Representative of the Company or its Subsidiaries with any parties (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing and request from each Person that has executed a confidentiality agreement with the Company the prompt return or destruction of all confidential information previously furnished to such Person or its Representatives and terminate access by each such Person and its Representatives to any online or other data rooms containing any information in respect of the Company or any of its Subsidiaries. It is understood that any violation of the restrictions set forth in this Section 5.2(a) by any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.2(a) by the Company. Neither the Company nor the Company Board shall approve, or take any action to render Section 203 of the DGCL or any similar takeover statute inapplicable to, any Company Takeover Proposal other than in connection with entering into a definitive agreement with respect to a Company Superior Proposal to the extent permitted under Section 5.2(b)).

(b) Neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, the Company Recommendation or its approval of this Agreement or any of the Transactions, (ii) recommend that the Company’s stockholders reject adoption of this Agreement, (iii) determine that this Agreement and the Transactions are no longer fair to and in the best interests of the Company’s stockholders or declare that this Agreement is no longer advisable, (iv) approve or recommend any Company Takeover Proposal or (v) resolve, agree or publicly propose to take any such actions. Notwithstanding the foregoing, at any time after the date hereof and prior to the receipt of the Stockholder Approval, (x) in response to a Company Superior Proposal which was not solicited by the Company or its Subsidiaries or Affiliates or any of its or their Representatives and did not otherwise result from a breach of this Section 5.2, the Company Board may terminate this Agreement pursuant to Section 8.1(c) in order to cause the Company to concurrently enter into a definitive agreement with respect to a Company Superior Proposal and (y) the Company Board may withdraw or modify in a manner adverse to Parent the Company Recommendation, in each case, only (A) if and to the extent that the Company Board determines in good faith, after consultation with outside counsel and its financial advisor, that failing to take any such action would result in a breach of the fiduciary duties of the Company Board and (B) at a time that is after the fourth Business Day following the Company’s delivery to Parent of written notice advising Parent that the Company Board intends to take such action, specifying, in the case of clause (x), the terms and conditions of such Company Superior Proposal, including the identity of the Person making the Company Superior Proposal and, in the case of clause (y), reasonable details regarding the cause for, and nature of, the withdrawal or modification of the Company Recommendation; provided that (I) any amendment to the financial terms or any other material term of any applicable Company Takeover Proposal or Company

Superior Proposal shall require a new written notice by the Company and a new three Business Day period, and no such termination of this Agreement by the Company or withdrawal or modification of the Company Recommendation may be made during any such three Business Day period, (II) the Company shall, and shall cause its financial and legal advisors to, during such four or three Business Day period described above, negotiate with Parent and Merger Sub in good faith, to the extent Parent and Merger Sub desire to negotiate, to make such changes in the terms and conditions of this Agreement so that such Company Takeover Proposal ceases to constitute a Company Superior Proposal or that the cause for such withdrawal or modification of the Company Recommendation ceases to exist, (III) the Company Board shall take into account any changes to the financial and other terms of this Agreement proposed by Parent in response to any such written notice by the Company or otherwise and (IV) the requirements for terminating this Agreement and withdrawing or modifying the Company Recommendation are still satisfied at the time this Agreement is terminated or at the time of such withdrawal or modification of the Company Recommendation.

(c) The Company shall promptly (but in no case later than 24 hours after receipt) advise Parent orally and in writing of the receipt of any Company Takeover Proposal and of the price and other material terms and conditions of any such Company Takeover Proposal (including the identity of the Person making such Company Takeover Proposal) and of any changes or supplements thereto. The Company (i) promptly (but in no case later than 24 hours thereafter) shall advise Parent orally and in writing of the commencement of any discussions with any third party or its representatives regarding a Company Takeover Proposal by such third party and (ii) will keep Parent fully apprised on a current basis of any material related developments, discussions, and negotiations and shall provide to Parent promptly (but in no case later than 24 hours) after receipt or delivery thereof with copies of such Company Takeover Proposal (including any amendments or supplements thereto) and all such other information provided in writing to the Company by the party making such Company Takeover Proposal.

(d) Nothing contained in this Section 5.2 or in Section 6.6 shall prohibit the Company or the Company Board from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to the Company’s stockholders if, in the Company Board’s determination in good faith after consultation with outside counsel, the failure so to disclose would be inconsistent with its obligations under applicable Law provided that the Company and the Company Board may not withdraw or modify in a manner adverse to Parent the Company Recommendation, except to the extent expressly permitted by the exceptions described in Section 5.2(b).

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Preparation of Proxy Statement.

(a) As soon as reasonably practicable after the date of this Agreement, the Company shall file with the SEC the Proxy Statement and cause the Proxy Statement to be disseminated to the holders of the Shares, as and to the extent required and permitted by applicable federal securities Laws. Subject to Section 5.2, the Proxy Statement will contain the Company Recommendation.

(b) Parent and Merger Sub will provide for inclusion or incorporation by reference in the Proxy Statement of all required information relating to Parent or its Affiliates. Parent and its counsel shall be given the opportunity to review and comment on the Proxy Statement before it is filed with the SEC. In addition, the Company will provide Parent and its counsel, in writing, any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments or other communications, and the opportunity to review and comment on such comments. The Company will respond promptly to any such comments from the SEC or its staff. The Company shall not file or mail the Proxy Statement or respond to comments of the SEC prior to receiving Parent’s approval, which approval shall not be unreasonably withheld or delayed.

(c) Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to the holders of the Shares, in each case as and to the extent required by applicable federal securities Laws.

Section 6.2 Stockholders Meeting.

(a) The Company shall, as soon as practicable after the date of this Agreement, in accordance with applicable Law, duly call, give notice of, convene and hold a special meeting of the Company’s stockholders (the “Special Meeting“) for the purpose of considering and taking action upon the adoption of this Agreement. Without limiting the generality of the foregoing, the Company’s obligations pursuant to this Section 6.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or (ii) any withdrawal or modification in a manner adverse to Parent of the Company Recommendation.

(b) Parent shall vote, or cause to be voted, all of the Shares then owned by it, Merger Sub or any of its other Subsidiaries and Affiliates (other than any Shares that may be owned, for investment purposes only, by a pension or other plan for the benefit of the employees of Parent, its ultimate parent company, or their respective Affiliates) in favor of the approval of the Merger and the adoption of this Agreement.

Section 6.3 Reasonable Best Efforts.

(a) Prior to the Closing, Parent, Merger Sub and the Company shall use their respective reasonable best efforts to (x) take, or cause to be taken, actions, and (y) do, or cause to be done, things necessary, proper or advisable under any applicable Laws to consummate and make effective the Transactions as promptly as practicable, including using reasonable best efforts in (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions, (ii) obtaining (and cooperating with each other in obtaining) any consent, authorization, Order or approval of, or any exemption by, any third party, including any Governmental Entity (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the Transactions and (iii) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement (it being understood that nothing in this Section 6.3 shall require Parent to (A) consent to any action or omission that would be inconsistent with Section 5.1 or Section 6.3(g) or (B) agree to amend or waive any provision of this Agreement). Additionally, each of Parent and the Company shall use reasonable best efforts not to take any action after the date of this Agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

(b) Prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to, provide any necessary information with respect to (and, in the case of correspondence, provide the other parties (or their counsel) copies of), all filings made by such party with any Governmental Entity or any other information supplied by such party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Transactions. Each party to this Agreement shall promptly inform the other parties to this Agreement of any communication from any Governmental Entity regarding any of the Transactions. If any party to this Agreement or any Affiliate of such parties receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then such party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other parties to this Agreement, an appropriate response in compliance with such request. To the extent that transfers of any permits issued by any Governmental Entity are required as a result of the execution of this Agreement or the consummation of the Transactions, the Company shall use its reasonable best efforts to effect such transfers.

(c) The Company and Parent shall use reasonable best efforts to file, as promptly as practicable, but in any event no later than fifteen Business Days after the date of this Agreement, notifications under the HSR Act and shall use reasonable best efforts to respond, as promptly as practicable, to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond, as promptly as practicable, to all inquiries and requests received from any state Attorney General or other Governmental Entity in connection with antitrust matters.

(d) Each of Parent and the Company shall use reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign or supranational Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.3(d) shall limit the right of any party hereto to terminate this Agreement pursuant to Section 8.1, so long as such party hereto has, up to the time of termination, complied in all material respects with its obligations under this Section 6.3(d). Each of Parent and the Company shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the Transactions as promptly as possible after the execution of this Agreement.

(e) The parties shall use their respective reasonable best efforts to avoid or eliminate each and every impediment under any Antitrust Laws so as to enable the Closing to occur as promptly as practicable (and in any event no later than the Outside Date), including to avoid Parent or its Subsidiaries from being disqualified or otherwise precluded from providing certain goods or services to the United States Department of Defense as a result of an Organizational Conflict of Interest issue. Those efforts shall include using reasonable best efforts, subject to Section 6.3(g), in (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of businesses, product lines, assets or operations of the Company and its Subsidiaries, unless such sale, divestiture or disposition would reasonably be expected to have a Material Adverse Effect, (ii) otherwise taking or committing to take actions that after the Closing Date would limit Parent’s or its Subsidiaries’ ability to retain one or more of the businesses, product lines, assets or operations of the Company and its Subsidiaries, unless such action would reasonably be expected to have a Material Adverse Effect and (iii) cooperating to satisfy Section 7.2(f), including agreeing to the divestiture or other transfer or disposition of contracts listed on Section 6.3(e) of the Company Disclosure Letter (the “Specified Contracts”), in each case in connection with using reasonable best efforts to avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction, in any Action under any Antitrust Laws, which would otherwise have the effect of preventing the Closing or to avoid such disqualification or preclusion; provided, however, that any such action shall be conditioned upon the consummation of the Merger. Notwithstanding the foregoing, if on or after March 1, 2008, the Company determines in good faith that it is necessary or advisable to divest or otherwise transfer or dispose of the Specified Contracts in order to satisfy Section 7.2(f), then the Company shall be entitled to take all legally permissible actions to divest or otherwise transfer or dispose of the Specified Contracts to the extent such actions would not reasonably be expected to result in an Organizational Conflict of Interest issue for, or otherwise impose any material liability or obligation on, Parent or the Company or their respective Subsidiaries.

(f) (i) The Company and Parent shall cooperate with respect to the prompt preparation and submission of a joint filing and any requested supplemental information (collectively, the “Joint Filing”) to the Committee on Foreign Investment in the United States (including any successor or replacement, “CFIUS”) under Exon-Florio with regard to the Transactions, (ii) Parent shall take primary responsibility for preparation and submission of the Joint Filing and (iii) the Company shall promptly provide to Parent all necessary information and otherwise promptly assist Parent in order for Parent to complete preparation and submission of the Joint Filing, to respond to any inquiries from CFIUS or any other interested Governmental Entity and use reasonable best efforts to secure the approval of CFIUS of the transactions contemplated hereby.

(g) Notwithstanding any provision herein to the contrary, neither this Section 6.3 nor any other provision in this Agreement shall require Parent or any of its Affiliates to agree to any prohibition, limitation, restriction or other requirement (i) on the businesses, product lines, assets or operations of Parent or any of its Affiliates, or if such prohibition, limitation, restriction or other requirement would reasonably be expected to have a Material Adverse Effect, any portion of the businesses, product lines, assets or operations of the Company and its Subsidiaries or (ii) that requires Parent or any of its Affiliates to dispose of or hold separate any portion of the businesses, product lines, assets or operations of Parent or any of its Affiliates, or if such prohibition, limitation, restriction or other requirement would reasonably be expected to have a Material Adverse Effect, any portion of the businesses, product lines, assets or operations of the Company and its Subsidiaries or (iii) that otherwise restricts the ability of Parent and its Affiliates to acquire, manage and hold, if such prohibition, limitation, restriction or other requirement would reasonably be expected to have a Material Adverse Effect, any portion of the businesses, product lines, assets or operations of the Company and its Subsidiaries, and in each case nothing in this Agreement shall authorize the Company or any of its Subsidiaries to (and the Company and its Subsidiaries shall not) propose, commit or agree to any of the foregoing.

(h) The Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any of the Transactions or this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Transactions or this Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions.

(i) The Company shall, simultaneously with the Effective Time, satisfy all outstanding obligations under (A) the Company Credit Agreement and (B) the IDB Bonds, including in the case of the IDB Bonds, compliance with the payoff notice (which may be conditioned on the Closing) and defeasance provisions of the IDB Bonds to the extent and in the manner and at the times reasonably requested by Parent.

Section 6.4 Notification of Certain Matters. Subject to applicable Law, the Company shall give prompt notice to Merger Sub and Parent, and Merger Sub and Parent shall give prompt notice to the Company of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or (ii) any condition to the Merger to be unsatisfied in any material respect at the Effective Time and (b) any material failure of the Company, Merger Sub or Parent, as the case may be, or any officer, director, employee, agent or representative of the Company, Merger Sub or Parent as applicable, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available under this Agreement to the party receiving such notice.

Section 6.5 Access; Confidentiality. Subject to the Confidentiality Agreement and applicable Law relating to the sharing of information, the Company agrees to provide, and shall cause its Subsidiaries to provide, Parent and its Representatives, from time to time prior to the earlier of the Effective Time or the termination of this Agreement, (x) reasonable access during normal business hours to, and (y) upon request, copies of relevant information to Parent regarding (i) the Company’s and its Subsidiaries’ respective properties, books, contracts, commitments, personnel and records, (ii) information regarding actual or potential Organizational Conflict of Interest issues, (iii) information regarding the business of the Company and its Subsidiaries outside the United States, including with respect to sales practices, distributors, agents, customers and revenue and (iv) such other information as Parent shall reasonably request with respect to the Company and its Subsidiaries and their respective businesses, financial condition and operations. Parent shall and shall cause Parent’s Affiliates and Representatives to hold any non-public information received from the Company, its Affiliates or Representatives, directly or indirectly, pursuant to this Section 6.5 in accordance with the Confidentiality Agreement.

Section 6.6 Publicity. Neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the Transactions without the prior consultation of the other party and giving the other party the opportunity to review and comment on such press release or other announcement, if practicable, except as such party reasonably believes, after receiving the advice of outside counsel and after informing all other parties to this Agreement, is required by Law or by any listing agreement with or rules of any applicable national securities exchange, trading market or listing authority and except as may be requested by a Governmental Entity.

Section 6.7 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permitted under the DGCL, honor the Company’s obligations existing as of the date of this Agreement to indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries and each such individual who served at the request of the Company or its Subsidiaries as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the “Indemnified Parties”) against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, based on the fact that such individual is or was such a director or officer or is or was serving at the request of the Company or its Subsidiaries and arising out of or pertaining to any action or omission occurring at or before the Effective Time (including the Transactions).

(b) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, provide, for a period of not less than six years after the Effective Time, the Company’s current and former directors and officers (as defined to mean those persons insured under such policy) with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300 percent of the aggregate annual premiums paid by the Company for such insurance in 2007 through the date of this Agreement on an annualized basis (the “D&O Premium”), but in such case shall purchase as much of such coverage as possible for such amount; and provided, further, however, that at Parent’s option in lieu of the foregoing insurance coverage, the Surviving Corporation may purchase “tail” insurance coverage that provides coverage identical in all material respects to the coverage described above and such purchases do not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time. The Company represents and warrants to Parent that the Company’s 2007 annual premium was $465,000.

(c) The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of any individual who at the Effective Time is a director, officer, employee or agent of the Company or is or previously was serving at the request of the Company or its Subsidiaries as a director, trustee, officer, member, manager, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, pension or other employee benefit plan or other enterprise, unless such modification is required after the Effective Time by Law and then only to the minimum extent required by such Law.

(d) The rights of each Indemnified Party under this Section 6.7 shall be in addition to any rights such individual may have under the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (or other governing documents) of the Company and any of its Subsidiaries, under the DGCL or any other applicable Laws or under any agreement of any Indemnified Party with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Party.

(e) In the event that the Parent or Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.7.

Section 6.8 Merger Sub Compliance. Parent shall cause Merger Sub to comply with all of its obligations under or related to this Agreement.

Section 6.9 Employee Matters.

(a) Benefits. From and after the Effective Time and until the first anniversary of the Effective Time, Parent shall, or shall cause the Surviving Corporation or one of its other Subsidiaries to, maintain in effect Parent Plans which provide benefits which are in the aggregate substantially comparable, excluding equity awards, to the benefits provided under the Company Plans as of the date hereof (provided that there will be no duplication of benefits).

(b) Eligibility. With respect to any Parent Plan in which any employee of the Company or any of its Subsidiaries first becomes eligible to participate on or after the Effective Time, Parent shall: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to each such employee and his or her eligible dependents under such Parent Plan, except to the extent such pre-existing conditions, exclusions or waiting periods applied immediately prior thereto under the analogous Company Plan; (ii) provide such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to becoming eligible to participate in such Parent Plan under the analogous Company Plan (to the same extent that such credit was given under such Company Plan) in satisfying any applicable deductible or annual or lifetime maximum out-of-pocket requirements under such Parent Plan; and (iii) recognize all service of such employee with the Company and its Subsidiaries and predecessors (including recognition of all prior service with any entity (including any such Subsidiary prior to its becoming a Subsidiary of the Company) that was recognized by the Company (or any such Subsidiary) prior to the date hereof in the ordinary course of administering its (or such Subsidiary’s) employee benefits), for purposes of eligibility to participate in and vesting in benefits (other than under any defined benefit pension plan or as would result in any duplication of benefits) under such Parent Plan, to the extent that such service was recognized for such purpose under the analogous Company Plan.

(c) No Third Party Beneficiaries. This Section 6.9 is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 6.10 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the Transactions; provided, however, that no such settlement shall be agreed to without Parent’s consent, not to be unreasonably withheld or delayed.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent and Merger Sub to the extent permitted by applicable Law:

(a) Stockholder Approval. The Stockholder Approval shall have been obtained.

(b) Governmental Approvals. (i) The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, (ii) the period of time for any applicable review process under Exon-Florio shall have expired, and the President of the United States shall not have taken action to prevent the consummation of the Merger or the transactions contemplated hereby and (iii) all other material filings with or permits, authorizations, consents and approvals of or expirations of waiting periods imposed by any Governmental Entity required to consummate the Merger or the other Transactions shall have been obtained or filed or shall have occurred.

(c) No Injunctions or Restraints. No Order or Law, entered, enacted, promulgated, enforced or issued by any court of competent jurisdiction, or any other Governmental Entity, or other legal restraint or prohibition (collectively, “Restraints”) shall be in effect preventing the consummation of the Merger or the other Transactions; provided, however, that each of the parties to this Agreement shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered to the extent required by and subject to Section 6.3.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is further subject to the satisfaction, or waiver by Parent and Merger Sub, on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing (without regard to any qualifications therein as to materiality or Material Adverse Effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii) The representations and warranties of the Company contained in Sections 3.4, 3.8(c), 3.9(a)(ii), 3.9(c)(ii), 3.9(d) and 3.21 of this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing (without regard to any qualifications therein as to materiality or Material Adverse Effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date).

(b) Performance of Obligations of the Company. The Company shall have performed or complied with in all material respects (or with respect to any covenant or agreement qualified by materiality or Material Adverse Effect, in all respects) the covenants and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Officer’s Certificate. The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by its chief executive officer and chief financial officer to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Absence of Material Adverse Effect. Since January 1, 2007, there shall not have been any event, circumstance, change, occurrence, state of facts or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) No Litigation. There shall not be pending any suit, proceeding or other action by any Governmental Entity that seeks or that would reasonably be expected to have any of the effects described in Section 6.3(g).

(f) Specified Contracts. With respect to each Specified Contract, prior to the consummation of the Merger and with the concurrence of the United States government, each Organizational Conflict of Interest provision thereunder shall have been deleted or modified in a manner such that it shall not apply to or affect Parent, the Company or any of their respective Subsidiaries following the Merger or such Specified Contract shall have been divested or otherwise transferred to a third party.

Section 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction, or waiver by the Company, on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing (without regard to any qualifications therein as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to prevent or otherwise have a material adverse effect on the ability of Parent to consummate the Merger.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied with in all material respects (or with respect to any covenant or agreement qualified by materiality or material adverse effect, in all respects) the covenants and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Officer’s Certificate. Each of Parent and Merger Sub shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by its chief executive officer (or chief legal officer in the case of Parent) and chief financial officer to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Section 7.4 Frustration of Closing Conditions. Neither Parent or Merger Sub nor the Company may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied to excuse it from its obligation to effect the Merger if such failure was caused by such party’s failure to comply with its obligations to consummate the Merger and the other Transactions to the extent required by and subject to Section 6.3.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any Stockholder Approval):

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent or the Company if:

(i) the Merger has not been consummated on or before April 30, 2008 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement in any material respect results in the failure of the Merger to be consummated by such time; provided further, however, that, if, on the Outside Date, any of the conditions to the Closing set forth in Section 7.1(b), Section 7.1(c), Section 7.2(e) or Section 7.2(f) shall not have been fulfilled but all other conditions to the Closing either have been fulfilled or are then capable of being fulfilled, then the Outside Date shall, without any action on the part of the parties hereto, be extended to July 31, 2008, and such date shall become the Outside Date for purposes of this Agreement;

(ii) a permanent injunction or other Order which is final and nonappealable shall have been issued or taken restraining or otherwise prohibiting consummation of the Merger or any of the other Transactions; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have used all reasonable best efforts to prevent the entry of such permanent injunction or other Order to the extent required by and subject to Section 6.3; or

(iii) if the Special Meeting (including any adjournments and postponements thereof) shall have concluded without the Stockholder Approval having been obtained by reason of the failure to obtain the required vote of the holders of Shares.

(c) by the Company only prior to the receipt of the Stockholder Approval, in order to concurrently enter into a definitive agreement with respect to a Company Superior Proposal; provided that the Company shall have complied with all provisions of Section 5.2(b) and shall have paid or shall concurrently pay the fees due under Section 8.2(b).

(d) by Parent, if the Company Board or any committee thereof shall have withdrawn, or modified in a manner adverse to Parent, the Company Recommendation.

(e) by Parent, if the Company breaches or fails to perform or comply with any of its representations, warranties, agreements or covenants contained in this Agreement, which breach or failure to perform or comply (i) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) cannot be cured by the Outside Date (provided that Parent is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement);

(f) by the Company, if Parent or Merger Sub breaches or fails to perform or comply with any of its representations, warranties, agreements or covenants contained in this Agreement, which breach or failure to perform or comply (i) would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) cannot be cured by the Outside Date (provided that the Company is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement).

Section 8.2 Effect of Termination.

(a) If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided, however, that if such termination shall result from the (i) failure of either party to fulfill a condition to the performance of the obligations of the other party to the extent required by this Agreement or (ii) failure of either party to perform an agreement or covenant hereof, such party shall not be relieved of any liability to the other party as a result of such failure or breach; provided further, however, that the provisions of Section 3.19, Section 6.6, this Section 8.2, Article IX and Article X hereof and the provisions of the Confidentiality Agreement shall survive such termination.

(b) If this Agreement is terminated (i) by Parent pursuant to the provisions of Section 8.1(d), (ii) by the Company pursuant to the provisions of Section 8.1(c) or (iii) by either Parent or the Company pursuant to the provisions of Section 8.1(b)(i) (but only if the Stockholder Approval has not been obtained prior to the Outside Date) or Section 8.1(b)(iii) and (A) prior to such termination a Company Takeover Proposal shall have been made to the Company or its stockholders or a Company Takeover Proposal shall have otherwise become publicly known and (B) at any time on or prior to the 12 month anniversary of such termination the Company or any of its Subsidiaries enters into a definitive agreement with respect to any Company Takeover Proposal or the transactions contemplated by any Company Takeover Proposal are consummated (provided that solely for purposes of this Section 8.2(b)(iii)(B), the term “Company Takeover Proposal” shall have the meaning set forth in the definition of Company Takeover Proposal except that all references to 20% shall be deemed references to 35%), the Company shall pay Parent a fee equal to $12,850,000 by wire transfer (to an account designated by Parent) in immediately available funds (x) in the case of clause (i), within two business days after such termination, (y) in the case of clause (ii), prior to or concurrently with such termination, and (z) in the case of clause (iii), upon the earlier of entering into such definitive agreement with respect to a Company Takeover Proposal or consummation of the transactions contemplated by a Company Takeover Proposal (unless the transactions contemplated by such Takeover Proposal were consummated prior to such termination, in which case, such fee shall be payable on the date of such termination).

(c) The Company acknowledges that the agreements contained in Section 8.2(b) are an integral part of the Transactions, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner any amount due pursuant to Section 8.2(b) and, in order to obtain such payment, Parent or Merger Sub commences a claim, action, suit or other proceeding that results in a judgment against the Company, the Company shall pay to Parent interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made plus 1%, together with reasonable legal fees and expenses incurred in connection with such claim, suit, proceeding or other action.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendment and Waivers. Subject to applicable Law, and in accordance with the immediately following sentence, this Agreement may be amended by the parties hereto by action taken or authorized by or on behalf of their respective boards of directors, at any time prior to the Closing Date, whether before or after adoption of this Agreement by the stockholders of the Company and Merger Sub. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties by the other party contained herein or in any document delivered pursuant hereto, and (iii) subject to the requirements of applicable Law, waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 9.2 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

Section 9.3 Expenses. All fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the Transactions are to be paid by the party incurring such fees, costs and expenses.

Section 9.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and sent by facsimile, by nationally recognized overnight courier service or by registered mail and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9.4 prior to 5:00 p.m. (New York City time) on a Business Day and a copy is sent on such Business Day by nationally recognized overnight courier service, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (New York time) on any date and earlier than 12 midnight (New York City time) on the following date and a copy is sent no later than such date by nationally recognized overnight courier service, (iii) when received, if sent by nationally recognized overnight courier service (other than in the cases of clauses (i) and (ii) above), or (iv) upon actual receipt by the party to whom such notice is required to be given if sent by registered mail. The address for such notices and communications shall be as follows:

(a)	if to Parent or Merger Sub, to:

BAE Systems, Inc.

1601 Research Boulevard

Rockville, MD 20850

Attention: (301) 838-6000

Telephone No: (301) 838-6925

Facsimile No.: Sheila C. Cheston, Esq.

with a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Telephone No.: (212) 474-1000

Facsimile No.: (212) 474-3700

Attention: Sarkis Jebejian, Esq.

(b)	if to the Company, to:

MTC Technologies, Inc.

4032 Linden Avenue

Dayton, Ohio 45432

Telephone No.: (937) 252-9199

Facsimile No.: (937) 252-8240

Attention: Bruce A. Teeters,

Senior Vice President and General Counsel

with a copy to:

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Telephone No.: (216) 586-3939

Facsimile No.: (216) 579-0212

Attention: Denise A. Carkhuff, Esq.

James P. Dougherty, Esq.

Section 9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute one instrument.

Section 9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the schedules and annexes to this Agreement, and taken together with the Company Disclosure Letter), the Stockholder Voting Agreement, and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Other than as provided in Section 6.7, nothing herein, express or implied, is intended to or shall confer upon any Person other than the parties to this Agreement and their permitted assigns any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law of the Laws of the State of Delaware.

Section 9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties to this Agreement (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned Subsidiary of Parent. Any attempted assignment in violation of this Section 9.9 shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 9.10 Consent to Jurisdiction.

(a) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the state and federal courts of the State of Delaware in the event that any dispute arises out of this Agreement or any of the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any other court. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any dispute arising out of this Agreement or any of the Transactions in the state and federal courts of the State of Delaware, or that any such dispute brought in any such court has been brought in an inconvenient forum.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(b).

Section 9.11 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

ARTICLE X

DEFINITIONS; INTERPRETATION

Section 10.1 Cross References. Each of the following terms is defined in the section set forth opposite such term.

Defined Term	Section
Agreement	Preamble
Anti-Bribery Laws	3.8(c)
Antitrust Laws	6.3(d)
Bid	3.9(c)
Certificate	2.1(a)
Certificate of Merger	1.3
CFIUS	6.3(f)
Closing	1.2
Closing Date	1.2
Code	3.13(c)
Common Stock	3.4(a), Recitals
Company	Preamble
Company Board	3.2(a)
Company Credit Agreement	3.4(f)
Company Disclosure Letter	Article III Preamble
Company Government Contract	3.9(c)
Company Government Subcontract	3.9(c)
Company Intellectual Property	3.15
Company Permits	3.8(a)
Company Plans	3.13(a)
Company Recommendation	3.2(c)
Company SEC Documents	3.5
Confidentiality Agreement	3.22
D&O Insurance	6.7(b)
D&O Premium	6.7(b)
Dissenting Shares	2.4(a)
Effective Time	1.3
Exon-Florio	3.3
Export Control Laws	3.8(b)
Financial Statements	3.5
GAAP	3.5
Governmental Entity	3.3
Grant Date	3.4(b)
HSR Act	3.3
IDB Bonds	3.4(f)
Indemnified Parties	6.7(a)
IRS	3.13(b)
Joint Filing	6.3(f)
Leased Real Property	3.14(b)
Material Contract	3.9(a)
Merger	1.1
Merger Consideration	2.1(a)
Merger Sub	Preamble
Multiemployer Plan	3.13(a)

Defined Term	Section
Options	2.3(a)
Organizational Conflicts of Interest	6.9(g)
Outside Date	8.1(b)(i)
Owned Real Property	3.14(a)
Parent	Preamble
Paying Agent	2.2(a)
Payment Fund	2.2(a)
Preferred Stock	3.4(a)
Proxy Statement	3.10
Related Persons	3.21
Representatives	5.2(a)
Restraints	7.1(c)
RSU	2.3(b)
Securities Act	3.5
Shares	Recitals
SOX	3.5
Special Meeting	6.2(a)
Specified Contract	6.3(e)
Stockholder Approval	3.2(b)
Stockholder Voting Agreement	Recitals
Surviving Corporation	1.1
Transactions	2.2(e)

Section 10.2 Certain Terms Defined. The following terms shall have the meanings set forth below for purposes of this Agreement:

“Action” means any claim, action, suit, proceeding or investigation by or before any Governmental Entity.

“Affiliates” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by Law or Order to close.

“Company Superior Proposal” means a Company Takeover Proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the Common Stock or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities, (ii) that is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein, and (iii) that the Company Board determines in good faith, after consultation with outside counsel and its financial advisor (taking into account any changes to this Agreement proposed by Parent in response to a Company Takeover Proposal), has a higher value to the stockholders of the Company than the consideration to be received by the stockholders of the Company in the Merger and the other Transactions.

“Company Takeover Proposal” means (i) any inquiry, proposal or offer for or with respect to a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or other similar transaction involving the Company or any of its “Significant Subsidiaries” (as such term is defined in the Exchange Act), (ii) any inquiry, proposal or offer to acquire in any manner, directly or indirectly, more than 20% of the outstanding Common Stock or (iii) any inquiry, proposal or offer to acquire in any manner (including the acquisition of stock in any Subsidiary of the Company), directly or indirectly, assets or businesses of the Company or its Subsidiaries representing more than 20% of the consolidated assets, revenues or net income of the Company, in each case, other than the Transactions.

“DGCL” means the General Corporation Law of the State of Delaware.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, hypothecation, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, adverse claim of ownership or use, title defect, easement, right of way, or other encumbrance of any kind.

“Environmental Laws” means all Laws relating to the protection of the environment, including the ambient air, soil, surface water or groundwater, or relating to the protection of human health from exposure to Materials of Environmental Concern.

“Environmental Permits” means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indebtedness” of any Person means (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations under financing leases, (d) all obligations in respect of acceptances issued or created, (e) all liabilities secured by any lien on any property, and (f) all guarantee obligations.

“Intellectual Property Rights” means United States or foreign intellectual property, including (i) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, provisionals, extensions and reexaminations thereof, (ii) trademarks, service marks, logos, trade names, corporate names, trade dress, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) copyrights and copyrightable works and all applications and registrations in connection with any of the foregoing, (iv) inventions and discoveries (whether patentable or not), industrial designs, trade secrets, confidential information and know-how, (v) computer software (including databases and related documentation), (vi) uniform resource locators, web site addresses and Internet domain names, and registrations therefor, (vii) moral and economic rights of authors and inventors and (vii) all other proprietary rights whether now known or hereafter recognized in any jurisdiction.

“Knowledge” means (i) with respect to Parent, the actual knowledge (after reasonable inquiry) of the following persons: Sheila C. Cheston, Suki D. Dicker, Len Lynch and Robert T. Murphy, and (ii) with respect to the Company, the actual knowledge (after reasonable inquiry) of the following executive officers of the Company: Rajesh K. Soin, Mark N. Brown, Michael I. Gearhardt, Michael L. Cauldwell, David F. Mitchell, Bruce A. Teeters, Stephen T. Catanzarita and Joseph Thumser.

“Law” means any law, statute, code, ordinance, regulation or rule of any Governmental Entity.

“Material Adverse Effect” means any event, circumstance, change, occurrence, state of facts or effect that (i) has a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole (other than events, circumstances, changes, occurrences, any state of facts or effects to the extent arising out of or caused by (A) changes in industries in which the Company and its Subsidiaries operate in general and not specifically relating to the Company and its Subsidiaries, (B) general legal, regulatory, political, business, economic, financial or securities market conditions in the United States or elsewhere (including fluctuations, in and of themselves, in the price of the Shares, provided that any underlying event, circumstance, change, occurrence, state of facts or effect that may have caused or contributed to such change in the trading price of the Shares shall not be excluded), (C) the announcement of this Agreement and the undertaking and performance or observance of the obligations contemplated by this Agreement or necessary to consummate the Transactions (including uncertainties associated with the period between the date hereof and the Closing Date) including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, (D) acts of war, insurrection or terrorism, (E) changes in GAAP or the accounting rules or regulations of the SEC or (F) the failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement, provided that any underlying event, circumstance, change, occurrence, state of facts or effect that may have caused or contributed to such failure shall not be excluded), except, in the case of clauses (A), (B), (D) or (E), to the extent such event, circumstance, change, occurrence, state of facts or effect has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared with other similarly situated companies, or (ii) has a material adverse effect on the ability of the Company to consummate the Merger or otherwise perform its obligations under this Agreement, provided that “material” and “materially” have correlative meanings. Without limiting the generality of the foregoing, any event, circumstance, change, occurrence, state of facts or effect (whether or not previously disclosed in the Company Disclosure Letter or in the Company SEC Documents publicly available prior to the date of this Agreement or otherwise) that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, the suspension or debarment (or the functional equivalents thereof) of, or that warrants or would reasonably be expected to warrant the institution of suspension or debarment proceedings (or the functional equivalents thereof) with respect to, the Company or any of its Subsidiaries or divisions (or any portion of any of the foregoing) or any of their respective directors, officers, employees, consultants or agents (in their capacity as such for the Company and its Subsidiaries), shall be deemed to have had a Company Material Adverse Effect.

“Materials of Environmental Concern” means any hazardous, acutely hazardous, or toxic substance or waste defined or regulated as such under Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act.

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Entity.

“Parent Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA but excluding any Multiemployer Plan) and each other material director and employee plan, program, agreement or arrangement, vacation or sick pay policy, fringe benefit plan, compensation, severance or employment agreement, stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity-based plan, and bonus or other incentive compensation or salary continuation plan or policy contributed to, sponsored or maintained by Parent or Merger Sub or, after the Effective Time, the Surviving Corporation.

“Permitted Encumbrances” means: (i) Encumbrances that relate to Taxes, assessments and governmental charges or levies imposed upon the Company that are not yet due and payable or that are being contested in good faith by appropriate proceedings or for which reserves have been established in accordance with GAAP on the most recent financial statements included in the Company SEC Documents (but only to the extent of such reserves), (ii) Encumbrances imposed by Law that relate to obligations that are not yet due and have arisen in the ordinary course of business, (iii) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, (iv) mechanics’, carriers’, workers’, repairers’ and similar Encumbrances imposed upon the Company arising or incurred in the ordinary course of business, (v) Encumbrances that relate to zoning, entitlement and other land use and environmental Laws, (vi) other imperfections or irregularities in title, charges, easements, survey exceptions, leases, subleases, license agreements and other occupancy agreements, reciprocal easement agreements, restrictions and other customary encumbrances on title to or use of real property, (vii) utility easements for electricity, gas, water, sanitary sewer, surface water drainage or other general easements granted to Governmental Entities in the ordinary course of developing or operating any Site, (viii) any Laws affecting any Site, (ix) any utility company rights, easements or franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon any of the Sites, (x) any encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway; provided, however, that in the case of clauses (v) through (x), none of the foregoing, individually or in the aggregate, materially adversely affect the continued use of the property to which they relate in the conduct of the business currently conducted thereon and (xi) as to any Leased Real Property, any Encumbrance affecting the interest of the lessor thereof.

“Person” means a natural person, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated society or association, joint venture, Governmental Entity or other legal entity or organization.

“Registration Rights Agreements” means the Registration Rights Agreement dated June 11, 2002, by and between the Company and Rajesh K. Soin and the Registration Rights Agreement dated October 1, 2003, by and among the Company and Vishal Soin, Amol Soin, and Indu Soin.

“SEC” means the United States Securities and Exchange Commission.

“Site” means each location where the Company or any Subsidiary of the Company conducts business, including each Owned Real Property and Leased Real Property.

“Stock Plans” means the Company’s 2002 Equity and Performance Incentive Plan (Amended and Restated February 25, 2004) and 2007 Equity Compensation Plan.

“Subsidiary” means, with respect to any party, any foreign or domestic corporation or other entity, whether incorporated or unincorporated, of which (a) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such party or by any one or more of such party’s Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax” or “Taxes” means all federal, state, local and foreign taxes, payments due under any applicable abandoned property, escheat, or similar Laws and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

“Tax Return” or “Tax Returns” means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return related to Taxes.

Section 10.3 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular in this Agreement shall also include the plural and vice versa. The captions and headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The phrases “the date of this Agreement,” “the date hereof” and phrases of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning as the word “shall”. The term “or” is not exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Signatures on Following Page.]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

BAE SYSTEMS, INC.

By:	/s/ SHELIA C. CHESTON
Name:	Sheila C. Cheston
Title:	Senior Vice President, General Counsel and Secretary

MIRA ACQUISITION SUB INC.

By:	/s/ SHELIA C. CHESTON
Name:	Sheila C. Cheston
Title:	Vice President and Assistant Secretary

MTC TECHNOLOGIES, INC.

By:	/s/ RAJESH K. SOIN
Name:	Rajesh K. Soin
Title:	Chairman and Chief Executive Officer

ANNEX B

This STOCKHOLDER VOTING AGREEMENT (this “Agreement”), dated as of December 21, 2007, is by and between BAE Systems, Inc., a Delaware corporation (“Parent”), Rajesh K. Soin (the “Individual Stockholder”) and Rivas Enterprises Limited Partnership III (together with the Individual Stockholder, each, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, Parent, Mira Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and MTC Technologies, Inc., a Delaware corporation (the “Company”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), providing for the merger of Merger Sub with and into the Company;

WHEREAS, each Stockholder owns the number of Shares set forth opposite such Stockholder’s name on Schedule A hereto (such Shares together with any other capital stock of the Company, including New Shares, acquired by each Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein, with respect to the applicable Shareholder, as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Stockholders enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of the Stockholders. Each Stockholder jointly and severally hereby represents and warrants to Parent as of the date hereof as follows:

(a) Authority; Execution and Delivery; Enforceability. If such Stockholder is not a natural person, such stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and the execution and delivery by such Stockholder of this Agreement and the performance of its obligations hereunder and compliance with the terms hereof have been duly authorized by all necessary action on the part of such Stockholder, its governing body, members, shareholders and trustees, as applicable. Such Stockholder has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby. Such Stockholder has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent, this Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. If such Stockholder is not a natural person, each of the persons executing this Agreement on behalf of such Stockholder has full power and authority to execute and deliver this Agreement on behalf of such Stockholder and to thereby bind such Stockholder. If such Stockholder is married and the Subject Shares of such Stockholder constitute community property or if spousal or other approval is required for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder’s spouse, enforceable against such spouse in accordance with its terms. The execution, delivery and performance of this Agreement by such Stockholder do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, amendment, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrance upon any of the Subject Shares under, (A) any provision of any written contract, permit, license, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, (each, a “Contract”) to which such Stockholder is a party or by which any Subject Shares are bound, (B) if such Stockholder is not a natural person, any trust or other organizational document of such Stockholder, or (C) subject to the filings and other matters referred to in the next sentence, any Order or any Law applicable to the Subject Shares. No consent, approval, order or authorization (collectively, “Consent”) of, or registration, declaration or filing with, any Governmental Entity or other Person (including with respect to natural persons, any spouse, and with respect to trusts, any co-trustee or beneficiary) is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than compliance with and filings under the HSR Act, if applicable.

(b) The Subject Shares. Such Stockholder is the record and beneficial owner of, or is the trustee of a trust that is the record holder of, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any Encumbrances. Except as set forth on Schedule A, such Stockholder does not: (i) own beneficially or of record, or have the right to acquire, any Shares or any shares of capital stock or other equity interests or voting securities of the Company, (ii) have any other interest in any Shares or any shares of capital stock or other equity interests or voting securities of the Company or (iii) have any voting rights with respect to any Shares or any shares of capital stock or other equity interests or voting securities of the Company. Such Stockholder has the sole right to vote the Subject Shares and has not given any proxies with respect to any of the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement.

(c) Information. None of the information relating to such Stockholder provided by or on behalf of such Stockholder for including in the Proxy Statement or any filing required to be made with the SEC by the Company or Parent will, at the respective times such documents are filed with the SEC, are first published, sent or given to shareholders, at the time of any amendment or supplement of such documents and at the time of the Special Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows: Parent has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent. Parent has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by each Stockholder, this Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent under, the organizational documents of Parent, any provision of any Contract to which Parent is a party or by which any properties or assets of Parent are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any Order or any Law applicable to Parent or the properties or assets of Parent. No Consent of, or registration, declaration or filing with, any Governmental Entity or other Person is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than as contemplated by the Merger Agreement.

SECTION 3. Covenants of the Stockholders. Each Stockholder covenants and agrees as follows:

(a) (1) At any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of a majority of the outstanding Shares to adopt the Merger Agreement (the “Requisite Stockholder Vote”) or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement, the Merger or other Transactions is sought, such Stockholder shall vote (or cause to be voted or provide written consent with respect to) the Subject Shares in favor of granting the Requisite Stockholder Vote.

(2) IRREVOCABLE PROXY. Each Stockholder hereby irrevocably grants to, and appoints, Parent, Sheila C. Cheston and Robert T. Murphy, or any of them, and any individual designated in writing by any of them, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares in a manner consistent with this Section 3. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3(a)(2) is given in connection with the execution of the Merger Agreement and is therefore coupled with an interest. Each Stockholder hereby further affirms that the irrevocable proxy may under no circumstances be revoked. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement in accordance with its terms.

(b) At any meeting of stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which each Stockholder’s vote, consent or other approval (including by written consent) is sought, each Stockholder shall vote (or cause to be voted) the Subject Shares against and withhold consent with respect to (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, (ii) any Company Takeover Proposal, and (iii) any other action, agreement or transaction that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Stockholders contained in this Agreement or that would impede, interfere or be inconsistent with, delay, postpone, discourage or adversely affect the timely consummation the Merger. Each Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

(c) Other than this Agreement, each Stockholder shall not (i) sell, transfer, exchange, pledge, assign, hypothecate, encumber, or tender or otherwise create an Encumbrance on or dispose of (including by gift) (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares or any rights to acquire any securities or equity interests of the Company to any Person other than (I) pursuant to the Merger Agreement or (II) the Transfer by the Individual Stockholder to a non-profit family foundation controlled by the Individual Stockholder, subject to the conditions that such Individual Stockholder retains all voting rights over such Subject Shares after such Transfer and such foundation agrees to be bound by all obligations of a Stockholder hereunder as if named as a party hereto or (ii) grant any proxies or enter into any voting trust or other agreement or arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares or any rights to acquire any securities or equity interests of the Company and shall not commit or agree to take any of the foregoing actions. As used in this Agreement, the term “Transfer,” shall also include any pledge, hypothecation, encumbrance, assignment or other disposition of such security or the record or beneficial ownership thereof, the offer to make a sale, transfer or other disposition, and each agreement, arrangement or understanding whether or not in writing, to effect any of the foregoing.

(d) Each Stockholder hereby consents to and approves the actions taken by the Company Board in approving the Merger. Each Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger.

(e) Each Stockholder hereby agrees that, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company of, or affecting, the Subject Shares, (ii) that such Stockholder purchases or otherwise acquires beneficial ownership of or an interest in any shares of capital stock of the Company after the execution of this Agreement (including by conversion) or (iii) that such Stockholder voluntarily acquires the right to vote or share in the voting of any shares of capital stock of the Company other than the Subject Shares (collectively, the “New Shares”), such Stockholder shall deliver promptly to Parent written notice of its acquisition of New Shares which notice shall state the number of

New Shares so acquired. Each Stockholder agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement, including the representations and warranties set forth in Section 1, and shall constitute Subject Shares to the same extent as if those New Shares were owned by such Stockholder on the date of this Agreement.

(f) Each Stockholder agrees that it will not, and will not authorize, permit or cause its Representatives and agents to, directly or indirectly: (i) solicit, initiate, facilitate or encourage the submission of any Company Takeover Proposal, (ii) enter into any agreement with respect to any Company Takeover Proposal, or resolve, agree or propose to take any such action or (iii) provide any non-public information regarding the Company to any third party or engage in any negotiations or discussions in connection with, or otherwise cooperate in any way with, any Company Takeover Proposal. Each Stockholder shall, and shall cause its Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any Company Takeover Proposal. Each Stockholder shall promptly (but in no case later than 24 hours after receipt) advise Parent, orally and in writing, of the receipt of any Company Takeover Proposal and of the price and other material terms and conditions of any such Company Takeover Proposal (including the identity of the Person making such Company Takeover Proposal) and of any changes or supplements thereto. The provisions of this Section 3(f) shall not limit, prohibit or restrict in any manner any Stockholder, or any director, officer, employee, investment banker, financial advisor or other representative or agent of any Stockholder, who is also a director, officer, employee, investment banker, financial advisor or other representative or agent of the Company or any of its Subsidiaries from taking actions permitted by the Merger Agreement in connection with performing his duties (including fiduciary duties) as a director, officer, employee, investment banker, financial advisor or other representative or agent of the Company.

(g) Such Stockholder shall not issue any press release or make any other public statement with respect to the Merger or the Transactions without the prior consent of Parent, except as may be required by applicable Law or court process after consultation with, and having provided an opportunity for review and comment on such press release or other public statement by Parent.

(h) Each Stockholder agrees that (i) all contracts or other agreements to which such Stockholder is a party that are listed in Section 3.21 of the Company Disclosure Letter shall terminate immediately prior to the Closing without the payment of any fees, expenses or other amounts thereunder, other than as disclosed in Section 5.1(b) of the Company Disclosure Letter, (ii) any contracts or other agreements to which such Stockholder is a party that would be required to be included in Section 3.21 of the Company Disclosure Letter but were not listed therein shall, at Parent’s option, terminate immediately prior to the Closing without the payment of any fees, expenses or other amounts thereunder and (iii) the Company shall not make any payments or commit or agree to make any payments under any contract or agreement described in (i) and (ii) between the date of this Agreement and the Closing, other than as disclosed in Section 5.1(b) of the Company Disclosure Letter.

SECTION 4. Additional Payments.

(a) If the Merger Agreement is terminated in circumstances under which Parent is or may become entitled to a payment under Section 8.2(b) of the Merger Agreement and either the Company or any of its Subsidiaries has entered into or enters into a definitive agreement with respect to any Company Takeover Proposal or the transactions contemplated by any Company Takeover Proposal are consummated within 12 months of such termination, then subject to consummation of such Company Takeover Proposal (or another Company Takeover Proposal consummated in lieu of such Company Takeover Proposal), the Stockholders shall jointly and severally pay to Parent an amount in cash equal to 50% of the Excess Profit (as defined below), if any, of the Stockholders from such consummated Company Takeover Proposal. Any payment of Excess Profit under this Section 4(a) shall be paid within two Business Days after consummation of the applicable Company Takeover Proposal by wire transfer of same day funds to an account designated by Parent to the extent the Stockholder receives cash in an amount equal to or greater than the Excess Profit from the consummation of such Company Takeover Proposal. To the extent the Stockholder does not receive cash in an amount equal to or greater than the Excess

Profit from the consummation of such Company Takeover Proposal, the Excess Profit paid under this Section 4(a) shall be paid within five Business Days after consummation of such Company Takeover Proposal by wire transfer of same day funds to an account designated by Parent or within two Business Days of the determination of Fair Market Value pursuant to Section 4(c) below, if later.

(b) For purposes of this Section 4, the “Excess Profit” of any Stockholder from any Company Takeover Proposal (including as a result of any amendment to the Merger Agreement) shall equal, if positive, the product of (i)(A) the aggregate consideration received by such Stockholder pursuant to such Company Takeover Proposal, valuing any non-cash consideration (including any residual interest in the Company or its Subsidiaries retained immediately following consummation of such Company Takeover Proposal) at its Fair Market Value (as defined below) on the date of such consummation, minus (B) $24.00, and (ii) the number of Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto plus the number of New Shares.

(c) For purposes of this Section 4, the Fair Market Value of any non-cash consideration consisting of:

(i) securities listed or quoted on a national or international securities exchange or quotation system shall be equal to the average closing price per share of such security as reported on such exchange for the five trading days prior to the date of determination; and

(ii) consideration which is other than securities of the form specified in clause (i) above shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within five Business Days of the event requiring selection of such banking firm; provided, however, that if the parties are unable to agree within five Business Days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall within five Business Days select a third investment banking firm, which third firm shall make such determination, provided further, that the reasonable and customary fees and expenses of all such investment banking firms shall be borne equally by Parent, on the one hand, and the Stockholders, on the other hand. The determination of the Fair Market Value of any non-cash consideration by the investment banking firm shall be binding upon the parties.

SECTION 5. Termination. Except for Section 4 hereof which shall terminate upon the expiration of all rights of Parent thereunder, this Agreement (including the irrevocable proxy granted in Section 3(a)(2)) shall terminate upon the earliest of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms. No party hereto shall be relieved from any liability for any intentional breach of this Agreement prior to any such termination.

SECTION 6. Additional Matters. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

SECTION 7. General Provisions.

(a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b) Notice. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and provided by facsimile, by a nationally recognized overnight courier service or by registered mail and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 7(b) prior to 5:00 p.m. (New York City time) on a Business Day and a copy is sent on such Business Day by nationally recognized overnight courier service, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 7(b) later than 5:00 p.m. (New York time) on any date and earlier than 12 midnight (New York City time) on the following date and a copy is sent no later than such date by nationally recognized overnight courier service, (iii) when received, if sent by nationally recognized overnight courier service (other than in the cases of clauses (i) and (ii) above), or (iv) upon actual receipt by the party to whom such notice is required to be given if sent by registered mail. The address for such notices and communications shall be as follows:

if to the Stockholders, to the addresses set forth on Schedule A; and

if to Parent:

BAE Systems, Inc.

1601 Research Boulevard

Rockville, MD 20850

Telephone No.: (301) 838-6000

Facsimile No.: (301) 838-6925

Attention: Sheila C. Cheston, Esq.

with a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Telephone No.: (212) 474-1000

Facsimile No.: (212) 474-3700

Attention:         Sarkis Jebejian, Esq.

(c) Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular in this Agreement shall also include the plural and vice versa. The captions and headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The phrases “the date of this Agreement,” “the date hereof” and phrases of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning as the word “shall”. The term “or” is not exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(d) Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and the parties agree that the court asking such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute one instrument.

(f) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the schedules and annexes to this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Nothing herein, express or implied, is intended to or shall confer upon any Person other than the parties to this Agreement and their permitted assigns any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law of the Laws of the State of Delaware.

(h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties to this Agreement (whether by operation of Law or otherwise) without the prior written consent of the other parties. Any attempted assignment in violation of this Section 7(h) shall be void. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(i) Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

(j) Consent to Jurisdiction; Waiver of Jury Trial.

(1) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the state and federal courts of the State of Delaware in the event that any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any other court.

(2) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(j)(2).

(k) Expenses. All fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such fees, costs and expenses.

[Signatures are on the following page(s)]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

BAE SYSTEMS, INC.

By:	/S/ SHEILA C. CHESTON

Name:	Sheila C. Cheston
Title:	Senior Vice President, General Counsel and Secretary

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

Rajesh K. Soin

By:	/S/ RAJESH K. SOIN

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

RIVAS ENTERPRISES LIMITED PARTNERSHIP III, an Ohio limited partnership

By:	Vimol, LLC, an Ohio limited liability company, its general partner

	By:	/S/ RAJESH K. SOIN

Name:	Rajesh K. Soin
Title:	Managing Member

SCHEDULE A

Name and Address of Stockholder	Number of Shares Owned as of the Date of the Agreement
Rajesh K. Soin	1,716,693[1]
33 W. First Street Suite 200 Dayton, Ohio 45402 Telephone No.: (937) 252-9199 Facsimile No.: (937) 252-8240

Rivas Enterprises Limited Partnership III	3,896,194
33 W. First Street Suite 200 Dayton, Ohio 45402 Telephone No.: (937) 252-9199 Facsimile No.: (937) 252-8240 Attention: Rajesh K. Soin
Total	5,612,887

[1]

Pursuant to a Security Agreement dated May 5, 2006 between National City Bank and Rajesh K. Soin, Mr. Soin pledged 1,000,000 of these Shares to National City Bank as security for indebtedness of Mr. Soin. Mr. Soin, however, continues to retain full voting power with respect to such pledged Shares.

ANNEX C

December 21, 2007

Board of Directors

MTC Technologies, Inc.

4032 Linden Avenue

Dayton, OH 45432

Members of the Board:

We understand that MTC Technologies, Inc. (the “Company”), BAE Systems, Inc. (the “Parent”) and Mira Acquisition Sub Inc. (the “Merger Subsidiary”), a wholly-owned subsidiary of the Parent, propose to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Subsidiary would be merged with and into the Company (the “Merger”) in which each outstanding share of common stock, $0.001 par value (the “Common Stock”), of the Company, other than shares of Company Common Stock held in the treasury of the Company or shares held by the Parent, the Merger Subsidiary or any other wholly-owned subsidiary of the Parent or the Company, would have the right to receive $24.00 per share in cash (the “Consideration”), all subject to the terms and conditions of the proposed Merger as are set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of all outstanding shares of Common Stock, other than the Parent or its affiliates to the extent that they hold any shares, (the “Shareholders”), of the Consideration to be received by such holders in connection with the Merger.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have, among other things:

1.	reviewed the December 20, 2007 draft of the Agreement;

2.	reviewed the audited financial statements of the Company as of and for the years ended December 31, 2005 and December 31, 2006 and the unaudited financial statements as of and for the periods ended September 30, 2006 and September 30, 2007;

3.	reviewed the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2006, as well as the Company’s Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2007;

4.	reviewed other Company financial and operating information, including financial forecasts, requested from and/or prepared and provided by the Company;

5.	reviewed certain other publicly available information on the Company;

6.	reviewed the historical market prices and trading activity of the Company’s Common Stock; and

7.	discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company or any other party, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data relating to the Company provided to or otherwise reviewed by or discussed with us, we have assumed, with your consent, that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Merger will be consummated in accordance with the terms of the Agreement without waiver of any conditions thereof.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of December 20, 2007 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to effect the Merger, the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the Merger. We did not structure the Merger or negotiate the final terms of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the Shareholders of the Company pursuant to the Agreement. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Merger. In formulating our opinion, we have considered only what we understand to be the consideration to be received by the Shareholders as is described above, and we have not considered, and this opinion does not address, any other payments that may be made to Company employees or other shareholders in connection with the Transaction. The delivery of this opinion was approved by our fairness opinion committee.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the Company; (ii) the current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the Common Stock of the Company; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; (v) the general condition of the securities markets; and (vi) such other factors as were deemed appropriate.

In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Raymond James & Associates, Inc. (“Raymond James”) is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Merger and will receive a fee for such services, which fee is contingent upon consummation of the Merger. Raymond James will also receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. During the last two years, Raymond James has provided investment banking services to the Company, including providing a fairness opinion in connection with the acquisition of Aerospace Integration Corporation for which Raymond James has received a fee, and serving as an expert witness in an arbitration to which the Company is a party and for which Raymond James is entitled to a fee.

It is understood that this letter is for the information of the Board of Directors of the Company in evaluating the proposed Merger and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Merger. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld; provided, however, that we consent to its inclusion in any filing required to be made by the Company with the Securities and Exchange Commission, provided that it is included in its entirety and that any description of the opinion or our work has been approved by us.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of all outstanding shares of Common Stock of the Company pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

RAYMOND JAMES & ASSOCIATES, INC.

ANNEX D

December 21, 2007

Board of Directors

MTC Technologies, Inc.

4032 Linden Avenue

Dayton, OH 45432

Members of the Board:

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” or “we”) has been advised that MTC Technologies, Inc. (“MTC” or the “Company”) is considering entering into an Agreement and Plan of Merger (the “Merger Agreement”) with BAE Systems, Inc. (“Parent”) and Mira Acquisition Sub Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into MTC with MTC continuing as the surviving corporation, and each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) will be converted into the right to receive $24.00 in cash (the “Merger Consideration”), on terms and conditions more fully set forth in the Merger Agreement (the “Merger”).

You have requested Stifel Nicolaus’s opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of shares of Common Stock (excluding shares held as treasury stock, shares owned by Parent or its direct or indirect wholly-owned subsidiaries and Dissenting Shares (as defined in the Merger Agreement), the “Shares”) of the per Share Merger Consideration to be received by such holders of Shares from Parent in the Merger pursuant to the Merger Agreement (the “Opinion”).

In rendering our Opinion, we have, among other things:

(i)	reviewed and analyzed a draft of the Merger Agreement dated December 20, 2007;

(ii)	reviewed and analyzed the audited consolidated financial statements of MTC for the three years ended December 31, 2006 contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and unaudited consolidated financial statements of MTC contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007;

(iii)	reviewed and analyzed certain other publicly available information concerning MTC ;

(iv)	reviewed certain non-publicly available information concerning MTC, including internal financial analyses and forecasts prepared by its management and held discussion with MTC’s senior management regarding recent developments;

(v)	reviewed the reported prices and trading activity of the publicly traded equity securities of MTC;

(vi)	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

(vii)	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

(viii)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and

(ix)	took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the aerospace, defense and federal information technology industries generally.

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel Nicolaus, by or on behalf of MTC, or that was otherwise reviewed by Stifel Nicolaus and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us by MTC (including, without limitation, potential cost savings and operating synergies realized by a potential acquirer), we have assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of MTC as to the future operating and financial performance of MTC and that they provided a reasonable basis upon which we could form our opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel Nicolaus has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of MTC since the date of the last financial statements made available to us. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived. We have also assumed that the Merger will be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by the Company or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on the Company or Parent.

Our Opinion is limited to whether the per Share Merger Consideration is fair to the holders of Shares, from a financial point of view. Our opinion does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Company’s Board of Directors (the “Board”) or the Company; (ii) the legal, tax or accounting consequences of the Merger on the Company or the holders of Common Stock; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities; (iv) whether Parent has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Merger Consideration; (v) any advice or opinions provided by Raymond James & Associates or any other advisor to MTC or Parent; (vi) any related party transactions involving the Company; or (vii) the treatment of, or effect of the Merger on, any Options or RSU (each as defined in the Merger Agreement). Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which MTC’s securities will trade following public announcement or consummation of the Merger.

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It is understood that subsequent developments may affect the conclusions reached in this Opinion and that Stifel Nicolaus does not have any obligation to update, revise or reaffirm this Opinion. Our Opinion is for the information of, and directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the Merger. Our Opinion does not constitute a recommendation to the Board as to how the Board should vote on the Merger or to any shareholder of MTC or Parent as to how any such shareholder should vote at any shareholders’ meeting at which the Merger is considered, or whether or not any MTC shareholder should enter into a voting or shareholders’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder. In addition, the Opinion does not compare the relative merits of the Merger with any other alternative transaction or business strategy which may have been available to the Company and does not address the underlying business decision of the Board or the Company to proceed with or effect the Merger.

We were not requested to, and we did not, explore alternatives to the Merger or solicit the interest of any other parties in pursuing transactions with the Company.

We have acted as financial advisor to the Board and will receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Merger. We will not receive any significant payment or compensation contingent upon the successful consummation of the Merger. In addition, MTC has agreed to indemnify us for certain liabilities arising out of our engagement. There are no material relationships that existed during the two years prior to the date of this opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus and any party to the Merger. Stifel Nicolaus may seek to provide investment banking services to Parent or its affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel Nicolaus makes a market in MTC’s securities and, accordingly, may at any time hold a long or short position in such securities.

Stifel Nicolaus’s Fairness Opinion Committee has approved the issuance of this opinion. Our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel Nicolaus be made, without our prior written consent; except as required by applicable law, including without limitation federal securities laws, and in accordance with the terms and conditions of Stifel Nicolaus’s engagement letter agreement with MTC.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the per Share Merger Consideration to be received by holders of Shares from Parent in the Merger pursuant to the Merger Agreement is fair to such holders of Shares, from a financial point of view.

Very truly yours,

STIFEL, NICOLAUS & COMPANY, INCORPORATED

ANNEX E

Section 262 of the General Corporation Law of the State of Delaware

Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the approval of proposals 1 and 2:

1. TO ADOPT THE AGREEMENT AND PLAN OF MERGER AMONG BAE SYSTEMS, INC., MIRA ACQUISITION SUB INC., A WHOLLY-OWNED SUBSIDIARY OF BAE SYSTEMS, INC., AND MTC TECHNOLOGIES, INC., AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. TO APPROVE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXY HOLDERS, INCLUDING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES.	☐	☐	☐

3. IN ACCORDANCE WITH THEIR DISCRETION, TO CONSIDER AND VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please sign, date, and return your proxy promptly in
the enclosed envelope.

Dated , 2008

Signature

Signature if held jointly

INSTRUCTIONS: Please sign exactly as shown hereon. When signing as a fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.

éFOLD AND DETACH HEREé

MTC TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR February 28, 2008 SPECIAL MEETING

The undersigned stockholder of MTC Technologies, Inc. hereby appoints Michael Gearhardt, Bruce Teeters, and Therese McNea and each of them, with power of substitution, proxies for the undersigned to vote all the shares of Common Stock of MTC Technologies, Inc. which the undersigned is entitled to vote at the special meeting of stockholders of MTC Technologies, Inc. to be held on February 28, 2008 and any postponement(s) or adjournment(s) thereof as follows. You may revoke your proxy at any time prior to the vote at the special meeting by delivering to our Corporate Secretary a signed notice of revocation or submitting a later dated, signed proxy following the instructions provided on the proxy card. You may also revoke your proxy by attending the special meeting and voting in person (you must vote in person, simply attending the special meeting will not cause your proxy to be revoked). If you fail to return your proxy or to vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER AND FOR THE PROPOSAL TO APPROVE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, INCLUDING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the approval of proposals 1 and 2:

1. TO ADOPT THE AGREEMENT AND PLAN OF MERGER AMONG BAE SYSTEMS, INC., MIRA ACQUISITION SUB INC., A WHOLLY-OWNED SUBSIDIARY OF BAE SYSTEMS, INC., AND MTC TECHNOLOGIES, INC., AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. TO APPROVE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXY HOLDERS, INCLUDING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES.	☐	☐	☐

3. IN ACCORDANCE WITH THEIR DISCRETION, TO CONSIDER AND VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please sign, date, and return your proxy promptly in
the enclosed envelope.

Dated , 2008

Signature

Signature if held jointly

INSTRUCTIONS: Please sign exactly as shown hereon. When signing as a fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.

éFOLD AND DETACH HEREé

MTC TECHNOLOGIES, INC.

VOTING INSTRUCTION CARD FOR 2008 SPECIAL MEETING

MASTER SAVINGS PLAN

The undersigned hereby directs Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, the Trustee of the MTC Technologies, Inc. Master Savings Plan, to vote the full number of shares of Common Stock in MTC TECHNOLOGIES, INC. (the “Company”) allocated to the undersigned’s account under the Plan on January 25, 2008, at the Special Meeting of Stockholders of the Company to be held on Thursday, February 28, 2008, and any adjournment(s) or postponement(s) thereof as follows:

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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The Master Savings Plan provides that a participant in the Plan will have voting rights with respect to Company shares held in his or her account. As a participant in the Plan, you have the right to direct the Trustee how to vote shares held in your Master Savings Plan Company stock account, and the Trustee is required to follow your directions except in limited circumstances. Since you direct the Trustee how to vote the shares allocated to your Master Savings Plan stock account, the Trustee will not be responsible for the consequences of the voting directions that you give.

In accordance with the terms of the Master Savings Plan, the Trustee will vote all shares for which it does not receive voting instructions in the same proportion as those shares for which it does receive instructions.

Your instructions are very important. You are encouraged to review the enclosed materials carefully and to complete, date and sign this Voting Instruction Card. Return this Voting Instruction Card using the postage-paid envelope provided. This Voting Instruction Card must be received by the Trustee no later than February 22, 2008. Your vote will not be revealed to MTC TECHNOLOGIES, INC.